# AMENDED AND RESTATED FINANCING AGREEMENT

**The CIT Group/Business Credit, Inc.**
**(as Agent)**

**SunTrust Bank**
**(as Documentation Agent)**

**The Lenders that are parties hereto**

**And**

**Eddins-Walcher Company**
**and**
**Three D Oil Co. of Kilgore, Inc.**
**(as Borrowers)**

**Dated: April 8, 2005**

# TABLE OF CONTENTS

**Page**

# AMENDED AND RESTATED FINANCING AGREEMENT

**THE CIT GROUP/BUSINESS CREDIT, INC.**, ("CIT") a New York corporation, with offices located at Two Lincoln Centre, 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240, and SunTrust Bank, a Georgia banking corporation (hereinafter "SunTrust", CIT, SunTrust, the Swingline Lender and any other entity becoming a Lender hereunder pursuant to Paragraph 13.4(b) of Section 13 of this Financing Agreement, are collectively referred to as the "Lenders" and individually as a "Lender") CIT, as the administrative and collateral agent for the Lenders (the "Agent"), and Suntrust, as documentation agent for the Lenders (the "Documentation Agent"), are pleased to confirm the terms and conditions under which the Lenders, acting through the Agent, shall make revolving loans and other financial accommodations to **EDDINS-WALCHER COMPANY**, a Texas corporation with a principal place of business at 405 N. Marienfeld, Suite 300, Midland, Texas 79701 (herein "Eddins") and **THREE D OIL CO. OF KILGORE, INC.**, a Texas corporation with a principal place of business at 405 N. Marienfeld, Suite 300, Midland, Texas 79701 (herein "Three D") (Eddins and Three D being herein individually referred to as a "Company" and collectively referred to as the "Companies").

## RECITALS

**A.** CIT and the Companies are parties to that certain Financing Agreement dated as of October 10, 2003, as amended by (i) an Agreement Regarding Brands Shopping Network, Inc. Transaction and August 2004 Amendment To Financing Agreement dated as of August 6, 2004, (ii) a September 2004 Extension of Financing Agreement dated as of September 30, 2004, (iii) an Agreement Regarding Sterling Bank Transaction and November 2004 Amendment dated as of November 1, 2004, and (iv) a December 2004 Amendment to Financing Agreement dated as of December __, 2004 (as amended, the "Original Financing Agreement").

**B.** The Companies have requested that CIT agree to increase the Revolving Line of Credit from $35,000,000 to $45,000,000. As a condition to CIT's agreement to this increase, CIT requires that (i) a portion of the Revolving Line of Credit, as increased hereby, be assigned by CIT to a new lender, and (ii) the Companies agree to amend and restate the Original Financing Agreement to reflect, among other things, that CIT will now serve as Agent for the Lenders hereunder.

**NOW THEREFORE,** for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Companies, the Agent and the Lenders agree to amend and restate the Original Financing Agreement in the following manner:

## SECTION 1. Definitions

**Accounts** shall mean all of each of the Companies' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of each Company's sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any Company's trade names or

styles, or through any Company's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies (or any of them); and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

**Adjustment Date** shall mean the first day of the calendar month following the relevant Financial Statement Delivery Date.

**Administrative Management Fee** shall mean collectively each annual fee (which shall be equal to 0.30% of the Revolving Line of Credit), which shall be deemed fully earned and nonrefundable on September 30, 2004 and on each anniversary thereof, which fee shall be paid to the Agent exclusively in accordance with Paragraph 8.8 of Section 8 hereof to offset the expenses and costs (excluding Out-of-Pocket-Expenses and auditor fees) of the Agent in connection with administration, record keeping, analyzing and evaluating the Collateral.

**Affiliate** shall mean, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

**Anniversary Date** shall mean September 30, 2007.

**Applicable Chase Bank Rate Margin** means, with respect to any amount outstanding under the Revolving Loans which are Chase Bank Rate Loans, the rate of interest per annum determined as set forth below:

(a) as to the amount of Revolving Loans outstanding on any day:

(i) during the period beginning the Original Closing Date and continuing until the Initial Adjustment Date – 0.50%; and

(ii) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Year for the Fiscal Year ending on such day:

**APPLICABLE CHASE BANK RATE MARGIN PRICING TABLE**

| | Fixed Charge Coverage Ratio | | Applicable Chase Bank Rate Margin |
|---|---|---|---|
| (A) | Greater than or equal to 1.25 to 1.00 | (A) | 0.25% |
| (B) | Less than 1.25 to 1.00 | (B) | 0.50% |

The relevant change in the Applicable Chase Bank Rate Margin shall become effective on the relevant Adjustment Date.

**Applicable LIBOR Margin** means, on any specific date, with respect to any amount outstanding under the Revolving Loans which are LIBOR Loans, the rate of interest per annum determined as set forth below:

(a) during the period from the Original Closing Date until the Initial Adjustment Date—3.00%; and

(b) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Year for the Fiscal Year ending on such day:

**APPLICABLE LIBOR MARGIN PRICING TABLE**

| Fixed Charge Coverage Ratio | Applicable LIBOR Margin |
|---|---|
| (i) Greater than or equal to 1.25 to 1.0 | (i) 2.75% |
| (ii) Less than 1.25 to 1.00 | (ii) 3.00% |

The relevant change in the Applicable LIBOR Margin shall become effective on the relevant Adjustment Date.

**Assignment and Transfer Agreement** shall mean the Assignment and Transfer Agreement in the form of Exhibit A attached hereto.

**Availability** shall mean, as to any Company at any time of calculation, the amount by which: (a) such Company's Borrowing Base exceeds (b) the outstanding aggregate amount of all of its Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit.

**Availability Reserve** shall mean, as to any Company, the sum of: (a) (i) three (3) months rental payments or similar charges for any of such Company's leased premises or other Collateral locations for which such Company has not delivered to the Agent a landlord's waiver in form and substance reasonably satisfactory to the Agent, plus (ii) three (3) months estimated payments plus any other fees or charges owing by such Company to any applicable warehousemen or third party processor (as determined by the Agent in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to the Agent of any such acceptable waiver, (y) the opening or closing of a Collateral location, and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which the Agent in its credit judgment requires in connection with fuel taxes and sales taxes; (c) any reserve which the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof; (d) any reserves which the Agent in its sole discretion deems advisable in connection with the Permitted Indebtedness or the First American Intercreditor Agreement or the Sterling Intercreditor Agreement; and (e) such other reserves as the Agent deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in such Company's business, industry, prospects, profits, operations or financial condition, or (ii) other issues, circumstances or facts that could otherwise negatively impact the Companies, or any one of them, their business, prospects, profits, operations, industry, financial condition or assets.

**Borrowing Base** shall mean, as to Companies, the amount calculated as follows (a) the lesser of (i) $45,000,000 or (ii) the sum of (A) eighty-five percent (85%) of Companies' aggregate outstanding Eligible Accounts Receivable; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (B) the lesser of (x) the Inventory Loan Cap or (y) the sum of: (1) sixty-five percent (65%) of the aggregate value of Companies' Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (2) the lesser of (aa) fifty percent (50%) of the aggregate value of Companies' Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, or (bb) the Card-Lock Inventory Loan Cap, plus (C) the Eligible Equipment Based Amount, plus (D) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policies, minus (b) any applicable Availability Reserves.

**Business Day** shall mean any day on which the Agent and the JPMorgan Chase Bank are open for business.

**Capital Expenditures** shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be included in or reflected in the balance sheet of the Companies.

**Capital Lease** shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

**Capital Stock** shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership interest.

**Card-Lock Inventory Loan Cap** shall mean $750,000.

**Chase Bank Rate** shall mean the rate of interest per annum announced by the JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by the JPMorgan Chase Bank to its borrowers).

**Chase Bank Rate Loans** shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

**Closing Date** shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Agent.

**Collateral** shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate and Other Collateral of each of the Companies; provided, however, the term "Collateral" shall not include any of the Excluded Assets.

**Collection Days** shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies' Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 hereof.

**Commitment** shall mean, as to each Lender (including the Swingline Lender), the amount of the commitment for such Lender set forth on the signature page to this Financing Agreement or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.

**Consolidated Balance Sheet** shall mean a consolidated or compiled, as applicable, balance sheet for the Parent, the Companies and the consolidated subsidiaries of each, eliminating all inter-company transactions and prepared in accordance with GAAP.

**Consolidating Balance Sheet** shall mean a Consolidated Balance Sheet plus individual balance sheets for the Parent, the Companies and the subsidiaries of each, showing all eliminations of inter-company transactions, including a balance sheet for each of the Companies exclusively, all prepared in accordance with GAAP.

**Copyrights** shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

**Current Assets** shall mean those assets of the Companies which, in accordance with GAAP, are classified as current.

**Current Liabilities** shall mean those liabilities of the Companies which, in accordance with GAAP, are classified as "current."

**Daily Average Availability** shall mean the amount obtained by adding the Availability at the end of each Business Day during the period in question and by dividing such sum by the number of Business Days in such period.

**Default** shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

**Default Rate of Interest** shall mean a rate of interest per annum on any Obligations hereunder, equal to the lesser of: (a) the Maximum Legal Rate, or (b) the sum of: (i) two percent (2%), and (ii) the applicable increment over the Chase Bank Rate (as set forth in Paragraph 8.1 of Section 8 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth Paragraph 8.14 of Section 8 hereof) plus the LIBOR Rate, which the Agent and the Lenders shall be entitled to charge the Companies on all Obligations due to the Agent and the Lenders by the Companies, as further set forth in Paragraph 10.2 of Section 10 hereof.

**Depository Accounts** shall mean the collection accounts, which are subject to the Agent's instructions, as specified in Paragraph 3.4 of Section 3 hereof.

**Dilution Percentage** shall mean, as of any time of calculation, the then sum of Companies' credits, claims, allowances, discounts, write-offs, credits issued as a result of actual customer contra charges made, offsets and deductions divided by the then sum of Trade Accounts Receivables, all calculated on a rolling ninety (90) day average, as determined by and calculated by the Agent from time to time.

**Documentation Fee** shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

**Documents of Title** shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

**EBITDA** shall mean, in any period, all net earnings of the Companies for said period before (a) all interest and tax obligations, (b) depreciation, and (c) amortization of the Companies for said

period, determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-recurring gains or losses for such period.

**Eligible Accounts Receivable** shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment; provided, however, the foregoing provisions of this clause (b)(i) shall not apply to sales to a municipality or a school district unless the Agent determines in its sole discretion that payments of accounts by such municipality or school district are covered by a statute, rule or regulation similar to the Assignment of Claims Act of 1940 as to sales to the United States of America, in which case such Accounts will be ineligible unless such Company has complied with such statute, rule or regulation to the Agent's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent and with respect to which the Companies have complied with the provisions of Paragraph 6.9 of Section 6 hereof) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed $500,000 in the aggregate at any one time; (iii) Accounts that remain unpaid more than (A) thirty (30) days from invoice date for Accounts subject to ten (10) days (or less) payment terms and (B) ninety (90) days from invoice date for Accounts subject to any other lengthier payment terms; (iv) contra accounts; (v) sales to Parent, any other Company, any subsidiary, or to any company affiliated with the Companies or Parent in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than (A) thirty (30) days from invoice date for Accounts subject to ten (10) days (or less) payment terms, and (B) ninety (90) days from invoice date for Accounts subject to any other lengthier payment terms; (ix) pre-billed receivables and receivables arising from progress billing; (x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; (xii) sales of propane fuel to consumers to the extent the aggregate amount of such Accounts from such consumer propane customers exceeds $1,800,000, to the extent of such excess, (xiii) Eligible Unbilled Card-Lock Customer Accounts to the extent, at such date of determination, the aggregate amount of such Eligible Unbilled Card-Lock Customer Accounts exceeds the Eligible Unbilled

Card-Lock Customer Accounts Sub-Limit, to the extent of such excess, (xiv) any amounts payable to Companies by or through GASCARD pursuant to the provisions of the GASCARD Agreement, and (xv) any other reasons deemed necessary by the Agent in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders.

**Eligible Card-Lock Inventory** shall mean, as to any Company, such Company's finished goods Inventory which would otherwise constitute Eligible Inventory, except for the fact that it is located at any of the card-lock locations of such Company.

**Eligible Cash Surrender Value of Eligible Life Insurance Policies** shall mean the aggregate cash surrender value of the Eligible Life Insurance Policies to the extent the Agent is satisfied in its sole discretion such cash surrender value is unconditionally payable without offset or defense by such insurer to the Agent and without any right of recoupment thereto of such insurer.

**Eligible Equipment** shall mean, as to any Company, such Company's Equipment consisting of tractors, trailers, trucks and other motor vehicles of such Company, to the extent such Equipment (a) is subject to a valid, exclusive first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, (b) conforms to the warranties contained herein, (c) is acceptable to the Agent, in the exercise of its reasonable business judgment, to be included as a component of the Eligible Equipment Based Amount, (d) is covered by the provisions of the Equipment Analysis, and (e) is fully insured in the manner required under this Financing Agreement.

**Eligible Equipment Based Amount** shall mean, as of any relevant date of determination, (a) eighty percent (80%) of the Eligible Equipment of Companies consisting of rolling stock which is owned by a Company and is covered by the provisions of the Equipment Analysis, with this amount to be reduced on the first day of each calendar month, beginning February 1, 2005, by an amount equal to 1/48 of the aggregate amount determined pursuant to clause (a) above minus (b) the greater of the net orderly liquidation value or fair market value, as determined by the Agent, of any Equipment described in clause (a) above which is sold, transferred, exchanged or otherwise disposed of or suffers any loss or damage because of fire or other casualty or in which the Agent does not have or ceases to have valid, exclusive first priority and fully perfected security interest.

**Eligible Inventory** shall mean, as to any Company, the gross amount of such Company's finished goods Inventory consisting of gasoline, diesel and propane fuel, lubricants, oil and chemicals that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of the Agent, for the benefit of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies and raw materials, (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent, for the benefit of the Lenders, shall have a first priority perfected

security interest in such Inventory, (f) Inventory located at any of the card-lock locations of a Company, and (g) less any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

**Eligible Life Insurance Policies** shall mean those certain life insurance policies maintained by the Companies on the lives of Jack E. Walcher and Glen W. Cavitt to the extent such life insurance policies have been assigned to the Agent as collateral for the Obligations pursuant to documentation in form and substance satisfactory to the Agent, which assignment documentation shall have been unconditionally agreed to and acknowledged in writing by the relevant issuer of such life insurance policy (such assignment documentation being referred to in this Financing Agreement as the "Life Insurance Assignment Documentation").

**Eligible Unbilled Card-Lock Customer Accounts** shall mean bona fide final sales of fuel to customers of a Company at card-lock locations which have not yet been invoiced by such Company, but which are invoiced to the relevant Account Debtor at pre-determined weekly or monthly intervals, to the extent such a card–lock sales transaction is evidenced by detailed timely sale information in form and substance and satisfactory to the Agent, in its sole discretion, and to the extent such Account represents a final sale that would otherwise constitute an Eligible Accounts Receivable except for the fact such Account has not yet been invoiced. Once such Card-Lock sales transaction is invoiced, it no longer constitutes an "Eligible Unbilled Card-Lock Customer Account."

**Eligible Unbilled Card-Lock Customer Accounts Sub-Limit** shall mean the dollar amount indicated below during the time period indicated below:

| **Amount of Sub-Limit** | | **Time Period** | |
|---|---|---|---|
| (a) | $6,500,000 | (a) | Days 1-6 of each calendar month |
| (b) | $3,500,000 | (b) | Days 7-10 of each calendar month |
| (c) | $4,500,000 | (c) | Days 11-15 of each calendar month |
| (d) | $5,500,000 | (d) | Days 16-21 of each calendar month |
| (e) | $6,500,000 | (e) | Day 22 and the remaining days of each calendar month |

**Employee Plan** shall mean any employee benefit plan, program or policy with respect to which any Company or any ERISA Affiliate may have any liability or any obligation to contribute, other than a Plan or a Multiemployer Plan.

**Environmental Laws** shall mean applicable federal, state or local laws, rules or regulations, and any applicable judicial interpretations thereof, including any judicial or administrative order, judgment, permit, approval decision or determination, in each case pertaining to conservation or protection of the environment, in effect at the time in question, including the Clean Air Act, the

Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and analogous state and local laws as may be amended from time to time thereby imposing either more or less stringent requirements as relates to activity occurring after the Closing Date of any such amendments.

**Equipment** shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

**Equipment Analysis** shall mean an analysis in form and substance satisfactory to the Agent, in its sole discretion, of the net orderly liquidation value of certain Equipment of the Companies, prepared at such time and in a manner and by a Person satisfactory to the Agent, in its sole discretion.

**ERISA** shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

**ERISA Affiliate** shall mean (a) any person which, together with any Company, is treated as a "single employer" under Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and (b) any Subsidiary of any Company.

**Eurocurrency Reserve Requirements** for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to the Agent or any Lender on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent or any Lender (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

**Event(s) of Default** shall have the meaning provided for in Section 10 hereof.

**Excluded Assets** shall mean (a) such Real Estate and other property of the Companies described in the definition of "Creditor Collateral" contained in the First American Bank Intercreditor Agreement and (b) the Propane Tanks and such Real Estate and other property of Eddins described in the definition of "Creditor Collateral" contained in the Sterling Intercreditor Agreement.

**Financial Statement Delivery Date** means the earlier of (i) the last day on which the annual audited financial statements for the Companies for any relevant Fiscal Year are to be delivered to the Agent pursuant to Paragraph 7.8 of Section 7 hereof, or (ii) the date upon which such financial statements are actually delivered to the Agent.

**First American** shall mean First American Bank SSB.

**First American Intercreditor Agreement** shall mean that certain intercreditor documentation executed by First American and CIT on or before the Original Closing Date, detailing the respective rights of First American and CIT (and now the Agent and the Lenders, as successors to the rights of CIT) as to assets of Companies and covering other matters relating to the credit facility established by this Financing Agreement and the First American Term Loan.

**First American Term Loan** shall mean the term loan made by First American to Three D on or prior to the Original Closing Date, which term loan is secured only by the property of Companies described in the definition of "Excluded Assets" and has a principal balance of $1,412,441 as of the Closing Date.

**First American Term Loan Documentation** shall mean the documentation evidencing, securing and otherwise executed in connection with or relating to the First American Term Loan.

**Fiscal Quarter** shall mean, with respect to the Companies, each three (3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

**Fiscal Year** shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

**Fixed Charge Coverage Ratio** shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) the amount of principal and interest repaid or scheduled to be repaid on the Indebtedness during such period (other than such voluntary prepayments of principal and interest as to which the Agent and the Lenders have agreed in writing should not be included in this clause (a)), (b) all dividends paid by the Companies to their shareholders and the redemption price of all Capital Stock redeemed by the Companies, (c) Unfinanced Capital Expenditures actually incurred by the Companies (other than Unfinanced Capital Expenditures incurred by the Companies in the months of July, August, September and October, 2004 in connection with modifications to Borrower's card lock facility in Artesia, New Mexico), and (d) all federal, state and local income tax expenses due and payable net of any tax refund received by the Companies. For purposes hereof, for all periods after April 1, 2004, principal and interest repaid or scheduled to be repaid on the Indebtedness shall be calculated on a pro forma basis (rather than an actual basis), as if the Sterling term Loan had been effectuated on April 1, 2004.

**GAAP** shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to the Agent.

**GASCARD** shall have the meaning given to such term in the GASCARD Agreement.

**GASCARD Agreement** shall mean that certain GASCARD SUBLICENSE AGREEMENT entered into by Eddins, West Texas Gas, Inc. and the other parties signatory thereto, as the same may be renewed, restated and amended from time to time, together with all agreements executed in substitution therefor.

**General Intangibles** shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

**Guaranties** shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

**Guarantors** shall mean (a) Parent, (b) United, (c) each of the Companies, and (d) Thomas E. Kelly.

**Indebtedness** shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

**Initial Adjustment Date** shall mean the first day of the calendar month following the Initial Financial Statement Delivery Date.

**Initial Financial Statement Delivery Date** means the earlier of (i) the last day on which the annual audited financial statements of the Companies for the Fiscal Year ending December 31, 2003, are to be delivered to the Agent pursuant to Paragraph 7.8 of Section 7 hereof, or (ii) the date upon which such financial statements are actually delivered to the Agent.

**Insurance Proceeds** shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

**Interest Period** shall mean:

(a) with respect to any initial request by any of the Companies for a LIBOR Loan, a one month, two month or three month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

(b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of any of the Companies, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

(i) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

(ii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) Chase Manhattan Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by Chase Manhattan Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

**Inventory** shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

**Inventory Loan Cap** shall mean $4,500,000.

**Investment Property** shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

**Issuing Bank** shall mean the bank issuing Letters of Credit for the Companies.

**Letters of Credit** shall mean all letters of credit issued with the assistance of the Lenders (acting through the Agent) in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Company.

**Letter of Credit Guaranty** shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

**Letter of Credit Guaranty Fee** shall mean the fee the Agent, on behalf of the Lenders, may charge the Companies under Paragraph 8.3 of Section 8 hereof for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

**Letter of Credit Sub-Line** shall mean the commitment of the Lenders to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $3,000,000.00.

**LIBOR** shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Agent's election (i) the applicable LIBOR quoted to the Agent by The Chase Manhattan Bank (or any successor thereof), or (ii) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

**LIBOR Lending Office** shall mean, (a) with respect to the Agent and CIT, shall mean the office of JP Morgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017, and (b) with respect to each Lender, the address set forth on the signature page to this Financing Agreement or the Assignment and Transfer Agreement to which such Lender is a party.

**LIBOR Loan** shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (a) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Agent and the Required Lenders, and (b) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Termination Date.

**Life Insurance Assignment Documentation** shall have the meaning given to such term in the definition of "Eligible Life Insurance Policies."

**Line of Credit Fee** shall: (a) mean the fee payable to the Agent, for the benefit of the Lenders, due at the end of each month for the Revolving Line of Credit, and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus the average daily balance of Letters of Credit outstanding for said month, by one quarter of one percent (0.25%) per annum for the number of days in said month.

**Loan Documents** shall mean this Financing Agreement, the Promissory Notes, the First American Intercreditor Agreement, the Sterling Intercreditor Agreement, each Subordination Agreement, the Guaranties, the Life Insurance Assignment Documentation, the stock pledge agreements, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

**Loan Facility Fee** shall mean the fee payable to the Agent, for the benefit of the Lenders, in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 hereof.

**Maximum Legal Rate** shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement or the other Loan Documents by the Agent and the Lenders, in accordance with applicable state or federal law (whichever provides for the highest permitted rate), taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. The Maximum Legal Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Legal Rate resulting from a change in the Maximum Legal Rate shall take effect without notice to the Companies at the time of such change in the Maximum Legal Rate. For purposes of determining the Maximum Legal Rate under Texas law, the applicable rate ceiling shall be: (a) the "weekly ceiling" described in and computed in accordance with the provisions of Section 303.003 of the Texas Finance Code, as amended; or (b) if the parties subsequently contract as allowed by Texas law, the quarterly ceiling or the annualized ceiling computed pursuant to Section 303.008 of the Texas Finance Code, as amended; provided, however, that at any time the "weekly ceiling", the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Section 303.009(a) and Section 303.009(b) of the Texas Finance Code, as amended, shall control for purposes of such determination, as applicable.

**Multiemployer Plan** shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) to which each Company or any ERISA Affiliate contributes or has any obligation or liability to make contributions, including any withdrawal liability, contingent or otherwise.

**Net Worth** shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Companies.

**Obligations** shall mean all loans, advances and extensions of credit made or to be made by the Agent and the Lenders to the Companies (or any of them), or to others for the Companies' account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Companies (or any of them) to the Agent or any Lender, howsoever arising, whether now in existence or incurred by the Companies, or any one of them, from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of the

Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any one of them, are liable to the Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise, including, without limitation, indebtedness and obligations of Companies to the Agent or any Lender pursuant to the Companies' Guaranty. Obligations shall also include indebtedness owing to the Agent or any Lender by the Companies, or any one of them, under any Loan Document; indebtedness or obligations incurred by, or imposed on, the Agent or any Lender as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with Paragraph 7.7 of Section 7 hereof; the Companies' liability to the Agent as maker or endorser of any promissory note or other instrument for the payment of money; any of the Company's liability to the Agent or any Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent, on behalf of the Lenders, may make or issue to others for the Companies' account, including any Letter of Credit Guaranty or other accommodation extended by the Agent with respect to applications for Letters of Credit, the Agent's acceptance of drafts or the Agent's endorsement of notes or other instruments for the Companies' account and benefit.

**Operating Leases** shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

**Original Closing Date** shall mean October 10, 2003.

**Original Financing Agreement** shall have the meaning given to such term in Recital A hereof.

**Other Collateral** shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all cash and other monies and property in the possession or control of the Agent or any Lender; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

**Out-of-Pocket Expenses** shall mean: (a) all of the Agent's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, (i) the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, (ii) any amounts paid by, incurred by or charged to, the Agent by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, (iii) travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring

the Collateral from time to time hereunder, (iv) any applicable counsel fees and disbursements, (v) fees and taxes relative to the filing of financing statements, and (vi) all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 hereof; and (b) with respect to the Documentation Agent, (i) up to $3,500 of counsel fees relating to the review of this Financing Agreement and the other Loan Documents prior to the Closing Date, and (ii) subject to the prior written approval of the Agent, all reasonable fees and disbursements of outside counsel to the Documentation Agent incurred in connection with a workout, restructuring, reorganization, liquidation or insolvency proceeding relating to the Companies or the Obligations.

**Overadvance Rate** shall mean a rate equal to: the lesser of (a) the Maximum Legal Rate or (b) one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Paragraph 8.1(a) of Section 8 hereof.

**Overadvances** shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Borrowing Base.

**Parent** shall mean United Fuel & Energy Corporation, formerly known as Brands Shopping Network, Inc., a Nevada corporation.

**Patents** shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

**Permitted Encumbrances** shall mean: (a) liens identified in Schedule 1 attached hereto; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Companies in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of their business or the property so encumbered and (B) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; (g) liens granted the Agent, for the benefit of the

Lenders, by the Companies or any one of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of the Agent); (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate subject to a deed of trust lien in favor of First American or in favor of Sterling, senior to the liens of the Agent, or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph 7.6 hereof of Section 7; (j) liens in favor of First American as to such Real Estate and other property of the Companies included in the definition of "Excluded Assets," but only to the extent such liens secure only the First American Term Loan; (k) liens in favor of Sterling as to property of Eddins included in the definition of "Excluded Assets", but only to the extent such liens only secure the Sterling Term Loan, and (l) security interests or other liens, junior to those of the Agent under this Financing Agreement, securing indebtedness or other obligations of any Company to a Lender arising out of or relating to (i) cash management services, controlled disbursement services and other banking services, or (ii) any forward contract, futures contract, swap, option or other financing arrangement (including caps, floors, collars and other similar arrangements) the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices..

**Permitted Indebtedness** shall mean (a) the Indebtedness existing on the Closing Date and described on Schedule 7.15(e) hereof (provided that after the Closing Date there are no increases in the principal balance or changes in the payment terms of such Indebtedness or changes in any collateral therefor), (b) the Sterling Term Loan, (c) the First American Term Loan and (d) any extension of any of the Indebtedness described in clauses (a), (b) and (c) above provided such extension does not involve an increase in the unpaid principal balance thereof or increase in the principal amortization or payment terms thereof.

**Permitted Stock Sales** shall mean (a) with respect to Thomas E. Kelly, the sale or sales of (i) up to 2,250,000 shares of common stock in Parent during the period from the Closing Date through the first anniversary of the Closing Date, and (ii) during each 12-month period thereafter, up to twenty percent (20%) of the shares of common stock in Parent owned by Thomas E. Kelly as of the first day of such 12-month period, and (b) with respect to Scott Heller, the sale or sales of (i) up to 100,000 shares of common stock in Parent during the period from the Closing Date through the first anniversary of the Closing Date, and (ii) during each 12-month period thereafter, up to twenty percent (20%) of the shares of common stock in Parent owned by Scott Heller as of the first day of such 12-month period; provided that in no event shall any sale of common stock in Parent by either Thomas E. Kelly or Scott Heller constitute a Permitted Stock Sale if immediately following such sale, Thomas E. Kelly and Scott Heller do not own in the aggregate at least 50.1% of the issued and outstanding common stock in Parent.

**Person** shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

**Plan** shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended,

other than a Multiemployer Plan, with respect to which any Company or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

**Propane Division** shall mean the property of Customers directly related to the supply and sale by Companies of propane fuel to their residential and commercial propane fuel customers.

**Propane Tanks** shall mean propane tanks of Eddins used in the sale by Eddins of propane fuel to its residential and commercial propane fuel users.

**Pro Rata Percentage** shall mean, as to each Lender at any time, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate amount of all Commitments at such time (or in the event that the Commitments of the Lenders hereunder have terminated, the numerator of which is the principal amount of loans then owed to such Lender hereunder and the denominator of which is the principal amount of loans then owed to all Lenders hereunder, as reflected by CIT's System); provided that CIT's Commitment with respect to Swingline Loans shall be excluded when determining CIT's Pro Rata Percentage hereunder.

**Purchase Money Liens** shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $1,500,000 in any Fiscal Year.

**Real Estate** shall mean each of each Company's fee and/or leasehold interests in the real property.

**Required Lenders** shall mean (a) at all times while there are (2) two or fewer Lenders hereunder, all of the Lenders, and (b) at all times while there are three (3) or more Lenders hereunder, those Lenders holding at least fifty-one percent (51%) of the total Commitments (excluding CIT's Commitment with respect to Swingline Loans) under the Revolving Line of Credit (or fifty-one percent (51%) of the outstanding principal amount of all loans outstanding hereunder, as reflected by CIT's System, in the event that the Commitments of the Lenders hereunder have terminated).

**Revolving Line of Credit** shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 hereof and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $45,000,000.00.

**Revolving Loan Account** shall mean the accounts on the Agent's books, in each Company's name, in which each Company will be charged with all applicable Obligations under this Financing Agreement.

**Revolving Loans** shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by the Agent, the Lenders (including the Swingline Lender) pursuant to Section 3 hereof.

**Settlement Date** shall mean: (a) with respect to Revolving Loans other than Swingline Loans, Wednesday of each week (or if any Wednesday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that the Agent, in its discretion, may require that the Settlement Date with respect to Revolving Loans other than Swingline Loans occur more frequently (even daily) so long as such Settlement Date is a Business Day on which each Lender is open for business; and (b) with respect to Swingline Loans, any date specified by the Swingline Lender upon notice (oral or written) to the Agent, so long as such date is a Business Day on which each Lender is open for business.

**Sterling** shall mean Sterling Bank.

**Sterling Intercreditor Agreement** shall mean that certain Intercreditor Agreement dated as of November 1, 2004 between Sterling and CIT, detailing the respective rights of Sterling and the Agent as to assets of Eddins and covering other matters relating to the credit facility established by this Financing Agreement and the Sterling Term Loan.

**Sterling Term Loan** shall mean the $5,500,000 term loan from Sterling to Eddins made on or about November 10, 2004, which term loan is secured only by the real property of Eddins, together with improvements thereon and fixtures affixed thereto and certain equipment located thereon, as well as the propane equipment of Eddins, and has a principal balance of $5,172,500 as of the Closing Date.

**Sterling Term Loan Documentation** shall mean the documentation evidencing, securing and otherwise executed in connection with or relating to the Sterling Term Loan.

**Subordinated Debt** shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to the Agent and the Lenders.

**Subordinating Creditor** shall mean any party hereafter executing a Subordination Agreement.

**Subordination Agreement** shall mean the agreement (in form and substance satisfactory to the Agent) among the Companies, a Subordinating Creditor and the Agent, on behalf of the Lenders, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to the Agent and the Lenders.

**Subsidiary** shall mean any corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, are owned, directly or indirectly, by any Company.

**Swingline Commitment** shall mean the commitment of the Swingline Lender to make Swingline Loans to the Companies pursuant to Paragraph 3.1(b) of Section 3 of this Financing Agreement, not to exceed ten percent (10%) of the Revolving Line of Credit in effect from time to time.

**Swingline Lender** shall mean CIT and its successors and assigns.

**Swingline Loan** shall have the meaning given to such term in Paragraph 3.1(b) of Section 3 hereof

**Taxes** shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

**Termination Date** shall mean the date on which this Financing Agreement or the Revolving Line of Credit is terminated, whether by notice of termination given by one of the parties hereto or by the provisions of this Financing Agreement. Notice of termination by any one Company shall be deemed to be notice by the Companies for purposes hereof.

**Termination Fee** shall: (a) mean the fee that the Lenders are entitled to charge the Companies in the event of termination of the Revolving Line of Credit or this Financing Agreement; and (b) be determined by multiplying the Revolving Line of Credit, by (i) two percent (2.00%) if the Termination Date occurs on or before September 30, 2005, (ii) one and one-half percent (1.50%) if the Termination Date occurs after September 30, 2005, but on or before September 30, 2006; and (iii) one percent (1.00%) if the Termination Date occurs after September 30, 2006.

**Total Assets** shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

**Total Liabilities** shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

**Trade Accounts Receivable** shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

**Trademarks** shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

**UCC** shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of Texas.

**Unfinanced Capital Expenditures** shall mean Capital Expenditures incurred by the Companies to the extent not funded with proceeds of Indebtedness secured by Purchase Money Liens (other than the Revolving Loans).

**United** shall mean United Fuel & Energy Corporation, a Texas corporation.

**Working Capital** shall mean Current Assets in excess of Current Liabilities.

**Working Day** shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

**SECTION 2. Conditions Precedent**

**2.1** The obligation of the Agent and the Lenders to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

(a) **Lien Searches** – The Agent shall have received updated tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by each of the Companies, United and Parent.

(b) **UCC Filings** -- The Agent shall have verified to its satisfaction that all financing statements required to be filed in order to create, in favor of the Agent, on behalf of the Lenders, a first perfected security interest in (i) the Collateral, subject only to the Permitted Encumbrances, and all stock in Parent owned by Thomas E. Kelly and Scott Heller, United and the Companies, are properly filed in each office in each jurisdiction required in order to create in favor of the Agent a perfected lien on the Collateral.

(c) **Ratifications and Confirmations** -- Each of the Companies, United, Parent, Thomas E. Kelly and Scott Heller (as applicable) shall have executed and delivered to the Agent, on behalf of the Lenders, (i) this Financing Agreement and (ii) amendments to, or ratifications and confirmations of, all Loan Documents previously executed by such parties, each of which shall be in form and substance satisfactory to the Agent.

(d) **Board Resolution** – The Agent shall have received a certified copy of the resolutions of the Board of Directors of each of the Companies, United and Parent authorizing (as applicable) the execution, delivery and performance of this Financing Agreement and the documents described in Paragraph 2.1(c) of this Section 2, together with a certificate of the Secretary or Assistant Secretary of each of the Companies, United and Parent (as the case may be) as to the incumbency and signature of the officers of each of the their officers executing such documents.

(e) **Officer's Certificate** – The Agent shall have received an executed Officer's Certificate of each of the Companies, United and Parent, in form and substance satisfactory to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies, United and Parent is in

compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

(f) **Opinions** - Counsel for the Companies, United and Parent shall have delivered to the Agent, on behalf of the Lenders, a legal opinion satisfactory to the Agent opining to such matters incident to the transactions covered by this Financing Agreement and the other Loan Documents as the Agent and the Lenders may require, and the Companies, United and Parent authorize and direct such counsel to deliver such opinion to the Agent.

(g) **Absence of Default** - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of any of the Companies, Parent, United or any other Guarantor.

(h) **Legal Restraints/Litigation** - As of the Closing Date, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any of the Companies, United, Parent or any other Guarantor, or any of their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against any of the Companies, United, Parent or any other Guarantor, or any of their assets, which, in the opinion of the Agent, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies, United, Parent or any other Guarantor.

(i) **Documents to be Executed by Parent** -- Parent shall have executed and delivered to the Agent (i) a guaranty agreement, (ii) a stock pledge agreement covering all of the issued and outstanding stock in United (together with all certificates and stock powers relating to such stock), and (iii) a subordination agreement, each of which shall be substantially in the form attached to the Agreement Regarding Brands Shopping Network, Inc. Transaction and August 2004 Amendment To Financing Agreement dated as of August 6, 2004.

(j) **Additional Documents** - Each of the Companies, United and Parent (as applicable) shall have executed and delivered to the Agent, on behalf of the Lenders, or arranged for the execution and delivery to the Agent, all other documents and agreement deemed necessary by the Agent to consummate the transactions contemplated by this financing Agreement.

(k) **Pledges of Stock in Parent** – Each of Thomas E. Kelly and Scott Heller shall have executed and delivered to the Agent a stock pledge agreement covering all shares of stock in Parent owned by such person, each of which shall be substantially in the form attached to the Agreement Regarding Brands Shopping Network, Inc. Transaction and August 2004 Amendment To Financing Agreement dated as of August 6, 2004.

(l) **Post-Closing Agreements**. (i) Within 30 days after the Closing Date, the Companies agree to cause Thomas E. Kelly and Scott Heller to deliver to the Agent certificates evidencing all shares of stock in Parent owned by such individuals, together with stock powers in form and substance satisfactory to the Agent relating to such shares of stock; and (ii) the Companies shall

cause Parent to deliver to the Agent an opinion of counsel referred to in Section 2.1(f) above with respect to Parent only.

(m) **Schedules.** The Companies shall have supplemented or restated all Schedules to this Financing Agreement to the extent necessary to make such Schedules true and correct in all material respects as of the Closing Date.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies, the Agent and the Lenders shall otherwise agree in writing.

**2.2 Conditions to Each Extension of Credit**

Except to the extent expressly set forth in this Financing Agreement, the agreement of the Agent and the Lenders to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) **Representations and Warranties** - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) **No Default** - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

(c) **Borrowing Base** - Except as may be otherwise agreed to from time to time by the Agent and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by each of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies, the Agent and the Lenders shall otherwise agree herein or in a separate writing.

**SECTION 3. Loans and Advances.**

**3.1** **(a)** Subject to the terms and conditions of this Financing Agreement, the Agent and the Lenders, pro rata in accordance with their respective Pro Rata Percentages, severally (and not jointly) agree to make loans and advances to each of the Companies on a revolving basis (i.e. subject to the limitations set forth herein, each of the Companies may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability, or (b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of the Agent no later than (i) 1:00 p.m., New York time, of the Business

Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should the Agent (within the limits set forth in Paragraph 14.10 of Section 14 hereof) or the Lenders for any reason honor requests for Overadvances, any such Overadvances shall be made in the Agent's or the Lenders' (as applicable) sole discretion and subject to any additional terms the Agent or the Lenders deem necessary. The Agent, on behalf of the Lenders, shall disburse all loans and advances to the Companies and shall handle all collections of Collateral and repayment of all Obligations. It is understood that for purposes of advances to the Companies and for purposes of this Paragraph 3.1(a) of Section 3, the Agent will be using the funds of the Agent, and pending settlement, all interest accruing on such advances shall be payable to the Agent.

**(b)** **(i)** The Agent and the Lenders agree that in order to facilitate the administration of the financing arrangement contemplated by this Financing Agreement, promptly after Eddins or any other Company requests from the Agent a loan or advance hereunder, the Swingline Lender may elect to have the terms of this Paragraph 3.1(b) of Section 3 apply to such borrowing request by advancing to such Company the amount of such requested loan or advance on the applicable borrowing date (each such loan or advance made by the Swingline Lender shall be referred to herein as a "Swingline Loan"), with settlement among the Lenders as to the Swingline Loans to take place on a periodic basis as set forth in Paragraph 3.1(b)(iv) of this Section 3 below. Each Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans funded by the Lenders, except that (i) prior to any settlement thereof among the Lenders, all payments thereon shall be payable to the Swingline Lender solely for its own account and (ii) the requirement that the Companies request a LIBOR Loan three Business Days prior to the funding thereof shall not apply. The aggregate amount of Swingline Loans outstanding at any time shall not exceed ten percent (10%) of the Revolving Line of Credit in effect from time to time. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan would exceed the Availability immediately before giving effect to such Swingline Loan (i.e. no Overadvances permitted by Paragraph 14.10 of Section 14 hereof shall be made as Swingline Loans). However, Swingline Loans may be made even if a Default or Event of Default exists so long as the Required Lenders have not terminated the Commitments pursuant to Paragraph 10.2 of Section 10 hereof.

**(ii)** Upon the making of a Swingline Loan (whether before or after the occurrence of a Default or Event of Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan equal to such Lender's Pro Rata Percentage of such Swingline Loan. The Swingline Lender may at any time upon notice to the Agent, require that the Lenders immediately fund their respective participations in the Swingline Loans on any Settlement Date with respect to Swingline Loans. From and after the date, if any, on which any Lender has funded its participation in any Swingline Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Percentage of all payments of principal and interest, and all proceeds of Collateral, received by the Agent after such date in respect of such Swingline Loan.

**(iii)** Unless the Agent or the Swingline Lender shall have been notified in writing by any Lender that prior to any advance of any Revolving Loan that such Lender will not make the amount

which would constitute its Pro Rata Percentage of such borrowing on such date available to the Agent on the next Settlement Date, the Agent and the Swingline Lender may assume that such Lender shall make such amount available to the Agent on the next Settlement Date, and in reliance upon such assumption, the Agent or the Swingline Lender, as the case may be, may make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's Pro Rata Percentage of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover from the Companies, within three (3) Business Days after written demand, such Lender's Pro Rata Percentage of such borrowing, together with interest thereon (for the account of the Agent) at the rate per annum applicable to such borrowing, without prejudice to any rights which the Agent may have against such Lender under Paragraph 13.3 of Section 13 hereof. Nothing contained herein shall be deemed to obligate the Agent or the Swingline Lender to make available to the Companies the full amount of a requested advance when the Agent or the Swingline Lender has any notice (written or otherwise) that any of the Lenders will not advance its Pro Rata Percentage thereof.

**(iv)** On each Settlement Date with respect to Revolving Loans other than Swingline Loans, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall advanced their respective Pro Rata Percentages of all such Revolving Loans. On each Settlement Date with respect to Swingline Loans, each Lender shall remit to the Agent, for the account of the Companies, such Lender's Pro Rata Percentage of the Swingline Loans outstanding as of such date, and the Agent shall, in turn, remit such funds to the SwingLine Lender for application against the Swingline Loans then outstanding. All payments made by the Lenders on any Settlement Date with respect to SwingLine Loans shall constitute Revolving Loans to the Companies.

**(v)** Each Lender's obligation to make the Revolving Loans referred to in Paragraph 3.1(a) of Section 3 above and to make the settlements pursuant to this Paragraph 3.1(b) of Section 3 shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (v) any set-off, counterclaim, recoupment, defense or other right which any such Lender or the Companies may have against the Agent, the other Companies, any other Lender or any other person, (w) the occurrence or continuance of a Default or an Event of Default, (x) any adverse change in the condition (financial or otherwise) of the Companies, or any of them, (y) any breach of this Financing Agreement or any other Loan Document by the Companies (or any of them) or any other Lender or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

**3.2** In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Agent may reasonably request, including, without limitation, schedules of Accounts and schedules of Inventory at such frequency as may be requested by the Agent, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as

the Agent may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request, each of the Companies shall provide the Agent with copies of agreements with, or purchase orders from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes the Agent to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

**3.3** Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Companies in the ordinary course of their business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies' customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices (or stated in the sale information maintained by the Companies as to Eligible Unbilled Card-Lock Customer Accounts) according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of this Section 3. The Companies confirm to the Agent and the Lenders that any and all Taxes or fees relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.6 of Section 7 hereof, and that none of said Taxes or fees represent a lien on or claim against the Accounts. The Companies hereby further represent and warrant that they shall not acquire any Inventory on a consignment basis, nor co-mingle their Inventory with any of their customers or any other Person, including pursuant to any bill and hold sale or otherwise, and that their Inventory is marketable to their customers in the ordinary course of business of the Companies, except as they may otherwise report in writing to the Agent pursuant to Paragraph 3.5 of Section 3 hereof from time to time. Each of the Companies also warrants and represents that they are duly and validly existing corporations and are qualified in all states where the failure to so qualify would have an adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agree that the books and records of the Companies will reflect the Agent's interest, for the benefit of the Lenders, in the Accounts and Inventory. All of the books and records of the Companies will be available to the Agent at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

**3.4 (a)** Until the Agent, on behalf of the Lenders, has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies, at their expense, will enforce, collect and

receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Agent, for the benefit of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for the Agent, for the benefit of the Lenders, separate from such Company's own or the Companies' property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to Depository Accounts subject to Blocked Account Agreements described in Paragraph 3.4(b) below. Each of the Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in such a Depository Account ; (ii) direct all of their account debtors to deposit any and all proceeds of Collateral into such Depository Accounts; provided, however, as an accommodation to Companies, until such time as the Agent notifies Companies that this practice is no longer acceptable, customers/suppliers of the Companies (to the extent such customers/suppliers are specified in writing to the Agent) who presently initiate net ACH debts and credits may continue to be directed to direct these transactions through the Companies' operating bank accounts, and the Companies hereby agree and acknowledge that the gross amount of each account payable by each such customer/supplier represents Collateral and proceeds of Collateral and the above-described practice of initiation of net ACH debits and credits shall in no way be deemed to limit or affect the validity of the Agent's security interest in such Collateral and the proceeds of such Collateral; (iii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Agent's security interest in such funds. The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date, and promptly after the opening of any such account, shall cause the bank at which such deposit account is located to enter into a Blocked Account Agreement described in Paragraph 3.4(b) below. Subject to Collection Days, all amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of "collected funds" at the Agent's bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

**(b)** The Companies shall establish and maintain, in their name and at their expense, Depository Accounts with such banks as are acceptable to the Agent (the "Blocked Accounts") into which each of the Companies shall promptly cause to be deposited: (i) all proceeds of Collateral received by any of the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. Unless agreed to by the Required Lenders in writing, the banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Agent (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from

time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis or such other periodic basis as is acceptable to the Agent, the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent, for the benefit of the Lenders.

**3.5** The Companies agree to notify the Agent: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time; and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Agent) and on notice from the Agent, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with the Agent's name (as secured party) and held by the Companies for the Agent's account.

**3.6** **(a)** Subject to (b) below, the Agent shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all loans and advances made by the Agent and the Lenders to such Company to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent and the Lenders may incur in connection with the exercise by or for the Agent and the Lenders of any of the rights or powers herein conferred upon the Agent and the Lenders, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent and the Lenders in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by the Agent from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to the Agent's and the Lenders' rights to demand payment of any Obligation. Further, it is understood that the Agent and the Lenders shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

**(b)** In order to utilize the collective borrowing powers of the Companies (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Agent's books, the Collective Borrowers have requested, and the Agent and the Lenders have agreed to handle accounts of the Collective Borrowers on the Agent's books on a combined basis, all in accordance with the following provisions: (i) in lieu of maintaining separate accounts on the Agent's books in the name of each of the Collective Borrowers, the Agent shall maintain one account under the name: "United Fuel &

Energy Corporation" (herein the "Collective Account"). Confirmatory assignments of Accounts will continue to be made to the Agent by each of the Collective Borrowers. Loans and advances made by the Agent and the Lenders to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by the Agent from any of the Collective Borrowers or from others for their account including all amounts received by the Agent in payment of Accounts assigned to the Agent as provided in this Financing Agreement; (ii) each month the Agent will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless the Agent receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by the Agent. It is expressly understood and agreed by each of the Collective Borrowers that the Agent and the Lenders shall have no obligation to account separately to any of the Collective Borrowers; (iii) requests for loans and advances may be made by Eddins as agent for the Collective Borrowers and the Agent, on behalf of the Lenders, is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that the Agent and the Lenders shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Collective Borrowers or (y) any of the Agent's and the Lenders' expenses and charges relating thereto. All loans and advances are made for the Collective Account; (iv) the Collective Borrowers jointly and severally unconditionally guarantee to the Agent and the Lenders the prompt payment in full of (A) all loans and advances made and to be made by the Agent and the Lenders to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to the Agent and the Lenders and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in the Agent's favor as more fully set forth therein; (v) all Accounts assigned to the Agent by any of the Collective Borrowers and any other collateral security now or hereafter given to the Agent by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by the Agent and the Lenders to any of the Collective Borrowers, and shall be deemed to be pledged to the Agent, for the benefit of the Lenders, as security for any and all other Obligations of the Collective Borrowers to the Agent and the Lenders as set forth under this Financing Agreement, the Guaranties, or any other agreements between the Agent and the Lenders and any of the Collective Borrowers; (vi) it is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that the Agent and the Lenders shall incur no liability to the Collective Borrowers as a result hereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless against any and all liability, expense, loss or claim of damage or injury, made against the Agent and the Lenders (or any of them) by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) the Agent and the Lenders relying on any instructions of any of the Collective Borrowers, or (3) any other action taken by the Agent and the Lenders in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 hereof; and (vii) the foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a

basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Agent and the Lenders that because all of the Collective Borrowers continue to be engaged in an integrated operation that requires financing on an integrated basis and because each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of Eddins.

**3.7** After the end of each month, the Agent shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Lenders and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies, on one hand, and the Agent and the Lenders, on the other hand, unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

**3.8** In the event that any requested advance exceeds Availability or that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Borrowing Base or (y) the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to the Agent, for the benefit of the Lenders, immediately upon the Agent's or the required Lender's demand therefor.

**3.9 [RESERVED]**

**3.10** The parties hereto agree that any amount paid to the Agent, for the benefit of the Lenders, pursuant to the Eligible Life Insurance Policies (whether as a death benefit, as cash for surrender of the policy or otherwise), shall be applied to the Obligations in such order as the Agent and the Lenders shall determine, in their sole discretion, and shall serve to permanently decrease by such amount the Eligible Cash Surrender Value of Eligible Life Insurance Policies.

**3.11** The parties hereto agree that in the event the Propane Division or any other division of a Company is sold or otherwise transferred or disposed of, the proceeds of such sale, transfer or disposition shall be applied as follows:

(a) first, to the payment of all costs and expenses of the Agent and its agent or agents (including, without limitation, the reasonable fees and expenses of legal counsel and other agents) incurred in connection with the collection of such proceeds or the protection of the rights and interests of the Agent and the Lenders therein;

(b) second, to the payment of the Revolving Loans in an amount equal to the Borrowing Base availability generated by that assets being sold in connection with such sale, transfer or disposition;

(c) third, to the extent that the Eligible Equipment Based Amount is in excess of fifty percent (50%) of the net orderly liquidation value (as determined in a manner satisfactory to the Agent and the Lenders, in their sole discretion) of the rolling stock Eligible Equipment described in the definition of "Eligible Equipment Based Amount," to the payment of the Revolving Loans in the amount of such excess as a permanent reduction in the Eligible Equipment Based Amount; and

(d) fourth, to the other Obligations in such order as shall be determined by the Agent in its sole discretion.

The parties hereto further agree and acknowledge that the preceding provisions of this Paragraph 3.11 of Section 3 shall in no event be deemed to constitute permission or consent by the Agent and the Lenders to any such sale, transfer or disposition; and the other provisions of this Financing Agreement shall control as to whether any such sale, transfer or disposition is permitted under this Financing Agreement. To the extent that the Agent applies proceeds of any such sale, transfer or disposition to the principal amount Revolving Loans, such proceeds shall be applied first to outstanding Revolving Loans other than Swingline Loans, pro rata according to each Lender's Pro Rata Percentage, and then to outstanding Swingline Loans.

**3.12** The parties hereto agree that in the event any Real Estate or card-lock Equipment in which the Agent, for the benefit of the Lenders, has a first priority Lien is hereafter sold, transferred or disposed of, the net proceeds from such sale, transfer or disposition shall be applied as follows:

(a) first, to the payment of all costs and expenses of the Agent and its agent or agents (including, without limitation, the reasonable fees and expenses of legal counsel and other agents) incurred in connection with the collection of such proceeds or the protection of the rights and interests of the Agent and the Lenders therein; and

(b) second, to the payment of the principal amount of Revolving Loans then outstanding; and

(c) third, to the other Obligations in such order as shall be determined by the Agent in its sole discretion.

The application of such proceeds specified in this Paragraph 3.12 shall be subject to the provisions of Paragraph 3.11 hereof. The parties hereto agree and acknowledge that the preceding provisions of this Paragraph 3.12 shall in no event be deemed to constitute permission or consent by the Agent and the Lenders to any such sale, transfer or disposition, and the other provisions of this Financing Agreement shall control as to whether any such sale, transfer or disposition is permitted under this Financing Agreement. To the extent that the Agent applies proceeds of any such sale, transfer or disposition to the principal amount Revolving Loans, such proceeds shall be applied first to outstanding Revolving Loans other than Swingline Loans, pro rata according to each Lender's Pro Rata Percentage, and then to outstanding Swingline Loans.

**SECTION 4. [RESERVED]**

**SECTION 5. Letters of Credit**

In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested that the Lenders (acting through the Agent) join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's and the Lenders' credit to the Companies, and the Agent and the Lenders have agreed to do so. These arrangements shall be handled by the Agent and the Lenders subject to the terms and conditions set forth below.

**5.1** Within the Revolving Line of Credit and Availability, the Lenders (acting through the Agent) shall assist each of the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. The Agent's and the Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Required Lenders' sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Companies, provided that documentary Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued hereunder for any Company shall be reserved dollar for dollar from Availability as an Availability Reserve.

**5.2** The Agent, on behalf of the Lenders, shall have the right, without notice to any of the Companies, to charge a Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and the Lenders under the Letters of Credit Guaranty at the earlier of a) payment by the Agent and the Lenders under the Letters of Credit Guaranty; or b) the occurrence of an Event of Default. Any amount charged to the Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 hereof.

**5.3** Each of the Companies unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent and the Lenders (or any of them) arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by the Agent and the Lenders (or any of them) for any of the Companies' account by the Issuing Bank shall be conclusive on the Agent and the Lenders and may be charged to such Company's Revolving Loan Account.

**5.4** The Agent and the Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Companies.

**5.5** The Companies agree that any action taken by the Agent or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not result in any liability whatsoever of the Agent or the Lenders to the Companies. In furtherance thereof, the Agent, on behalf of the Lenders, shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Company's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without the Agent's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent and the Required Lenders, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

**5.6** The Companies agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the

shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

**5.7** Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, on behalf of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

## SECTION 6. Collateral

**6.1** As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to the Agent, for the benefit of the Lenders, a continuing general lien upon, and security interest in, all of their:

(a) Accounts;

(b) Inventory;

(c) General Intangibles;

(d) Documents of Title;

(e) Real Estate;

(f) Other Collateral; and

(g) Equipment.

Notwithstanding anything herein to the contrary, the general lien upon and security interest in the assets of the Companies created pursuant to this Section 6 of the Financing Agreement shall not extend and attach to the Excluded Assets.

**6.2** The security interests granted hereunder shall extend and attach to:

(a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

(b) All Equipment (other than Equipment which constitutes Excluded Assets), whether the same constitutes personal property or fixtures, including, but without limiting the generality of the

foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

(c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

**6.3** The Companies agree to safeguard, protect and hold all Inventory for the account of the Agent and the Lenders and make no disposition thereof except in the ordinary course of their business of the Companies, as herein provided. The Companies represent and warrant that Inventory will be sold and shipped by the Companies to their customers only in the ordinary course of the Companies' business, and then only on open account and on terms currently being extended by the Companies to their respective customers, provided that, absent the prior written consent of the Agent, the Companies shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory (though the foregoing shall in no event prohibit the Companies' present business practices in selling propane to their residential customers). Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest of the Agent. For the benefit of the Lenders, in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent, on behalf of the Lenders, shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Companies hereby agree to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitation, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 hereof, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent and the Required Lenders.

**6.4** The Companies agree at their own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Companies also agree to safeguard, protect and hold all Equipment in accordance with the terms hereof and (other than the Excluded Assets) subject to the Agent's security interest. Absent the Required Lender's prior written consent, any sale, exchange or other disposition of any Equipment shall be made by the Companies in the ordinary course of their business and as set forth herein. The Companies may, in the ordinary course of their business, sell, exchange or otherwise dispose of obsolete or surplus Equipment; provided, however, that: (a) the then value of the Equipment so disposed of in any Fiscal Year does not exceed $500,000 in the aggregate; and (b) the proceeds of any such sales or dispositions (other than the proceeds from sale

or disposition of the Excluded Assets which shall be governed by the terms and provisions of the First American Term Loan Documentation or the Sterling Term Loan Documentation, as the case may be), shall be held in trust by the Companies for the Agent and the Lenders and shall be immediately delivered to the Agent by deposit to the Depository Account, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Agent and the Required Lenders. Upon the sale, exchange, or other disposition of the Equipment (other than the Excluded Assets), as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent, on behalf of the Lenders, shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

**6.5** The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and the Lenders (or any of them) to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent and the Required Lenders. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

**6.6** Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent, on behalf of the Lenders, shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' respective rights hereunder.

**6.7** Any balances to the credit of the Companies and any other property or assets of the Companies in the possession or control of the Agent or any Lender may be held by the Agent or such Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest that the Agent or any Lender may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

**6.8** Each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and the Companies shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without

limitation, by making timely payment with respect to any applicable licensed rights. The Companies shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies and their subsidiaries as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. Each of the Companies hereby irrevocably grants to the Agent, for the benefit of the Lenders, a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien on and perfection in any General Intangibles.

**6.9** The Companies represent and warrant to the Agent and the Lenders that as of the date hereof, the Company is not the beneficiary of any letter of credit. If any Company becomes a beneficiary under any letter of credit, such Company agrees to promptly notify the Agent, and upon request by the Agent, such Company agrees to either (a) cause the issuer of such letter of credit to consent to the assignment of the proceeds of such letter of credit to the Agent, for the benefit of the Lenders, pursuant to an agreement in form and substance satisfactory to the Agent, or (b) cause the issuer of such letter of credit to name the Agent, for the benefit of the Lenders, as the transferee beneficiary of such letter of credit.

**6.10** The Companies represent and warrant to the Agent and the Lenders that as of the date hereof, no Company holds an interest in any commercial tort claim. If any Company at any time holds or acquires a commercial tort claim, such Company agrees to promptly notify the Agent in writing of the details thereof, and in such writing such Company shall grant to the Agent, for the benefit of the Lenders, a security interest in such commercial tort claim and in the proceeds thereof, all upon the terms of this Financing Agreement.

**6.11** The Companies agree that all chattel paper created by the Companies will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc., as Agent for itself and other lenders. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc. and such other lenders."

**SECTION 7. Representations, Warranties and Covenants**

**7.1** The Companies hereby warrant and represent that: (a) the fair value of each Company's Total Assets exceeds the book value of such Company's Total Liabilities; (b) the Companies are generally able to pay their debts as they become due and payable; and (c) the Companies do not have unreasonably small capital to carry on their business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that: (i) Schedule 7(I) hereto correctly and completely sets forth each Company's (A) legal name in its state of organization, (B) state of organization, (C) Federal Tax identification number, (D) chief executive office, (E) tradenames used by such Company in connection with the sale of inventory or providing services to its customers, (F) prior names used in the last five (5) years (including, such names of such Company's predecessors in interest as a result of a merger or consolidation) and (G) the charter or similar organizational number for the Company in its state of organization or formation; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedule 1, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral in which a security interest may be perfected by the filing of a financing statement, and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral (other than Permitted Encumbrances); (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) the Companies will, at their expense, forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Companies will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory; and (vi) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise permitted in this Financing Agreement.

**7.2** Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as the Agent shall reasonably require. The Companies agree that the Agent (accompanied by any Lender at its expense) or its agents may enter upon any of the Companies' premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to the Agent, at the Companies' expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding the Companies and/or Parent and/or the Collateral. The Companies agree to afford the Agent thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. Upon request by the Agent, each of the Companies agrees to provide to the Agent a current listing by customer and address as to the location of each of the individual propane, gasoline and diesel tanks provided to residential customers of such Company which are located on the premises of such residential customer. The Companies are also to advise

the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

**7.3** Each of the Companies agrees to: (a) execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral; and (b) provide the Agent, on request, with an appraisal of the Inventory which appraisal shall be at the Companies' expense and otherwise acceptable to the Agent; provided, however, that unless an Event of Default has occurred and is continuing, the Agent shall not request such an appraisal more than once during any twelve (12) calendar month period. Any failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

**7.4** Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to the Agent, for the benefit of the Lenders, valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuation statements or amendments thereto covering the Collateral, whether or not such Company's signature appears thereon. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Original Closing Date by the Agent. The Companies agree to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the agents and employees of the Agent; (c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession; (e) getting the Agent's lien noted on all original certificates of title relating to motor vehicles or other titled rolling stock part of the Collateral; and (f) performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

**7.5 (a)** Each of the Companies agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate and Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate and Inventory and Equipment and to any payments to be made under such policies. All originals of such policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in favor of the Agent for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's or the Lenders' part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Agent and the Required Lenders, the Agent shall, subject to the rights of any holders of Permitted

Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Companies, to file claims under any such insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

**(b)(i)** In the event of any loss or damage by fire or other casualty, insurance proceeds relating to the Companies' or a Company's Inventory shall first reduce such Company's Revolving Loans and then the other Obligations. Upon the occurrence of a Default or Event of Default, the Agent may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion;

**(ii)** In the event any part of the Companies' or a Company's Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, the Agent shall promptly apply such Proceeds to reduce the Companies' outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default, the Agent may apply Insurance Proceeds to the Obligations in such manner as the Agent may deem advisable in its sole discretion;

**(iii)** Absent the occurrence of an Event of Default, and provided that the Insurance Proceeds are in excess of $100,000.00, the Companies may elect (by delivering written notice to the Agent) to replace, repair or restore such Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Insurance Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect; and

**(iv)** If the Companies elect to use the Insurance Proceeds for the repair, replacement or restoration of any Equipment, and there is then no Event of Default, (x) Insurance Proceeds for any loss are in excess of $100,000.00 on Equipment will be applied to the reduction of the Revolving Loans and (y) the Agent may set up an Availability Reserve in an amount equal to said Insurance Proceeds. The Availability Reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and disbursements in connection therewith.

**(c)** In the event the Companies or any one of them fails to provide the Agent with timely evidence, acceptable to the Agent, of its maintenance of insurance coverage required pursuant to Paragraph 7.5(a) above, the Agent may purchase, at the Companies' expense, insurance to protect the interests of the Agent and the Lenders in the Collateral. The insurance acquired by the Agent may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event the Agent purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Paragraph 8.1 of Section 8 hereof),

fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Agent may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Accounts. The Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Agent may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Agent purchases such insurance, the Agent will notify the Companies of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days of the date of such notice, the Companies provide the Agent with proof that the Companies had the insurance coverage required pursuant to Paragraph 7.5(a) above (in form and substance satisfactory to the Agent) as of the date on which the Agent purchased insurance and the Companies continued at all times to have such insurance, then the Agent agrees to cancel the insurance purchased by the Agent and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Agent, including with any amounts previously charged to the Revolving Loan Account.

**7.6** Each of the Companies agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies or the Collateral unless such Taxes are being diligently contested in good faith by the Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies or any one of them fails to do so promptly, then at the Agent's election, the Agent may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

**7.7** Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the rights of the Agent or the Lenders hereunder or the or priority of the Agent's liens on the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within (30) days following the Companies' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature

of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

**7.8** Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless the Agent and the Required Lenders shall have otherwise consented in writing, each of the Companies will furnish to the Agent: (a) within one hundred twenty (120) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and their subsidiaries for such year, audited by independent public accountants selected by the Companies and satisfactory to the Agent; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Companies and their subsidiaries, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies; (d) from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any Subsidiaries thereof as the Agent may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) each Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Companies have not received any notice of cancellation with respect to their property insurance policies; (C) the Companies have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

**7.9** Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of the Agent and the Required Lenders, except as otherwise herein provided, Parent, United and the Companies, or any one of them, will not:

(a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets of Parent, United or any Company, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

(b) Incur or create any Indebtedness other than the Permitted Indebtedness and other than Indebtedness owing to the Agent and the Lenders;

(c) Sell, lease, assign, transfer or otherwise dispose of Collateral or any other assets of Parent, United or any Company, except as otherwise specifically permitted by this Financing Agreement;

(d) Merge, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies, Parent or United, or any one of them, except that the Companies may (A) change their corporate name or address, or (B) a Company may merge with and into any other Company (with a Company being the survivor of such merger); provided that in any such instance under (A) or (B) above (i) the Companies shall give the Agent thirty (30) days prior written notice thereof, and (ii) the Companies shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by the Agent to confirm the continuation and preservation of all security interests and liens granted to the Agent, for the benefit of the Lenders, hereunder;

(e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and except for Indebtedness owing to the Agent and the Lenders;

(f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the Capital Stock of any Company, of any class whatsoever, whether now or hereafter outstanding; or

(g) Make any advance or loan to, or any investment in, any Person or purchase or acquire all or substantially all of the stock or assets of any Person; or pay any management, consulting or other similar fees to any Person affiliated with the Companies.

**7.10** Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

(a) Maintain as of the last day of each calendar month a Fixed Charge Coverage Ratio, calculated for the six month period ending on such day, of not less that 1.00 to 1.00; <u>provided, however</u>, that if during any Fiscal Quarter of the Companies, the Availability of the Companies is at all times in excess of $5,000,000, the Fixed Charge Coverage Ratio shall be tested only on the last day of such Fiscal Quarter rather than on the last day of each calendar month during such Fiscal Quarter (though Companies shall in all circumstances report monthly to the Agent as to the calculation of the Fixed Charge Coverage Ratio as of the last day of each calendar month for the six month period ending on such day.)

(b) (i) maintain as of the last day of November, 2004, for the one calendar month period ending on such day, Daily Average Availability of at least $1,400,000, and thereafter (ii) maintain as

of the last day of each month indicated below, calculated for the two calendar month period ending on such day, Daily Average Availability of at least the respective amount indicated below:

| | Month | | Minimum Dollar Amount |
|---|---|---|---|
| (A) | December, 2004 | (A) | 1,300,000 |
| (B) | January, 2005 | (B) | 1,400,000 |
| (C) | February, 2005 | (C) | 1,500,000 |

Commencing with the month of March, 2005, the amount of Daily Average Availability for the two calendar month period ending on the last day of each month that the Companies must maintain under this paragraph 7.10(b) of Section 7 shall increase by $50,000 from the minimum dollar amount required as of the last day of the immediately preceding calendar month; provided, however, that in no event shall the Daily Average Availability required as of the last day of any month hereunder exceed ten percent (10%) of the Revolving Line of Credit in effect on such day. The Companies acknowledge that as to any proposed acquisition that will result in an increase in Availability, any approval by the Agent and the Required Lenders of such proposed acquisition may include a requirement that the above Daily Average Availability requirements be increased by an amount satisfactory to the Agent, in its sole discretion (but such increase shall not to exceed 50% of that portion of the Borrowing Base to be contributed by the entity or assets acquired, as determined by the Agent in its sole discretion).

(c) **[RESERVED]**

(d) without the prior written consent of the Agent and the Required Lenders, the Companies will not:

(i) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $1,500,000.00; or

(ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Unfinanced Capital Expenditures (whether subject to a security interest or otherwise) during any Fiscal Year in the aggregate amount in excess of $1,500,000.00.

**7.11** Each of the Companies agrees to advise the Agent in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on each of the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from any of the Companies' operations, their premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide the Agent with copies of all such notices if so required.

**7.12** Each of the Companies hereby agrees to indemnify and hold harmless the Agent and the Lenders and their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by the Agent or the Lenders pursuant to any indemnity provided by the Agent or the Lenders with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and (b) any and all claims or expenses asserted against the Agent or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies' operations (including, but not limited to, any of the Companies' off-site disposal practices) and use of the Real Estate, which the Agent or the Lenders may sustain or incur (other than solely as a result of the physical actions of the Agent or the Lenders on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. The Agent, in its sole business judgment, may establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

**7.13** Without the prior written consent of the Agent, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of the Companies or Parent, provided that, except as otherwise set forth in this Financing Agreement, the Companies or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

**7.14** The Companies shall maintain in full force and effect the Eligible Life Insurance Policies.

**7.15** In order to induce the Agent and the Lenders to enter into this Agreement and to make the loans and advances provided for herein, the Companies make, on or as of the occurrence of each such loan or advance (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions not prohibited by the Loan Documents), the following representations and warranties to the Agent and the Lenders:

(a) **Organization and Qualification**. Each of each Company, United and Parent (i) is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has the corporate power to own its property and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing, in each case in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a material adverse effect.

(b) **Authorization and Validity**. Each of each Company and Parent has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which such Person is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by each Company and Parent and constitute valid and legally binding agreements of such Person enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(c) **Consents**. No authorization, consent, approval, license or exemption (other than such exemptions that exist under applicable law, that are permitted, or that have been obtained) of any person or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the validity, delivery or performance by any Company or Parent of any Loan Document to which it is a party or for the grant of a security interest in or mortgage on the collateral covered by the Loan Documents, except such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date.

(d) **Conflicting or Adverse Agreements or Ratifications**. Neither the delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (i) the Articles of Incorporation or the Bylaws of any Company or Parent or (ii) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (iii) any material agreement to which any Company or Parent is a party or by which it is bound or to which it is subject.

(e) **Other Lending Agreements**. As of the Closing Date, all agreements of any Company (other than this Financing Agreement and the other Loan Documents) relating to Indebtedness are described on Schedule 7(15)(e) hereto.

(f) **Title to Assets; Licenses and Permits**. Each Company has good title to all personal property and good and indefeasible title to or a subsisting leasehold interest in, all realty as reflected as of the Closing Date on its books and records as being owned or leased by it after giving effect to the transaction contemplated herein, subject to no Liens except Permitted Encumbrances. All of such assets are being maintained by the appropriate Person in good working condition in accordance with industry standards.

(g) **Locations of Collateral**. All real property owned and leased by any Company as of the Closing Date on which Collateral is or may be located is set forth in Schedule 7(15)(g) hereto. All of

the Collateral is located on the owned and leased premises set forth in Schedule 7(15)(g) hereto. Each Company agrees to give the Agent thirty (30) days prior written notice of (i) any real property hereafter leased or owned by such Company on which Collateral is or may be located, and (ii) any change in the location of any Collateral. To the knowledge of each Company there are no actual, threatened or alleged defaults of a material nature with respect to any leases or real property under which any Company or Parent is bound after giving effect to the transaction contemplated herein. After giving effect to the transactions contemplated herein, each of each Company and Parent is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, consents and franchises necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated except where any such failure to maintain or file approvals, permits, certificates, licenses, consents and franchises would not have a material adverse effect. In addition to any of the other reporting requirements contained in this Agreement, Companies hereby agree upon request by the Agent to supply the Agent with a current listing of all real property owned or leased by any Company.

(h) **Litigation**. No proceedings against or affecting any Company or Parent are pending or, to the knowledge of any Company, threatened before any court or governmental agency or department which could reasonably be expected to have a material adverse effect, except as set forth in Schedule 7(15)(h).

(i) **No Defaults**. As of the Closing Date, none of any Company or Parent is in default (i) under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto in such manner as to cause a material adverse effect, or (ii) in any respect under or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, in such manner as to cause a material adverse effect, or (iii) under any provision of any material contract to which such Person is a party, which default would reasonably be expected to have a material adverse effect. The Companies will give the Agent prompt written notice of any event or circumstance that may constitute such a default and, in any event, will provide it upon receipt with copies of all material notices from landlords or other property owners with respect to any business location or operation of any Company or Parent.

(j) **Investment Company Act/Public Utility Holding Company Act**. None of any Company or Parent (i) is, or is directly or indirectly controlled by or acting on behalf of any person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, or (ii) is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(k) **ERISA**. **(i)** Each of each Company and Parent and each ERISA Affiliate have operated and administered each Plan and Employee Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to have a material adverse effect. Neither any Company nor Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) which would individually or in the aggregate reasonably be expected to have a material adverse effect and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by any Company or Parent or any ERISA Affiliate, or in the

imposition of any Lien on any of the rights, properties or assets of any Company or Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or liens as would not individually or in the aggregate reasonably be expected to have a material adverse effect;

(i) No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan;

(ii) The Companies and Parent and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of multiemployer plans that individually or in the aggregate would reasonably be expected to have a material adverse effect; and

(iii)The expected post-retirement benefit obligation (determined as of the last day of a Company's or of Parent's, as the case may be, most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of each Company and Parent and its Subsidiaries would not reasonably be expected to have a material adverse effect.

(l) **Environmental Matters**. To the best of each Company's knowledge, each Company and Parent (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for such Person to conduct its operations as now being conducted, except where failure to have such licenses, permits, authorizations, registrations, approvals, and similar rights would not reasonably be expected to have a material adverse effect, and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Person, and such Person is in compliance with all terms, conditions or other provisions of such permits, authorizations, regulations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for such Person, would not reasonably be expected to have a material adverse effect. Except as disclosed in Schedule 7(15)(l), no Company has received any written notices of any violation or noncompliance with, or remedial obligation under, any Environmental Laws (which violation, non-compliance, or remedial obligation has not been cured or would not reasonably be expected to have a material adverse effect) and there are no writs, injunctions, decrees, orders or judgments outstanding under the Environmental Laws, or lawsuits, claims, proceedings, or, to the knowledge of any Company, investigations or inquiries pending or threatened under Environmental Laws, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by any Company or other assets of any Company other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that individually or in the aggregate for the Companies, would not reasonably be expected to have a material adverse effect. Except as disclosed in Schedule 7(15)(l), there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Company has agreed to, assumed or retained, or to the best of the Companies' knowledge, by which any Company is adversely affected, by contract or otherwise, except such obligations, undertakings or liabilities as would not reasonably be expected to have a material adverse effect. Except as disclosed in Schedule 7(15)(l), no Company has received a written

notice or claim to the effect that any of them are or may be liable to any other person as the result of a release or threatened release of a Hazardous Material except such notice or claim that would not reasonably be expected to have a material adverse effect. Each of each Company and Parent has complied with all Environmental Laws and the requirements of any permits, licenses or other authorizations issued under any Environmental Laws.

(m) **Purpose of Loans**. The proceeds of the Revolving Loans will be used by the Companies for Working Capital and general corporate purposes. None of the proceeds of any Revolving Loans will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, or for any other purpose which might constitute this transaction as a "purpose credit" within the meaning of Regulation U. Neither any Company nor any agent acting on any Company's behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate, or involve the Agent or the Lenders in a violation of, Regulation U, Regulation X or any other regulation of the Board of Governors or to violate the Securities Exchange Act of 1934.

(n) **Indebtedness and Contingent Liabilities**. The Companies do not have any outstanding Indebtedness (excluding the loans and advances hereunder) or material contractually assumed contingent liabilities other than the Permitted Indebtedness and the endorsement of negotiable instruments in the ordinary course of business.

(o) **Security Interests in Favor of the Agent.** This Financing Agreement and the other Loan Documents create valid security interests and liens in all of the Collateral described herein and therein in favor of the Agent, for the benefit of the Lenders, securing the Obligations and constitute (subject to (i) the filing of financing statements, and (ii) delivery of any Collateral after the Closing Date as provided herein or any other Loan Document) and, except for the Permitted Encumbrances, perfected first priority liens and security interests in all of such Collateral described therein subject to no liens other than the Permitted Encumbrances.

(p) **Financial Statements**. Prior to the Closing Date, the Companies furnished to the Agent the audited, consolidated and consolidating financial statements of the Parent and the Companies as of December 31, 2003, and the unaudited, consolidated and consolidating financial statements of the Parent and the Companies as of the end of each month thereafter through December 31, 2004 (such financial statements, collectively, are referred to as "Financials"). The Financials have been prepared in conformity with GAAP consistently applied and present fairly, in all material respects, the consolidated financial condition of the Companies as of the date thereof. Since December 31, 2004, there has not occurred any event which could reasonably be expected to have a material adverse effect. The Companies have delivered to the Agent the Companies' internally prepared financial projections on a consolidated basis for the 12 month period commencing on January 1, 2005 (the "Projections"). The Projections have been prepared in good faith and are based on what the Companies believe to be a reasonable assessment of the future performance of the Companies at the time prepared, it being recognized by the Agent and the Lenders that such Projections as they related to future events are not to be viewed as fact and that actual results during the period or periods covered thereby may differ from the Projections by a material amount.

(q) **Subsidiaries.** Except as disclosed on Schedule 7(15)(q) hereto, as of the Closing Date, the Companies do not have any Subsidiaries and are not a party to any joint venture, partnership, or similar organization.

(r) **Intellectual Property**. All Patents, Trademarks and Copyrights which any of the Companies or their Subsidiaries owns or has a license or other right to use in connection with manufacturing or selling its Inventory or otherwise conducting such Company's business are listed on Schedule 7(15)(r) hereto. Each Company will give the Agent prompt written notice of any Patent, Trademark or Copyright owned, acquired or licensed hereafter by such Company or any of such Company's Subsidiaries.

**7.16** At the request of the Agent at any time and from time to time, each Company shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the Agent's security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents.

**7.17** If at anytime Availability is less than $1,000,000, then the Companies shall deliver to the Agent daily card-lock Inventory reporting, in form and substance satisfactory to the Agent, in its sole discretion.

## SECTION 8. Interest, Fees and Expenses

**8.1 (a)** Interest on the Revolving Loans shall be payable monthly as of the end of each month. Chase Bank Rate Loans shall be an amount equal to the lesser of (i) the Maximum Legal Rate, or (ii) the Chase Bank Rate plus the Applicable Chase Bank Rate Margin per annum on the average of the net balances owing by the Companies to the Agent and the Lenders in their Revolving Loan Accounts at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain the lesser of (i) the Maximum Legal Rate, or (ii) an amount equal to the Applicable Chase Bank Rate Margin above the Chase Bank Rate. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. The Agent, on behalf of the Lenders, shall be entitled to charge each such Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

**(b)** Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of (i) the outstanding Revolving Loans and (ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 hereof or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by the Agent and the Lenders at the request of the Companies or any one of them (herein "Requested Overadvances"), for any one (1) or more days in any month or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month, the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

**(c)** Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the provisions of Paragraph 10.2 of Section 10 hereof, all Obligations shall bear interest at the Default Rate of Interest.

**8.2 [RESERVED]**

**8.3** In consideration of the Letter of Credit Guaranty of the Agent, the Companies shall pay the Agent, for the benefit of the Lenders, the Letter of Credit Guaranty Fee, which shall be an amount equal to (a) two and one-half percent (2.50%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) two and one-half percent (2.50%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

**8.4** Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent or the Lenders, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent and the Lenders.

**8.5** Each of the Companies shall reimburse or pay the Agent for its own account, as the case may be, for: (a) all Out-of-Pocket Expenses, (b) any applicable Documentation Fee and (c) interest on the Collection Days (which interest shall be charged to the Companies on the first Business Day of each month and shall be computed at the rate, and in the manner set forth in Paragraph 8.1 of Section 8 of this Financing Agreement).

**8.6** Upon the first Business Day of each month, commencing on November 1, 2003, the Companies shall pay to the Agent, for the benefit of the Lenders, the Line of Credit Fee. For purposes of calculating the amount of the Line of Credit Fee, all Swingline Loans shall be included and the amount of such Swingline Loans shall be deemed to have been advanced by CIT.

**8.7** On the Closing Date, the Companies shall pay to the Agent, for the benefit of the Lenders, a Loan Facility Fee of $50,000.

**8.8** On September 30, 2005, and on each anniversary thereof, Companies shall pay to the Agent for its own account, the annual Administrative Management Fee.

**8.9** The Companies shall pay the Agent's standard charges and fees for the Agent's personnel used by the Agent for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Annual Administrative Management Fee and any Out-of-Pocket Expenses), which fees shall include, without limitation, the Agent's then standard daily charge per employee or agent of the Agent for each day such employee or agent shall be engaged in such review, verification, testing, protection, safeguarding, preservation or disposition (the parties hereto agreeing that as of the Closing Date the Agent's standard daily charge is $1,000.00), plus travel, lodging and similar expenses.

**8.10** Each of the Companies hereby authorizes the Agent to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay any Obligations to the Agent and the Lenders upon the Agent's request therefor. Each of the Companies confirms that (a) its liability for any and all of the fee obligations (including without limitation, those set forth in Paragraphs 8.6 through 8.9 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (b) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (c) for ease of administration, the Agent may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which the Agent may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

**8.11** In the event that any Lender shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by such Lender with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to such Lender such additional amount or amounts as will compensate such Lender's for such reduction. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which such Lender actually required to be made whole, the excess, if any, shall be returned to the Companies by such Lender, as applicable.

**8.12** In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject any Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of such Lender by the federal government or the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by any Lender by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on any Lender any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining its loans hereunder by an amount that such Lender deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that such Lender deems to be material in the exercise of its reasonable business judgment, then, in any case the Companies shall pay such Lender, within five (5) days following its demand, such additional cost or such reduction, as the case may be. Such Lender shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event such Lender has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which such Lender actually required pursuant hereto, the excess, if any, shall be returned to the Companies by such Lender.

**8.13** The Companies may request LIBOR Loans on the following terms and conditions:

(a) The Companies may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give the Agent at least four Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans outstanding may be converted to LIBOR Loans as provided herein, provided that partial conversions shall be in multiples in an aggregate principal amount of $500,000 or more. The Agent or the Swingline Lender (as the case may be) for its own account, shall be entitled to charge the Companies a $500 fee upon the first effective day of any such election for a LIBOR Loan.

(b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, provided the Companies so notify the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and provided further that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during

which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, or three month period. Notwithstanding anything to the contrary contained herein, neither the Agent nor any Lender, shall be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent and any Lender had purchased such deposits to fund any LIBOR Rate Loans.

(c) The Companies may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

**8.14** **(a)** The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) the LIBOR determined for each Interest Period in accordance with the terms hereof plus the Applicable LIBOR Margin.

**(b)** If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

**(c)** The Companies may not have more than three (3) LIBOR Loans outstanding at any given time.

**8.15** **(a)** Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

**(b)** The Agent shall, at the request of the Companies, deliver to the Companies a statement showing the quotations given by JPMorgan Chase Bank and the computations used in determining any interest rate pursuant to Paragraph 8.14 of Section 8 hereof.

**8.16** As further set forth in Paragraph 8.12 above, in the event that the Agent or any Lender shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Companies) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed loan that the Companies have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Companies at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any

outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

**8.17** If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

**8.18** Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Companies hereby agree promptly to pay any Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain LIBOR Loans hereunder.

**8.19** The Companies agree to indemnify and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) Default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by such Lender in order to maintain the LIBOR Loans hereunder; (b) default by the Companies in making a borrowing or conversion after the Companies have given a notice in accordance with Paragraph 8.13 of Section 8 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto (other than a prepayment caused by the Swingline Lender's election to settle a Swingline Loan on a date that is not the last day of an Interest Period), including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Companies in making any prepayment after the Companies have given notice to the Agent thereof. The determination by any Lender of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing such Lenders' calculations thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though such Lender had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that each Lender may fund each of the LIBOR Loans in any manner such Lender sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans;

provided, however, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and each Lender shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

**8.20** Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Lender of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), such Lender either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Companies, the obligation of such Lender to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

**8.21** For purposes of this Financing Agreement and Section 8 thereof, any reference to the Agent and any Lender shall include any financial institution which may become a new Lender or participant of any Lender subsequent to the Closing Date.

**8.22** In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that any of the contract rates computed pursuant to Section 8 hereof would exceed the Maximum Legal Rate, the rate of interest under this Financing Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the applicable contract rate shall not reduce the rates of interest under this Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the applicable contract rate been charged at all times.

**SECTION 9. Powers**

Each Company hereby constitutes the Agent, or any person or agent the Agent may designate, as its attorney-in-fact, at each Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and the Lenders have been paid in full:

(a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

(c) To request from customers indebted on Accounts at any time, in the name of the Agent information concerning the amounts owing on the Accounts;

(d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

(e) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Companies' account; and

(f) To take or bring, in the name of the Agent, the Lenders, or the Companies or any one of them, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent and the Required Lenders.

## SECTION 10. Events of Default and Remedies

**10.1** Notwithstanding anything hereinabove to the contrary, the Agent may, and upon the request of the Required Lenders shall, terminate this Financing Agreement immediately upon the occurrence of any of the following (each of which is herein referred to as an "Event of Default"):

(a) cessation of the business of any Company or any Guarantor, or the calling of a meeting of the creditors of any Company or any Guarantor for purposes of compromising the debts and obligations of such Company or such Guarantor;

(b) the failure of any Company or any Guarantor to generally meet its debts as they mature;

(c) (i) the commencement by any Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Company or such Guarantor, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any

such proceeding shall occur or any Company or any Guarantor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any Company's subsidiaries, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Company's subsidiaries, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Company's subsidiaries, shall take action to authorize or effect any of the actions in any such proceeding;

(d) breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in subparagraph (e) below), provided that such Default by any Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to the Required Lender's satisfaction for a period of ten (10) Business Days from the date of such breach;

(e) breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.4, 7.5, 7.6, and 7.8 through 7.16 of Section 7 hereof;

(f) failure of the Companies, or any one of them, to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Revolving Loan Account on the due date thereof;

(g) any Company or any Guarantor shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this subparagraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject any Company or any Guarantor to any tax, penalty or other liability material to the business, operations or financial condition of any such Company or such Guarantor;

(h) without the prior written consent of the Agent and the Required Lenders and, except as permitted in the Subordination Agreement, the Companies or any one of them shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

(i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) (x) under any of the First American Term Loan Documentation, (y) under any of the Sterling Term Loan Documentation, or (z) under any instrument or agreement evidencing (A) Subordinated Debt or (B) any other Indebtedness of the Companies or any one of them having a principal amount in excess of $250,000;

(j) Scott Heller ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies unless he is replaced within sixty (60) days by a Person with comparable education, work experience and background, who is acceptable to the Agent and the Required Lenders;

(k) any Guarantor terminates its respective Guaranty or otherwise fails to perform any of the terms of its respective Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations;

(l) any judgment or judgments aggregating in excess of $250,000.00 or any injunction or attachment is obtained or enforced against any Guarantor and remains unstayed for more than ten (10) Business Days; or

(m) the occurrence of any other default or event of default under any other Loan Document or in any other written agreement between any Company and/or any Guarantor and the Agent.

(n) Unless consented to in writing by the Agent and the Required Lenders, (i) any of the stock of either of the Companies held (directly or indirectly) by United is transferred, (ii) any of the stock of United held (directly or indirectly) by the Parent is transferred, or (iii) Thomas E. Kelly or Scott Heller transfers any stock of Parent held (directly or indirectly) by such person as of the Closing Date, other than a transfer that would qualify as a Permitted Stock Sale.

**10.2** Upon the occurrence of a Default and/or an Event of Default, at the option of the Agent or the Required Lenders, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 hereof shall be thereafter in the Agent's and the Lenders' discretion and the obligation of the Agent and the Lenders to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default is cured to the the Agent's and the Required Lenders' satisfaction or such Event of Default is waived in writing by the Agent and the Required Lenders, and at the option of the Agent or the Required Lenders upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) the Agent and the Lenders may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 hereof, provided that, with respect to this clause "(b)" the Agent has given the Companies written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the Event listed in Paragraph 10.1(c) of this Section 10; (c) the Agent or the Required Lenders may immediately terminate this Financing Agreement upon notice to the Companies; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by the Agent or the Lenders; and (d) the Agent may surrender for cash any or all of the Eligible Life Insurance Policies. The exercise of any option is not exclusive of any other option, which may be exercised at any time by the Agent and/or the Required Lenders. Notwithstanding the foregoing, (i) the Agent and the Required Lenders have the right to determine, in their discretion, that the occurrence of any of the events described in Section 10.1 herein shall not otherwise constitute an Event of Default under this Agreement; provided, however, the Agent and the Required Lenders shall have no obligation or duty of any kind or type to make such a determination, any such determination to be in the discretion of the Agent and the Required

Lenders, and any such determination by the Agent and the Required Lenders must be in writing, and (ii) the Agent and the Required Lenders have the right at any time and from time to time to waive any Event of Default.

**10.3** Immediately upon the occurrence of any Event of Default, the Agent may, at its option, and the Agent shall, upon the request of the Lenders, to the extent permitted by law: **(a)** remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; **(b)** bring suit, in the name of the Companies or the Lenders, or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or the Agent, on behalf of the Lenders; **(c)** sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent, on behalf of the Lenders, may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; **(d)** foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Real Estate, Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and **(e)** exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or the Agent, on behalf of the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and (if requested to by the Required Lenders) the Agent shall have the right to purchase at any such sale on behalf of the Lenders. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by the Agent pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Companies agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Companies or elsewhere and to make available to the Agent the premises and facilities of the Companies for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The

net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom; provided, however, that if there exist at such time unpaid liabilities owed by any Company to a Lender and secured by a security interest or lien described in clause (l) of the definition of "Permitted Encumbrances", the Companies irrevocably authorize the Agent to remit to such Lender the amount of any surplus necessary to satisfy such liabilities. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Company hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent and the Lenders by reason of the exercise of any of their rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending their interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and each Company hereby agrees to so indemnify and hold the Agent and the Lenders harmless, absent the Agent's or the Lenders' gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Agent for the benefit of the Lenders on the Real Estate shall govern the rights and remedies of the Agent and the Lenders thereto.

**SECTION 11. Termination**

**11.1** Except as otherwise permitted herein, this Financing Agreement shall terminate on the initial Anniversary Date (*i.e.*, September 30, 2007). Notwithstanding the foregoing or any other provision of this Financing Agreement, the Lenders (acting through the Agent) may terminate the Financing Agreement immediately upon the occurrence of an Event of Default; provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 hereof, this Financing Agreement shall terminate in accordance with Paragraph 10.2 of Section 10. The Companies or any one of them may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to the Agent. The Companies shall pay to the Agent, for the benefit of the Lenders, on the Termination Date the relevant Termination Fee. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent. With respect to each Letter of Credit that is or will be outstanding as of the Termination Date, the Companies will, on or prior to the Termination Date, either (a) cause

such Letter of Credit to be returned to the Issuing Bank undrawn and marked "canceled" or (b) if the Companies are unable to do so, either (i) provide a "back-to-back" letter of credit to the Agent in a form satisfactory to the Agent (in its sole discretion), issued by a bank satisfactory to the Agent, in an amount equal to 110% of the then undrawn amount of such Letter of Credit, or (ii) deposit with the Agent cash in an amount equal to 110% of the then undrawn amount of such Letter of Credit, such cash to be remitted by the Agent to the Companies upon the expiration, cancellation or other termination of such Letter of Credit. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

## SECTION 12. Miscellaneous

**12.1** Each of the Companies hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent, the Lenders or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

**12.2** This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies, the Agent and the Lenders; supersede any prior agreements (including the Original Financing Agreement); can be changed only by a writing signed by the Companies, the Agent and the Required Lenders; and shall bind and benefit the Companies, the Agent and the Lenders and their respective successors and assigns.

**12.3** It is the intent of the Companies, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws. The Loan Documents and all other agreements between any Company, the Agent and the Lenders whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Documents evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the: Maximum Legal Rate or the maximum amount which the Companies and any successors or assigns of the Companies or any such person (if any) is obligated to pay and the Agent and the Lenders are legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Maximum Legal Rate, then the obligation to be fulfilled shall be automatically reduced to such limit, and if from any such circumstance the Agent and the Lenders shall ever receive as interest or otherwise an amount in excess of the Maximum Legal Rate or the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations

evidenced hereby or in any other Loan Document, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Companies. If any excess interest in such respect is provided for in this Financing Agreement, or shall be adjudicated to be so provided, or in any other Loan Document or otherwise in connection with this transaction, the provisions of this Section shall govern and prevail and neither the Companies nor any successors, or assigns of the Companies or any such person (if any) shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In determining whether or not all sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent and the Lenders, under any specific contingency, exceeds the Maximum Legal Rate or the maximum amount permitted by applicable law, the Companies, the Agent and the Lenders shall to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit, (b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent and the Lenders, (c) exclude voluntary prepayments and the effect thereof, and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to the Agent and the Lenders throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations.

The Companies, the Agent and the Lenders hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time shall not apply to this Financing Agreement or any of the other Loan Documents.

The terms and provisions of this paragraph shall control and supersede every other provision hereof, the Loan Documents and all other agreements between or among any Company, the Agent and/or the Lenders.

**12.4** If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

**12.5 EACH OF THE COMPANIES, THE AGENT AND THE LENDERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL THE AGENT OR THE LENDERS BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.**

**12.6** Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

(A) if to the Agent and/or the Lenders, at:

The CIT Group/Business Credit, Inc.
Two Lincoln Centre
5420 LBJ Freeway, Suite 200
Dallas, Texas 75240
Attn: Regional Credit Manager
Fax No.: (972) 455-1690

with a courtesy copy of any material notice to the Agent's counsel at:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attn: Kenneth M. Vesledahl
Fax No.: (214) 758-1550

(B) if to the Companies, at:

Eddins-Walcher Company
405 N. Marienfeld, Suite 300
Midland, Texas 79701
Attn: Chief Financial Officer
Fax No.: (432) 571-8099

With a courtesy copy of any material notice to the Companies' counsel at:

Rush, Kelly, Morgan, Dennis, Corzine & Hansen
4001 E. 42nd Street, Suite 200
Odessa, Texas 79762
Attn: Blake Hansen
Fax No.: (432) 363-9121

provided, however, that the failure of the Agent to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of the Agent to provide such additional notice.

**12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.**

**12.8 (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, DALLAS COUNTY, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 12.6 OF SECTION 12 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.**

**(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN THE FIRST SENTENCE OF CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.**

**12.9 Waiver of Consumer Rights. EACH COMPANY HEREBY WAIVES ITS RIGHTS, UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, [SECTION 17.41 ET SEQ. TEXAS BUSINESS & COMMERCE CODE], A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH COMPANY VOLUNTARILY CONSENTS TO THIS WAIVER. EACH COMPANY EXPRESSLY WARRANTS AND REPRESENTS THAT SUCH COMPANY (a) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO THE AGENT**

**AND THE LENDERS, AND (b) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.**

**12.10** Counterparts. This Financing Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Financing Agreement. Delivery of any executed counterpart of this Financing Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Financing Agreement. Any party delivering an executed counterpart of this Financing Agreement by telefacsimile also shall deliver an original executed counterpart of this Financing Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Financing Agreement.

**12.11 No Oral Agreement. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.**

**12.12** Notwithstanding anything to the contrary contained herein, this Financing Agreement is not intended to and does not serve to constitute or effect a novation, repayment or substitution of the existing Obligations. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness, liabilities and obligations created under the Original Financing Agreement which are and continue to be secured by the Collateral. The Companies acknowledge and confirm that the liens granted to CIT pursuant to the Loan Documents secure all indebtedness, liabilities and obligations of the Companies to the Agent and the Lenders under the Original Financing Agreement, as amended and restated hereby, and that the term "Secured Obligations" as used in the Loan Documents (or any other terms used therein to describe or refer to the indebtedness, liabilities and obligations of the Companies to Agent and Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Companies hereunder and under the Original Financing Agreement, as amended and restated hereby, as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall otherwise remain unmodified and in full force and effect, and each be deemed to be amended to the extent necessary to give effect to the provisions of this Financing Agreement. In that regard, (a) all references in the Loan Documents to the Original Financing Agreement shall be deemed to be references to this Financing Agreement, and (b) all cross-references in the Loan Documents to particular section numbers in the Original Financing Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, to this Financing Agreement. Each Company hereby ratifies and confirms its obligations under the Loan Documents executed by such Company.

**12.13** By executing this Financing Agreement where indicated below, CIT hereby assigns to the Agent all rights of CIT under the Original Loan Agreement that are necessary for the Agent to carry out its duties as the Agent hereunder, together with all liens and security interests in the

Collateral. The Agent hereby accepts such assignment, recognizing, acknowledging and agreeing, however, that the rights of the Agent hereunder are subject to the terms and provisions of the Sterling Intercreditor Agreement and the First American Intercreditor Agreement. Any Lender that purchases any part of CIT's or any other Lender's Commitment under this Financing Agreement also acknowledges and agrees that the rights of the Lenders also are subject to the terms and provisions of the Sterling Intercreditor Agreement and the First American Intercreditor Agreement.

**SECTION 13.** **Agreements Regarding the Lenders**

**13.1** The Agent shall forward to each Lender a monthly account statement with respect to such Lender's Commitment. In addition, the Agent agrees (a) to provide the Lenders with copies of all financial statements and projections and business plans of the Parent, United and the Companies that the Agent receives from the Companies or their advisors from time to time, and (b) upon the request of a Lender from time to time, to provide such Lender with copies of all collateral reports that the Agent receives from the Companies, in each case without any duty to confirm or verify that such information is true, correct or complete.

**13.2** After the Agent's receipt of, or charging of, any interest and fees earned under this Financing Agreement, the Agent agrees to remit promptly to each Lender its respective Pro Rata Percentage of:

**(a)** fees payable by the Companies hereunder, provided that (i) the Lenders shall not share in the fees set forth in Paragraphs 8.5, 8.8 and 8.9 of Section 8 and the last sentence of Paragraph 8.13(a) of Section 8.13 of this Financing Agreement, and (ii) the Lenders shall share in the Loan Facility Fee in accordance with its respective agreements with the Agent; and

**(b)** interest paid on the outstanding principal amount of Revolving Loans (other than the Swingline Loans), calculated based on the outstanding amount of Revolving Loans advanced by each of the Lenders as of each Settlement Date during the period for which interest is paid.

**13.3** In the event that any Lender fails to make available to the Agent such Lender's Pro Rata Percentage of any borrowing by the Companies on the Settlement Date in accordance with the provisions of Paragraph 3.1 of Section 3 hereof, and the Companies do not repay to the Agent such Lender's Pro Rata Percentage of the borrowing within three (3) Business Days of the Agent's written demand to repay such borrowing, the Agent shall have the right to recover such Lender's Pro Rata Percentage of the borrowing directly from such Lender, together with interest thereon from the date of the borrowing at the rate per annum applicable to such borrowing. In addition, until the Agent recovers such amount, (x) such Lender shall not be entitled to receive any payments under Paragraph 13.2 of this Section 13, and (y) for purposes of voting on or consenting to other matters with respect to this Agreement or the other Loan Documents, such Lender's Commitment shall be deemed to be zero and such Lender shall not be considered to be a Lender.

**13.4**

**(a)** With the prior written consent of the Agent (which consent will not unreasonably be withheld), the Lenders may sell to one or more commercial banks, commercial finance lenders or other financial institutions, participations in the loans and other extensions of credit made and to be made to the Companies hereunder. The Companies acknowledge that in selling such participations, the Lenders may grant to participants certain rights to consent to waivers, amendments and other actions with respect to this Financing Agreement, provided that the consent of any participant shall be limited solely to matters as to which all Lenders must consent under Paragraph 14.10 of Section 14 hereof. Except for the consent rights set forth above, no participant shall have any rights as a Lender hereunder, and notwithstanding the sale of any participation by a Lender, such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations hereunder, and the Companies, the Agent and the other Lenders may continue to deal solely with such Lender with respect to all matters relating to this Financing Agreement and the transactions contemplated hereby. In addition, all amounts payable under this Financing Agreement to a Lender which sells a participation in accordance with this paragraph shall continue to be paid directly to such Lender.

**(b)** With the prior written consent of the Agent (which consent will not unreasonably be withheld), the Lenders may assign all or any portion of their respective rights and obligations under this Financing Agreement to commercial banks, commercial finance lenders or other financial institutions, provided that (i) the principal amount of loans assigned to any institution shall not be less than $10,000,000, and (ii) the assigning Lender shall pay to the Agent an assignment processing and recording fee of One Thousand Dollars ($1,000.00) for the Agent's own account. Each assignment of a Commitment hereunder must be made pursuant to an Assignment and Transfer Agreement. From and after the effective date of an Assignment and Transfer Agreement, (i) the assignee thereunder shall become a party to this Financing Agreement and, to the extent that rights and obligations hereunder have been assigned to such assignee pursuant to such assignment, shall have all rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by such Lender pursuant to such assignment, shall relinquish its rights and be released from its obligations under this Financing Agreement.

**13.5** In the event that the Agent, the Lenders or any of them is sued or threatened with a suit, action or claim by the Companies, United and Parent, or any of one of them, or by a creditor, committee of creditors, trustee, receiver, liquidator, custodian, administrator or other similar official acting for or on behalf of the Companies United and Parent, or any of one of them, on account of (a) any preference, fraudulent conveyance or other voidable transfer alleged to have occurred or been received as a result of the operation of this Financing Agreement or the transactions contemplated hereby, or (b) any lender liability theory based on any action taken or not taken by such person in connection with this Financing Agreement or the transactions contemplated hereby, any money paid in satisfaction or compromise of such suit, action, claim or demand, and any expenses, costs and attorneys' fees paid or incurred in connection therewith (whether by the Agent, the Lenders or any of them), shall be shared proportionately by the Lenders according to their respective Pro Rata Percentages, except to the extent that such person's own gross negligence or willful misconduct directly gave rise to such suit, action or claim. In addition, any costs, expenses, fees or disbursements incurred by agents or attorneys retained by the Agent to effect collection of the Obligations or enforcement of any rights in the Collateral, including enforcing, preserving or

maintaining rights under this Financing Agreement, shall be shared among the Lenders according to their respective Pro Rata Percentages to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this Paragraph 13.5 of Section 13 shall not apply to any suits, actions, proceedings or claims that (a) are filed or asserted prior to the Closing Date or (b) are based on transactions, actions or omissions occurring prior to the Closing Date.

**13.6** The Companies authorize each Lender, and each Lender shall have the right, after the occurrence of an Event of Default, without notice, to set off and apply against any and all property or assets of any Company held by, or in the possession of such Lender, any of the Obligations owed to such Lender. Promptly after the exercise of any right to set off, the Lender exercising such right irrevocably agrees to purchase for cash (and the other Lenders irrevocably agree to sell) participation interests in each other Lender's outstanding Revolving Loans as would be necessary to cause such Lender to share the amount of the property set off with the other Lenders based on each Lender's Pro Rata Percentage. The Companies agree, to the fullest extent permitted by law, that any Lender also may exercise its right to set off with respect to amounts in excess of such Lender's Pro Rata Percentage of the Obligations then outstanding, and may purchase participation interests in the amounts so set off from the other Lenders, and upon doing so shall deliver such excess to Agent, for distribution to the other Lenders in settlement of the participation purchases described above in this Paragraph 13.6 of Section 13.

**13.7** For the purposes of this Paragraph 13.7 of Section 13, "Confidential Information" means all financial projections and all other information delivered to the Agent or any Lender by or on behalf of the Companies, United or Parent in connection with the transactions contemplated by or otherwise pursuant to this Financing Agreement that is proprietary in nature and that is clearly marked or labeled (or otherwise adequately identified) as being confidential information of the Companies, United or Parent, provided that such term does not include information that (a) was publicly known or otherwise known to the Agent or any of the Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Agent or the Lenders or any person acting on their behalf, (c) otherwise becomes known to the Agent or the Lenders other than through disclosure by the Companies, United or Parent or (d) constitutes financial statements delivered to the Agent hereunder that are otherwise publicly available. The Agent and the Lenders will maintain the confidentiality of such Confidential Information in accordance with commercially reasonable procedures adopted by the Agent and the Lenders in good faith to protect confidential information of third parties delivered to them, provided that the Agent and the Lenders may deliver or disclose Confidential Information to:

(a) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the Revolving Line of Credit);

(b) their respective financial advisors and other professional advisors who are advised to hold confidential the Confidential Information substantially in accordance with the terms of this Paragraph 13.7 of Section 13;

(c) any other Lender,

(d) a commercial bank, commercial finance lender or other financial institution to which the Agent or a Lender sells or offers to sell a portion of their rights and obligations under this Financing Agreement or any participation therein, provided that so long as no Event of Default shall have occurred and remain outstanding, such entity agrees in writing prior to their receipt of such Confidential Information to be bound by the provisions of this Paragraph 13.7 of Section 13; or

(e) any other person or entity (including bank auditors and other regulatory officials) to which such delivery or disclosure may be necessary or appropriate (i) to comply with compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which the Agent or a Lender is a party or (iv) if an Event of Default shall have occurred and remain outstanding, to the extent the Agent may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Financing Agreement.

Each Lender becoming a Lender subsequent to the initial execution and delivery of this Financing Agreement, by its execution and delivery of an Assignment and Transfer Agreement, will be deemed to have agreed to be bound by, and to be entitled to the benefits of, this Paragraph 13.7 of Section 13.

## SECTION 14. Agency

**14.1** Each Lender hereby irrevocably designates and appoints CIT to act as the Agent for such Lender under this Financing Agreement and the other Loan Documents, and irrevocably authorizes CIT, as Agent for such Lender, to take such action on its behalf under the provisions of this Financing Agreement and the other Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In performing its functions under this Financing Agreement, the Agent is acting solely as an agent of the Lenders, and the Agent does not assume, and shall not be deemed to have assumed, an agency or other fiduciary relationship with the Companies. The Agent shall not have any (a) duty, responsibility, obligation or liability to any Lender, except for those duties, responsibilities, obligations and liabilities expressly set forth in this Financing Agreement, or (b) fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement or the other Loan Documents, or otherwise exist against the Agent. No Lender that also is designated as a "Documentation Agent" or a "Syndication Agent" hereunder shall have any right, power, duty, responsibility, obligation or liability under this Financing Agreement, except for the duties, responsibilities, obligations and liabilities of a Lender hereunder.

**14.2** The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys, and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

**14.3** Neither the Agent nor any of its officers, directors, employees, agents, or attorneys shall be liable to any Lender for any action lawfully taken or not taken by the Agent or such person under or in connection with the Financing Agreement and the other Loan Documents (except for the

Agent's or such person's gross negligence or willful misconduct). Without limiting the generality of the foregoing, the Agent shall not be liable to the Lenders for (i) any recital, statement, representation or warranty made by the Companies, United or Parent or any officer thereof contained in (x) this Financing Agreement, (y) any other Loan Document or (z) any certificate, report, audit, statement or other document referred to or provided for in this Financing Agreement or received by the Agent under or in connection with this Financing Agreement, (ii) the value, validity, effectiveness, enforceability or sufficiency of this Financing Agreement, the other Loan Documents or the Agent's security interests in the Collateral, (iii) any failure of the Companies, United or Parent to perform their respective obligations under this Financing Agreement and the other Loan Documents, (iv) any loss or depreciation in the value of, delay in collecting the Proceeds of, or failure to realize on, any Collateral, (v) the Agent's delay in the collection of the Obligations or enforcing the Agent's rights against the Companies, United or Parent, or the granting of indulgences or extensions to the Companies, United or Parent or any account debtor of the Companies, or (vi) for any mistake, omission or error in judgment in passing upon or accepting any Collateral. In addition, the Agent shall have no duty or responsibility to ascertain or to inquire as to the observance or performance of any of the terms, conditions, covenants or other agreements of the Companies, United or Parent contained in this Financing Agreement or the other Loan Documents, or to inspect, verify, examine or audit the assets, books or records of the Companies, United or Parent at any time.

**14.4** The Agent shall be entitled to rely, and shall be fully protected in relying, upon legal counsel, independent public accountants and experts selected by Agent, and shall not be liable to the Lenders for any action taken or not taken in good faith based upon the advise of such counsel, accountants or experts. In addition, the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document believed by the Agent in good faith to be genuine and correct, and to have been signed, sent or made by the proper person or persons. The Agent shall be fully justified in taking or refusing to take any action under this Financing Agreement and the other Loan Documents unless the Agent (a) receives the advice or consent of the Lenders or the Required Lenders, as the case may be, in a manner that the Agent deems appropriate, or (b) is indemnified by the Lenders to the Agent's satisfaction against any and all liability, cost and expense which may be incurred by the Agent by reason of taking or refusing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and the other Loan Documents in accordance with a request of all Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

**14.5** The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from the Companies or a Lender describing such Default or Event of Default with specificity. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to all Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders or Required Lenders, as the case may be, provided that (a) if appropriate, the Agent may require indemnification from the Lenders under Paragraph 14.4 of this Section 14 prior to taking such action, (b) under no circumstances shall the Agent have an obligation to take any action that the Agent believes in good faith would violate any law or any provision of this Financing Agreement or

the other Loan Documents, and (c) unless and until the Agent shall have received direction from the Lenders or Required Lenders, as the case may be, the Agent may (but shall not be obligated to) take such action or refrain from taking action with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

**14.6** Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees or agents, has made any representation or warranty to such Lender regarding the transactions contemplated by this Financing Agreement or the financial condition of the Companies, United or Parent, and such Lender agrees that no action taken by the Agent hereafter, including any review of the business or financial affairs of the Companies, United or Parent, shall be deemed to constitute a representation or warranty by the Agent to any Lender. Each Lender also acknowledges that such Lender has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis, appraisal of and investigation into the business, operations, property, financial condition and creditworthiness of the Companies, United or Parent, and made its own decision to enter into this Financing Agreement. Each Lender agrees, independently and without reliance upon the Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, (a) to continue to make its own credit analyses and appraisals in deciding whether to take or not take action under this Financing Agreement and (b) to make such investigations as such Lender deems necessary to inform itself as to the business, operations, property, financial condition and creditworthiness of the Companies, United and Parent.

**14.7** The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Companies and without limiting the obligation of the Companies to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (a) this Financing Agreement or any other Loan Document, (b) the transactions contemplated hereby or (c) any action taken or not taken by the Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct.

**14.8** The Agent and any Lender may make loans to and generally engage in any kind of business with the Companies, as though the Agent or such Lender were not the Agent or a Lender hereunder. With respect to loans made by the Agent under this Financing Agreement as a Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement and the other Loan Documents as any other Lender, and may exercise the same as though it was not the Agent, and the term "Lender" and "Lenders" shall include the Agent in its individual capacity as such.

**14.9** The Agent may resign as the Agent upon 30 days notice to the Lenders, and such resignation shall be effective on the earlier of (a) the appointment of a successor Agent by the Lenders or (b) the date on which such 30-day period expires. If the Agent provides the Lenders with notice of its intention to resign as Agent, the Lenders agree to appoint a successor to the Agent as

promptly as possible thereafter, whereupon such successor shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor effective upon its appointment. Upon the effective date of an Agent's resignation, such Agent's rights, powers and duties as Agent hereunder immediately shall terminate, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After an Agent's resignation hereunder, the provisions of this Section 14 shall continue to inure to such Agent's benefit as to any actions taken or not taken by such Agent while acting as the Agent.

**14.10** Notwithstanding anything contained in this Financing Agreement to the contrary, without the prior written consent of all Lenders, the Agent will not agree to:

**(a)** amend or waive the Companies' compliance with any term or provision of this Financing Agreement, if the effect of such amendment or waiver would be to (i) increase the Revolving Line of Credit, (ii) reduce the principal of, or rate of interest on, the Revolving Loans, (iii) reduce or waive the payment of any fee in which all Lenders share hereunder or (iv) extend the maturity date of any of the Obligations or the date fixed for payment of any installment thereof;

**(b)** alter or amend (i) this Section 14.10 or (ii) the definition of "Pro Rata Percentage" or "Required Lenders";

**(c)** amend the definition of "Borrowing Base", "Eligible Accounts Receivable", "Eligible Card-Lock Inventory", "Eligible Equipment Based Amount", "Eligible Inventory" or "Eligible Unbilled Card-Lock Customer Accounts Sublimit", if the effect thereof would be to increase Availability;

**(d)** except as otherwise expressly permitted or required hereunder, release any (i) Collateral having a value (as determined by the Agent in its reasonable business judgment) of more than $1,000,000 in any fiscal year of the Companies, or (ii) Guarantor of its liabilities under its Guaranty; or

**(e)** knowingly make any Revolving Loan to the Companies if after giving effect thereto the principal amount of all outstanding Revolving Loans plus the undrawn amount of all outstanding Letters of Credit would exceed the lesser of (i) the Revolving Line of Credit or (ii) one hundred ten percent (110%) of the Borrowing Base of the Companies; provided that in no event shall the Agent continue to knowingly make Overadvances under this Paragraph 14.10(e) of Section 14 for a period in excess of ninety (90) consecutive days without the consent of all Lenders, and provided further that after the occurrence of an Event of Default, the Agent in its sole discretion shall have the right to make Overadvances in excess of the limitation set forth in clause (ii) above (but within the Revolving Line of Credit) in order to preserve, protect and realize upon the Collateral; or

**(f)** waive any Event of Default arising under any provision of this Financing Agreement that would require the approval of all Lenders if such provision were amended.

In all other respects the Agent is authorized to take or to refrain from taking any action which the Agent, in the exercise of its reasonable business judgment, deems to be advisable and in the best

interest of the Lenders, unless this Financing Agreement specifically requires the Companies or the Agent to obtain the consent of, or act at the direction of, the Required Lenders. Without limiting the generality of the foregoing sentence, and notwithstanding any other provision of this Financing Agreement to the contrary, the Agent shall have the right in its sole discretion to (i) determine whether the requirements for eligibility set forth in the definitions of "Eligible Accounts Receivable", "Eligible Card-Lock Inventory", and "Eligible Inventory", "Eligible Equipment", "Eligible Unbilled Card-Lock Customer Accounts" and "Eligible Life Insurance Policies" are satisfied, (ii) establish, adjust and release the amount of reserves provided for in the definitions of "Availability Reserve", "Eligible Accounts Receivable" and "Eligible Inventory", (iii) make Overadvances in accordance with Paragraph 14.10(e) of this Section 14, (iv) release any Collateral having a value (as determined by the Agent in its reasonable business judgment) of up to $350,000 in each fiscal year of the Companies ($500,000 in any fiscal year in which the amount of the Revolving Line of Credit at any time is greater than $45,000,000), and (v) amend any provision of this Financing Agreement or the other Loan Documents in order to cure any error, ambiguity, defect or inconsistency set forth therein. In the event the Agent terminates this Financing Agreement pursuant to the terms hereof, the Agent agrees to cease making additional loans or advances upon the effective date of termination, except for loans or advances which the Agent in its sole discretion determines are reasonably required to preserve, protect or realize upon the Collateral.

**14.11** If a Lender's consent to a waiver amendment or other course of action is required under the terms of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) Business Days after the date of such request, such failure to respond shall be deemed a consent to the requested course of action. In addition, in the event that any Lender declines to give its consent to any request by the Agent for consent to a waiver, amendment or other course of action requiring the consent of such Lender, each Lender agrees that that any other Lender (or any combination of Lenders) shall have the right (but not the obligation) to purchase such Lender's Pro Rata Percentage of the Commitments for the full amount thereof as of the date of such purchase, plus accrued interest to the date of such purchase. No other fee to which such Lender may be entitled hereunder (including, without limitation, the Termination Fee or any LIBOR breakage costs) shall be payable with respect to such purchase, notwithstanding the date of such purchase.

**14.12** The obligations of the Lenders set forth in Paragraphs 13.3, 13.5, 13.6 of Section 13, and Paragraphs 14.4 and 14.7 of this Section 14 shall survive the termination of this Financing Agreement.

**[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Dallas, Texas, by their proper and duly authorized officers as of the date set forth above.

**EDDINS-WALCHER COMPANY**

**By:** [signature]
**Title:** President CEO

**THREE D OIL CO. OF KILGORE, INC.**

**By:** [signature]
**Title:** President CEO

**THE CIT GROUP/BUSINESS CREDIT, INC.,** as the Agent, the Swingline Lender and a Lender

**By:** ______________________
**Title:** Vice President

**Amount of Commitment: $25,000,000.00**

**SUNTRUST BANK,** as Documentation Agent and a Lender

**By:** ______________________
**Title:** Vice President

**Amount of Commitment: $20,000,000.00**

**Address:**

303 Peachtree Street – 2nd Floor
GA – ATL 1981
Atlanta, Georgia 30308

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Dallas, Texas, by their proper and duly authorized officers as of the date set forth above.

**EDDINS-WALCHER COMPANY**

**By:**______________________________
**Title:**____________________________

**THREE D OIL CO. OF KILGORE, INC.**

**By:**______________________________
**Title:**____________________________

**THE CIT GROUP/BUSINESS CREDIT, INC.,**
as the Agent, the Swingline Lender and a Lender

**By:**______________________________
**Title:** Vice President

**Amount of Commitment: $25,000,000.00**

**SUNTRUST BANK,** as Documentation Agent and a Lender

**By:** [signature]
**Title:** Vice President

**Amount of Commitment: $20,000,000.00**

**Address:**

303 Peachtree Street – 2nd Floor
GA – ATL 1981
Atlanta, Georgia 30308

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at Dallas, Texas, by their proper and duly authorized officers as of the date set forth above.

**EDDINS-WALCHER COMPANY**

**By:**________________________________
**Title:**______________________________

**THREE D OIL CO. OF KILGORE, INC.**

**By:**________________________________
**Title:**______________________________

**THE CIT GROUP/BUSINESS CREDIT, INC.,**
as the Agent, the Swingline Lender and a Lender

**By:** [signature]
**Title:** Vice President

**Amount of Commitment: $25,000,000.00**

**SUNTRUST BANK,** as Documentation Agent and a Lender

**By:** ________________________________
**Title:** Vice President

**Amount of Commitment: $20,000,000.00**

**Address:**

303 Peachtree Street – 2nd Floor
GA – ATL 1981
Atlanta, Georgia 30308

**EXHIBIT A**

Form of Assignment and Transfer Agreement

**ASSIGNMENT AND TRANSFER AGREEMENT**

Reference is made to the Financing Agreement dated as of ________, 200__ (as amended, restated supplemented or otherwise modified and in effect from time to time, the "Financing Agreement") among __________, a _____________ corporation ("_____") and ___________ a _______________ corporation ("_____", and together with ______, individually, a "Company" and collectively the "Companies"), the financial institutions from time to time party thereto, as lenders (collectively, the "Lenders", and individually, each a "Lender"), and The CIT Group/Business Credit, Inc, a New York corporation, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used in this Assignment and Transfer Agreement (this "Agreement") and not otherwise defined shall have the meanings given to such terms in the Financing Agreement. This Agreement, between the Assignor (as defined and set forth on Schedule 1, which is made a part of this Agreement) and the Assignee (as defined and set forth on Schedule 1) is effective as of Effective Date (as set forth on Schedule 1).

**1.** The Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all of the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, portions of the financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities"), in an amount for each of the Assigned Facilities as set forth on Schedule 1.

**2.** The Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed or delivered in connection therewith (collectively the "Loan Documents"), or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the other Loan Documents, other than a representation and warranty that the Assignor is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to (x) the financial condition of the Companies **[or any Guarantor]**, or (y) the performance or observance by the Companies **[or any Guarantor]** of any of **[its/their respective]** obligations under the Financing Agreement or any of the Loan Documents.

**3.** The Assignee (i) represents and warrants that it is legally authorized to enter into this Agreement, (ii) confirms that it has received a copy of the Financing Agreement as amended through the Effective Date, together with the copies of the most recent financial statements of the Companies, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis, (iii) agrees that the Assignee will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as the

Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement, (iv) appoints and authorizes the Agent to take such action as agent on the Assignee's behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that the Assignee will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Lender, and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

**4.** Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by the Agent, effective as of the Effective Date.

**5.** Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all other appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

**6.** From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

**7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its respective duly authorized officers on Schedule 1 hereto.

Schedule 1 to Assignment and Transfer Agreement

Name of Assignor: ____________________________

Name of Assignee: ____________________________

Effective Date of Assignment: ________, 200__

| Assigned Facilities | Percentage of Facilities Assigned | Dollar Amount Assigned |
|---|---|---|
| Revolving Line of Credit | _____% | $________ |

**ASSIGNOR:**

______________________________

By: ___________________________
Its: ___________________________

**ASSIGNEE:**

______________________________

By: ___________________________
Its: ___________________________

Accepted by the Agent:

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent as aforesaid

By: ___________________________
Its: ___________________________

# <u>EXHIBIT B</u>

**[RESERVED]**

**EXHIBIT C**

**[RESERVED]**

# <u>Schedule 1</u>—Existing Liens

**UNITED FUEL & ENERGY CORPORATION and SUBSIDIARIES**
**Existing Filings - to remain in place after closing**

**I.A. Eddins-Walcher Company - Texas SOS**

| Secured Party Name | File No. | File Date |
|---|---|---|
| Bank United Texas F.S.B. | 00-00547470 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547471 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547472 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547473 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547474 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547475 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547476 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547477 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547478 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547479 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547480 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547481 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547482 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547483 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547484 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547493 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547494 | 7/20/00 |
| CIT Communications Finance Corp. | 01-00120649 | 6/22/01 |
| CIT Communications Finance Corp. | 01-1000852087 | 8/16/01 |
| CIT Communications Finance Corp. | 02-0000003429 | 9/4/01 |

**I.B. Eddins-Walcher Company - NM SOS**

| Secured Party Name | File No. | File Date |
|---|---|---|
| Bank United Texas F.S.B. | 00-0816047 | 8/16/00 |

**II.A. Frank's Fuels Inc. - Texas SOS**

| Secured Party Name | File No. | File Date |
|---|---|---|
| Bank United Texas F.S.B. | 00-00547485 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547486 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547487 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547488 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547489 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547490 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547491 | 7/20/00 |
| Bank United Texas F.S.B. | 00-00547492 | 7/20/00 |

**III.A. United Fuel & Energy Corporation - Texas SOS**

| Secured Party Name | File No. | File Date |
|---|---|---|
| Citicorp Vendor Finance, Inc. | 01-125094 | 6/27/01 |
| Citicorp Vendor Finance, Inc. | 01-00140738 | 7/26/01 |
| First American Bank, SSP | 02-0006765420 | 10/16/01 |

**IV.A. Three D Oil Co. of Kilgore, Inc. - Texas SOS**

| Secured Party Name | File No. | File Date |
|---|---|---|
| First American Bank, SSB | 02-0009314736 | 11/09/01 |

| | | | |
|---|---|---|---|
| First American Bank, SSB | 02-00009314847 | 11/09/01 | (*) |

(*) - This filing will require amendment to release accounts receivable and inventory to The CIT Group

**Schedule 1** - **Existing Liens**

***First American Bank*** - Third Amendment to Amended and Restated Loan Agreement and Deeds of Trust dated October 10, 2004 by and among Thee D Oil Co. of Kilgore, Inc. as Borrower, United Fuel & Energy Corporation, a Texas corporation, and Thomas E. Kelly as Guarantors, and First American Bank, SSB, as Lender, in the original principal amount of $1,500,000.00.

***Sterling Bank*** - Financing Agreement and Deed of Trust dated November 10, 2004 in the original principal sum of $5,500,000.00, by and among Eddins-Walcher Company as Borrower, United Fuel & Energy Corporation, Three D Oil Co. of Kilgore, Inc. and Thomas E. Kelly as Guarantor(s) and Sterling Bank as Lender.

***The CIT Group/Business Credit, Inc.*** - Financing Agreement and Security Agreement dated November _____, 2004, revolving credit facility in the amount of $35,000,000,00, by and among Eddins-Walcher Company and Three D Oil Co. of Kilgore, Inc., collectively as Borrower, United Fuel & Energy Corporation, as Corporate Guarantor, Thomas E. Kelly and Scott Heller as Guarantors and The CIT/Group Business Credit, Inc., as Lender.

**SCHEDULE 7(1)**
**Company Information**

1. UNITED FUEL & ENERGY CORPORATION

| | | |
|---|---|---|
| (1) | *Legal Name:* | United Fuel & Energy Corporation |
| (2) | *State of Organization:* | Texas |
| (3) | *Federal Tax ID Number:* | 74-2924006 |
| (4) | *Chief Executive Officer:* | Scott Heller |
| (5) | *Trade Names:* | United Fuel & Energy |
| (6) | *Prior Names/Fictitious Names:* | None |
| (7) | *Charter Number:* | 01491634 |

2. EDDINS-WALCHER COMPANY

| | | |
|---|---|---|
| (1) | *Legal Name:* | Eddins-Walcher Company |
| (2) | *State of Organization:* | Texas |
| (3) | *Federal Tax ID Number:* | 75-0924613 |
| (4) | *Chief Executive Officer:* | Scott Heller |
| (5) | *Trade Names:* | None |
| (6) | *Prior Names/Fictitious Names:* | Eddins-Walcher Oil Company<br>Eddins-Walcher Butane Company<br>Eddins-Walcher Fuel Company<br>Eddins-Walcher<br>Franks Fuels, Inc.<br>Frank's Fuels<br>Del Rio Gas Company |
| (7) | *Charter Number:* | 13049100 |

3. THREE D OIL CO. OF KILGORE, INC.

| | | |
|---|---|---|
| (1) | *Legal Name:* | Three D Oil Co. of Kilgore, Inc. |
| (2) | *State of Organization:* | Texas |
| (3) | *Federal Tax ID number:* | 75-2531479 |
| (4) | *Chief Executive Officer:* | Scott Heller |
| (5) | *Trade Names:* | Three "D" Oil Company, Inc.<br>Three D Oil Company, Inc.<br>Three D Oil Company |
| (6) | *Prior Names/Fictitious Names:* | Three "D" Oil Company, Inc.<br>Three D Oil Company, Inc.<br>Three D Oil Company |
| (7) | *Charter Number:* | 130578400 |

**<u>Schedule 7(15)(e)</u> - Permitted Indebtedness; Other Lending Agreements**

***First American Bank*** - Third Amendment to Amended and Restated Loan Agreement and Deeds of Trust dated October 10, 2004 by and among Thee D Oil Co. of Kilgore, Inc. as Borrower, United Fuel & Energy Corporation, a Texas corporation, and Thomas E. Kelly as Guarantors, and First American Bank, SSB, as Lender, in the original principal amount of $1,500,000.00.

***Sterling Bank*** - Financing Agreement and Deed of Trust dated November 10, 2004 in the original principal sum of $5,500,000.00, by and among Eddins-Walcher Company as Borrower, United Fuel & Energy Corporation, Three D Oil Co. of Kilgore, Inc. and Thomas E. Kelly as Guarantor(s) and Sterling Bank as Lender.

***The CIT Group/Business Credit, Inc.*** - Financing Agreement and Security Agreement dated November _____, 2004, revolving credit facility in the amount of $35,000,000,00, by and among Eddins-Walcher Company and Three D Oil Co. of Kilgore, Inc., collectively as Borrower, United Fuel & Energy Corporation, as Corporate Guarantor, Thomas E. Kelly and Scott Heller as Guarantors and The CIT/Group Business Credit, Inc., as Lender.

## Eddins-Walcher Company

| Bulk Whs# | Assc Whs# | SFS # | SS# | Address | City | St | Lease | Terms | Lessor | Comments |
|---|---|---|---|---|---|---|---|---|---|---|
| 101 | | 423 | | 34th and Ave A | Lubbock | TX | N | | | SFS & Warehouse |
| | 101 | 422 | | 5002 Southeast Drive | Lubbock | TX | N | | | SFS & Bulk fuel storage |
| | 101 | | | Ropesville | Ropesville | TX | N | | | Propane Storage |
| | 101 | | | 7401 W. US 380 | Brownfield | TX | N | | | Closed BP - Storage facility only |
| | 101 | | | 1001 Lubbock Road | Meadow | TX | N | | | Closed BP- No inventory |
| 103 | | 449 | | 205 Old Lubbock Hwy | Snyder | TX | N | | | |
| 111 | | 444 | | 2800 S. Hwy 385 | Seminole | TX | N | | | |
| | 111 | | | Highway 83 West | Denver City | TX | N | | | Closed BP - Storage facility only |
| 113 | | 443 | | 704 Railroad Avenue | Seagraves | TX | N | | | |
| 121 | | | | 9421 Andrews Hwy | Odessa | TX | N | | | |
| | 121 | 468 | | 4201 W. 42nd | Odessa | TX | N | | | |
| | 121 | | | 3800 Slator | Odessa | TX | N | | | Bulk fuel, tank storage & repair yard |
| 125 | | | | 3410 W Loop 338 | Odessa | TX | N | | | |
| | 125 | | | 806 W. Broadway | Andrews | TX | N | | | Closed BP ; no inventory; truck for Andrews deliveries parked on site |
| | 125 | | | 6033 Westmoor Road | Odessa | TX | N | | | |
| 25 | 125 | | | 2813 South Hwy 349 | Midland | TX | N | | | |
| 131 | | | | 1934 S. Hwy 18 | Kermit | TX | N | | | |
| 135 | | | | 704 Main Street | Rankin | TX | N | | | |
| 27 | 135 | 492 | | Hwy 290 | Sheffield | TX | Y | $250/month | Ellis Owens; PO Box 218; Sheffield TX 79781 | |
| | 135 | | | 105 E 3rd | Iraan | TX | N | | | Closed BP - Storage facility only |
| 141 | | | | W. Highway 280 | Sonora | TX | Y/N | $225/month | Joe David Ross; PO Box 645; Sonora TX 76950 | Most of facility is owned |
| | 141 | | | N Service Rd I-10 | Ozona | TX | Y | $550/month-verbal | Charles Davidson; PO Box 448; Ozona, TX; 76943 | Storage facility only |
| 143 | | | | Wagonwheel Rd & Hwy 90 W. | Del Rio | TX | N | | | |
| 151 | | | | 7800 N. Hwy 277 | Abilene | TX | Y | No charge | Patterson UTI Drilling | |
| 181 | | | | 1306 W. Broadway | Hobbs | NM | Y/N | $2,100/yr | State Of NM Lands; PO Box 1148; Santa Fe, NM 87504 | Back part of BP leased. Annual lease paid 1/28/03 |
| | 181 | | | 601 Clinton St. | Hobbs | NM | N | | | Old BJ bldg - no inventory |
| 29 | 181 | | | Kyle St & Hwy 18 | Hobbs | NM | N | | | Kyle bulk fuel storage |
| 183 | | 401 | | 210 East Main | Artesia | NM | Y | $18,000/year | Artesia Alfalfa Growers Assn. PO Box 930; Artesia NM, 88211 | Annual lease paid 2/3/03 |
| 185 | | 407 | | 720 South Main | Lovington | NM | N | | | |
| | | 402 | | Artesia Indian Basin | Artesia | NM | Y | No Charge | Marathon Co | |
| | | 405 | | B&H Construction | Carlsbad | NM | Y | No Charge | B&H Construction | Customer Site |
| | | 408 | | Gandy | Lovington | NM | Y | No Charge | Gandy Corporation | Customer Site |
| | | 409 | | 203 West Broadway | Tatum | NM | N | | | |
| | | 410 | 602 | 220 West Marland (SS#2) | Hobbs S | NM | N | | | |
| | | 411 | | 1200 West Broadway | Hobbs W | NM | N | | | |
| | | 412 | 603 | 3704 Lovington Hwy (SS#3) | Hobbs N | NM | Y | $3,705.54 / month | Del Norte Heights, Inc.; PO Box 1258, Hobbs, NM 88240 | |
| | | 413 | | 3500 North Enterprise | Hobbs DSL | NM | N | | | |
| | | 416 | | 1410 West Ave O | Eunice | NM | N | | | |
| | | 419 | | Hwy 18 & Hwy 128 | Jal | NM | Y | $500/month | Judy Green | Verbal |
| | | 427 | | 1706 S. Slaughter Avenue | Sundown | TX | N | | | Facility closed; no inventory |
| | | 428 | | North FM 303 | Sundown N | TX | N | | | |

# COLLATERAL LOCATIONS

| Bulk Whs# | Assc Whs# | SFS # | SS# | Address | City | St | Lease | Terms | Lessor | Comments |
|---|---|---|---|---|---|---|---|---|---|---|
| | | 430 | | Hwy 380 West | Plains | TX | N | | | BP building leased out |
| | | 431 | | Broadway @ Adams | Denver City | TX | N | | | |
| | | 432 | | 4 miles north on Hwy 214 | Denver City | TX | Y | No Charge | Pool Company | Customer Site |
| | | 435 | | 702 Lubbock Road | Brownfield | TX | N | | | |
| | | 436 | | Halliburton | Brownfield | TX | Y | No Charge | Halliburton | Customer Site |
| | | 439 | | FM 1730 | New Home | TX | N | | | SFS Open; BP Closed |
| | | 440 | | 1207 Lockwood | Tahoka | TX | Y | $2,400 / year | $ 1,200 - Farmers Co-op Association; 1200 Lockwood; Tahoka TX 79373.........$1,200 - Wayne Jeffcoat; PO Box 581; Tahoka TX 79373 | Annual lease paid 1/21/03 |
| | | 445 | | 803 Hobbs Highway | Seminole | TX | N | | | |
| | | 446 | | 20 miles west on Hwy 62/180 | Seminole | TX | Y | $100/mth | Bar S Conv Store | Bar S Conv Store |
| | | 450 | | 124 W Pacific | Loraine | TX | N | | | |
| | | 452 | | 814 N. Main Street | Andrews | TX | N | | | |
| | | 453 | | State Hwy 115 @ Mustang Dr. | Andrews | TX | N | | | |
| | | 454 | | Highway 385 (2 miles north) | Andrews | TX | N | | | |
| | | 457 | | 3000 N. Big Spring St. | Midland N | TX | N | | | |
| | | 458 | | 2926 Rankin Highway | Midland S | TX | N | | | |
| | | 459 | | 3013 Garden City Hwy | Midland FF | TX | N | | | |
| | | 460 | | 3015 Garden City Hwy | Midland E | TX | N | | | |
| | | 461 | | 2410 West Wall | Midland W | TX | N | | | |
| | | 463 | | 9915 W Industrial | Midland | TX | Y | No charge | Patterson UTI Drilling | Customer Site |
| | | 464 | | 12600 N FM 2401 | Midkiff | TX | Y | $0.03/gal mthly | Midkiff Coop | |
| | | 465 | | 9489 Andrews Hwy | Odessa | TX | Y | $1,400/month | $700 - Hence Barrow; PO Box 646; Odessa, TX 79760 ....... $350 - Hence C Barrow; PO Box 646; Odessa TX 79760 ...... $350 - Mary Frances Barrow; PO Box 1762; Lubbock TX 79408 | 60 months beginning 4/1/03 |
| | | 466 | | 3479 W. 42nd | Odessa | TX | N | | | |
| | | 467 | | 715 S. Grandview | Odessa | TX | N | | | |
| | | 469 | | 8870 W Loop 338 | Odessa | TX | Y | No charge | Weatherford | Customer Site |
| | | 471 | | Highway 87 North | Big Spring | TX | N | | | |
| | | 474 | | 1100 S. Gaston | Crane | TX | N | | | Facility closed; no inventory |
| | | 475 | | North 2nd & East Truck Rte. | Crane | TX | N | | | |
| | | 476 | | 104 E. 3rd Street | McCamey | TX | Y | $1,200/year | S. Orient Railroad; C/O Bristol Real Estate; 210 South Main Street; Brownwood TX 76801 | Annual lease paid 8/26/02 |
| | | 478 | | 1014 South Poplar | Kermit | TX | N | | | |
| | | 481 | | 802 East Sealy | Monahans | TX | N | | | Closed facility, no inventory |
| | | 482 | | IH-20 & Loop 464 | Monahans | TX | Y | $250/mth | S. Ashbrook | |
| | | 483 | | FM 1219 & Hwy 18 | Royalty | TX | Y | No charge | Royalty Well Service | |
| | | 484 | | IH-10 & Hwy 18 | Ft. Stockton | TX | Y | $250/month | Juan Salinas dba Johnny's Circle N North; PO Box 834 Ft. Stockton TX 79735 | |
| | | 487 | | US Hwy 67 @ State Hwy 349 | Rankin | TX | N | | | |
| | | 488 | | US Hwy 67 West | Big Lake | TX | Y | $1,000/year | Univ. of TX Lands; PO Box 579; Austin TX 79767 | Annual lease paid 8/2/02 |
| | | 491 | | 6th @ Blanton | Iraan | TX | N | | | |
| | | 495 | | Hwy 163 South & War Admiral | Ozona | TX | N | | | |

| Bulk Whs# | Assc Whs# | SFS # | SS# | Address | City | St | Lease | Terms | Lessor | Comments |
|---|---|---|---|---|---|---|---|---|---|---|
| | | 496 | | 604 S. Hwy 277 | Sonora | TX | N | | | |
| | | 497 | | Hwy 90 West | Del Rio | TX | N | | | |
| | | 498 | | 32137 Hwy 90 West | Comstock | TX | Y | $150/mth | Jodie & Pete Gould; PO Box 715; Comstock TX 78837 | J&P Store |
| | | | | 1630 N. Dal Paso | Hobbs | NM | N | | | Kennedy's Chev - No inventory |
| | | | | 714 N. Turner | Hobbs | NM | N | | | Closed SS #1- No inventory |

**Three D Oil Co. of Kilgore, Inc.**

| | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Main | | IU 1, 4, & 5 | | 1915 N Hwy 135 | Kilgore | TX | N | | | Main Facility, Bulk Storage, Lube Whse, Cardlock IU's 1,4 & 5 |
| | | IU 10 | | 5138 Hwy 79 | Palestine | TX | N | | | Cardlock IU 10 |
| | | IU 3 | | 1704 Industrial Blvd | Kilgore | TX | Y | No Charge | Claytons Industrial C Store | Cardlock IU 3 |
| | | IU 21 | | 11441 Hwy 43 South | Marshall | TX | Y | No Charge | Key Energy Yard | Customer site - IU 21 |

**<u>Schedule 7(15)(g)</u> - Real Property Owned and Leased/Collateral Locations**

The following properties listed on the original Schedule provided to you in October 2003 have been sold:

1. 1630 N. Dal Paso, Hobbs, New Mexico more particularly described as the North 150 feet of Lot Twenty-two (22), Block Two (2), Buena Vista Heights, to the City of Hobbs, Lea County, New Mexico.

2. Coors Road Property being 2.0 Acres of land in the Southwest part of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas, more particularly described in metes and bounds as follows:

   BEGINNING at a ½" iron rod in the north boundary of a 60-foot wide county road (County Road No. 128), at the southwest corner of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas for the southwest corner of this tract, form which point a 1" iron rod at the southwest corner of Section 13 bears S. 58° 44' W. 3966.7 feet, and S. 15° 17' E. 565.1 feet;

   THENCE N. 31° 16' W, along the west boundary of 51.51 acre tract, 264.0 feet to a 1/2'" iron rod set for the northwest corner of this tract;

   THENCE N. 58° 44' E, 330.0 feet to a ½" iron rod in the west boundary of a 60-foot wide county road (West street), for the northeast corner of this tract;

   THENCE, S. 31° 16' E., along the west boundary of said road, 264.0 feet to a ½" iron rod on the south boundary of 51.51 acre tract and north boundary of county Road No. 128, for the southeast corner of this tract;

   THENCE S. 58° 44' W., 330.0 feet to the PLACE OF BEGINNING, containing 2.0 acres of land.

3. 1001 Lubbock Road, Meadow, Texas more particularly described as Lot 1, 2 and the North half of Lot 3, Block 2, Patton Addition to the city of Meadow, Terry County, Texas.

4. 714 N. Turner, Hobbs, New Mexico more particularly described as Lots 4, 5, 6, 7 & 8, Block 148, Highland Park Addition to the City of Hobbs, Lea County, New Mexico.

5. Sale is pending on 601 Clinton Street, Hobbs, New Mexico more particularly described as: Tract I: The East 105.4 feet of the North 100 feet of Block 139, Highland Park Addition to the City of Hobbs, Lea County, New Mexico, and

**<u>Schedule 7(15)(g)</u> - Real Property Owned and Leased/Collateral Locations**

The following properties listed on the original Schedule provided to you in October 2003 have been sold:

1. 1630 N. Dal Paso, Hobbs, New Mexico more particularly described as the North 150 feet of Lot Twenty-two (22), Block Two (2), Buena Vista Heights, to the City of Hobbs, Lea County, New Mexico.

2. Coors Road Property being 2.0 Acres of land in the Southwest part of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas, more particularly described in metes and bounds as follows:

   BEGINNING at a ½" iron rod in the north boundary of a 60-foot wide county road (County Road No. 128), at the southwest corner of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas for the southwest corner of this tract, form which point a 1" iron rod at the southwest corner of Section 13 bears S. 58° 44' W. 3966.7 feet, and S. 15° 17' E. 565.1 feet;

   THENCE N. 31° 16' W, along the west boundary of 51.51 acre tract, 264.0 feet to a 1/2'" iron rod set for the northwest corner of this tract;

   THENCE N. 58° 44' E, 330.0 feet to a ½" iron rod in the west boundary of a 60-foot wide county road (West street), for the northeast corner of this tract;

   THENCE, S. 31° 16' E., along the west boundary of said road, 264.0 feet to a ½" iron rod on the south boundary of 51.51 acre tract and north boundary of county Road No. 128, for the southeast corner of this tract;

   THENCE S. 58° 44' W., 330.0 feet to the PLACE OF BEGINNING, containing 2.0 acres of land.

3. 1001 Lubbock Road, Meadow, Texas more particularly described as Lot 1, 2 and the North half of Lot 3, Block 2, Patton Addition to the city of Meadow, Terry County, Texas.

4. 714 N. Turner, Hobbs, New Mexico more particularly described as Lots 4, 5, 6, 7 & 8, Block 148, Highland Park Addition to the City of Hobbs, Lea County, New Mexico.

5. Sale is pending on 601 Clinton Street, Hobbs, New Mexico more particularly described as: Tract I: The East 105.4 feet of the North 100 feet of Block 139, Highland Park Addition to the City of Hobbs, Lea County, New Mexico, and

**<u>Schedule 7(15)(g)</u> - Real Property Owned and Leased/Collateral Locations**

The following properties listed on the original Schedule provided to you in October 2003 have been sold:

1. 1630 N. Dal Paso, Hobbs, New Mexico more particularly described as the North 150 feet of Lot Twenty-two (22), Block Two (2), Buena Vista Heights, to the City of Hobbs, Lea County, New Mexico.

2. Coors Road Property being 2.0 Acres of land in the Southwest part of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas, more particularly described in metes and bounds as follows:

   BEGINNING at a ½" iron rod in the north boundary of a 60-foot wide county road (County Road No. 128), at the southwest corner of a 51.51 acre tract of land in Section 13, Block 41, T-2-S, T&P Ry Company Survey, Midland County, Texas for the southwest corner of this tract, form which point a 1" iron rod at the southwest corner of Section 13 bears S. 58° 44' W. 3966.7 feet, and S. 15° 17' E. 565.1 feet;

   THENCE N. 31° 16' W, along the west boundary of 51.51 acre tract, 264.0 feet to a 1/2'" iron rod set for the northwest corner of this tract;

   THENCE N. 58° 44' E, 330.0 feet to a ½" iron rod in the west boundary of a 60-foot wide county road (West street), for the northeast corner of this tract;

   THENCE, S. 31° 16' E., along the west boundary of said road, 264.0 feet to a ½" iron rod on the south boundary of 51.51 acre tract and north boundary of county Road No. 128, for the southeast corner of this tract;

   THENCE S. 58° 44' W., 330.0 feet to the PLACE OF BEGINNING, containing 2.0 acres of land.

3. 1001 Lubbock Road, Meadow, Texas more particularly described as Lot 1, 2 and the North half of Lot 3, Block 2, Patton Addition to the city of Meadow, Terry County, Texas.

4. 714 N. Turner, Hobbs, New Mexico more particularly described as Lots 4, 5, 6, 7 & 8, Block 148, Highland Park Addition to the City of Hobbs, Lea County, New Mexico.

5. Sale is pending on 601 Clinton Street, Hobbs, New Mexico more particularly described as: Tract I: The East 105.4 feet of the North 100 feet of Block 139, Highland Park Addition to the City of Hobbs, Lea County, New Mexico, and

## Schedule 7(15)(h) - Litigation

**UNITED FUEL & ENERGY CORPORATION:** None

**EDDINS-WALCHER COMPANY:**

(1) Cause No. CC2-16,094; Eddins-Walcher Company vs. David Rounds dba Mesa Tool Co., Inc., In the County Court at Law Ector County - Collection Suit filed against creditor.

An Order Granting Motion for Summary Judgment was signed by the Judge on January 31, 2005.

No other lawsuits have been filed or served nor has Eddins-Walcher Company received any claims or threatened litigation since the November 10, 2003 disclosure.

**THREE D OIL CO. OF KILGORE, INC.:**

No other lawsuits have been filed or served nor has Three D Oil Co. of Kilgore, Inc. received any claims or threatened litigation since the November 10, 2003 disclosure

**<u>Schedule 7(15)(l)</u> - Environmental Matters**

There have been no changes in Environmental Matters since our last disclosure made to you on November 10, 2003.

**<u>Schedule 7(15)(q)</u> - Subsidiaries**

1. United Fuel & Energy Corporation, a Texas corporation, is a wholly owned subsidiary of United Fuel & Energy Corporation, a Nevada corporation.

2. Eddins-Walcher Company is a wholly owned subsidiary of United Fuel & Energy Corporation, a Texas corporation.

3. Three D Oil Co. of Kilgore, Inc. is a wholly owned subsidiary of United Fuel & Energy Corporation, a Texas corporation.

**<u>Schedule 7(15)(r)</u> - Intellectual Property**

None

**RATIFICATION AND CONFIRMATION OF**
**GUARANTY AND SECURITY DOCUMENTS**

THIS RATIFICATION AND CONFIRMATION OF GUARANTY AND SECURITY DOCUMENTS (this "Ratification") is made as of this 8th day of April, 2005 by UNITED FUEL & ENERGY CORPORATION, a Texas corporation ("Guarantor"), in favor of THE CIT GROUP/BUSINESS CREDIT, INC. as Agent (the "Agent") for itself and the other Lenders under the Restated Financing Agreement described below.

**RECITALS**

**A.** The CIT Group/Business Credit, Inc ("CIT"), as the sole lender, and Eddins-Walcher Company and Three D Oil Co. Of Kilgore, Inc., as borrowers (collectively, the "Companies"), are parties to that certain Financing Agreement dated as of October 10, 2003, as amended by (i) an Agreement Regarding Brands Shopping Network, Inc. Transaction and August 2004 Amendment To Financing Agreement dated as of August 6, 2004, (ii) a September 2004 Extension of Financing Agreement dated as of September 30, 2004, (iii) an Agreement Regarding Sterling Bank Transaction and November 2004 Amendment dated as of November 1, 2004, and (iv) a December 2004 Amendment to Financing Agreement dated as of December __, 2004 (as amended, the "Original Financing Agreement").

**B.** To secure the obligations and liabilities owed by the Companies to CIT under the Original Financing Agreement, Guarantor has executed and delivered to CIT (i) that certain Guaranty of United Fuel and Energy Corporation dated as of October 10, 2003 (the "Guaranty"), (ii) that certain Stock Pledge Agreement dated as of October 10, 2003, regarding Guarantor's stock in Eddins-Walcher Company (the "Eddins Stock Pledge Agreement"), and (iii) that certain Security Agreement dated as of October 10, 2003 between Guarantor and CIT (the "Security Agreement"; the Guaranty, the Eddins Stock Pledge Agreement and the Security Agreement are referred to herein collectively as the "Guaranty and Security Documents").

**C.** The Companies have requested that CIT agree to increase the "Revolving Line of Credit" (as that term is defined in the Original Financing Agreement) from $35,000,000 to $45,000,000. As a condition to CIT's agreement to this increase, CIT requires, among other things, that (i) a portion of the Revolving Line of Credit, as increased, be assigned by CIT to a new lender, (ii) the Companies agree to amend and restate the Original Financing Agreement to reflect, among other things, that CIT will now serve as the agent for the lenders thereunder, and (iii) Guarantor ratify and confirm its obligations under the Guaranty and Security Documents.

**D.** In order to satisfy the requirements of CIT, (i) the Companies have agreed to amend and restate the Original Financing Agreement in the manner set forth in an Amended and Restated Financing Agreement of even date herewith (the "Restated Financing Agreement") among the Agent, the Companies and the lenders that from time to time are parties thereto (the "Lenders"), and (ii) Guarantor has agreed to execute and deliver to the Agent this Ratification.

**NOW, THEREFORE,** in consideration of the foregoing facts and in order to induce CIT to enter into the Restated Financing Agreement and to continue to make to the Companies the financial accommodations provided for thereunder, Guarantor hereby agrees and confirms as follows:

1. **Consent and Related Matters.** (a) Guarantor hereby consents to the execution and delivery of the Restated Financing Agreement by the Companies, and agrees that from and after the effective date of the Restated Financing Agreement, the term *"Guaranteed Obligations"* as used in the Guaranty, and the term *"Secured Obligations"* as used in the Eddins Stock Pledge Agreement and the Security Agreement, shall include all liabilities and obligations owed by the Companies to the Agent and the Lenders of whatever nature under the Restated Financing Agreement.

(b) Guarantor agrees that all references in the Guaranty and Security Documents to the Original Financing Agreement hereafter shall be deemed to be references to the Restated Financing Agreement.

(c) The Agent and the Lenders shall be entitled to all of the benefits of the Guaranty and Security Documents, and the Agent, on behalf of the Lenders, hereafter shall have the right to exercise all rights and remedies of CIT under the Guaranty and Security Documents.

(d) Guarantor acknowledges that Guarantor has read and is familiar with all terms and provisions of the Restated Financing Agreement.

2. **Ratification and Confirmation.** Guarantor hereby (a) ratifies all of its existing obligations to CIT under the Guaranty and Security Documents, (b) confirms to the Agent and the Lenders that the Guaranty and Security Documents, and all obligations of Guarantor under such agreements, remain unmodified and in full force and effect notwithstanding the execution of the Restated Financing Agreement by the Agent, the Lenders and the Companies, and (c) reaffirms and remakes all of the representations, warranties, covenants and waivers set forth in the Guaranty and Security Documents, effective as of the date hereof.

3. **Existence of Defaults and Defenses.** Guarantor further represents and warrants to the Agent and the Lenders that as of the date hereof, there exist (a) no defaults by Guarantor under the Guaranty and Security Documents, and (b) no defenses to the performance of any of Guarantor's obligations under the Guaranty and Security Documents.

4. **Authorization.** Guarantor hereby confirms to the Agent and the Lenders that the execution and delivery of this Ratification has been duly authorized by all necessary corporate action.

**IN WITNESS WHEREOF**, Guarantor has caused this Ratification to be executed by its duly authorized officer as of the date and year set forth above.

UNITED FUEL & ENERGY CORPORATION, a Texas corporation

By: [signature]
Title: President CEO

# RATIFICATION AND CONFIRMATION OF GUARANTY

THIS RATIFICATION AND CONFIRMATION OF GUARANTY (this "Ratification") is made as of this 8th day of April, 2005 by THOMAS E. KELLY ("Guarantor"), in favor of THE CIT GROUP/BUSINESS CREDIT, INC. as Agent (the "Agent") for itself and the other Lenders under the Restated Financing Agreement described below.

## RECITALS

**A.** The CIT Group/Business Credit, Inc ("CIT"), as the sole lender, and Eddins-Walcher Company and Three D Oil Co. Of Kilgore, Inc., as borrowers (collectively, the "Companies"), are parties to that certain Financing Agreement dated as of October 10, 2003, as amended by (i) an Agreement Regarding Brands Shopping Network, Inc. Transaction and August 2004 Amendment To Financing Agreement dated as of August 6, 2004, (ii) a September 2004 Extension of Financing Agreement dated as of September 30, 2004, (iii) an Agreement Regarding Sterling Bank Transaction and November 2004 Amendment dated as of November 1, 2004, and (iv) a December 2004 Amendment to Financing Agreement dated as of December __, 2004 (as amended, the "Original Financing Agreement").

**B.** To secure the obligations and liabilities owed by the Companies to CIT under the Original Financing Agreement, Guarantor has executed and delivered to CIT that certain Limited Guaranty dated as of October 10, 2003, as modified from time to time (as so modified, the "Guaranty").

**C.** The Companies have requested that CIT agree to increase the "Revolving Line of Credit" (as that term is defined in the Original Financing Agreement) from $35,000,000 to $45,000,000. As a condition to CIT's agreement to this increase, CIT requires, among other things, that (i) a portion of the Revolving Line of Credit, as increased, be assigned by CIT to a new lender, (ii) the Companies agree to amend and restate the Original Financing Agreement to reflect, among other things, that CIT will now serve as the agent for the lenders thereunder, and (iii) Guarantor ratify and confirm its obligations under the Guaranty.

**D.** In order to satisfy the requirements of CIT, (i) the Companies have agreed to amend and restate the Original Financing Agreement in the manner set forth in an Amended and Restated Financing Agreement of even date herewith (the "Restated Financing Agreement") among the Agent, the Companies and the lenders that from time to time are parties thereto (the "Lenders"), and (ii) Guarantor has agreed to execute and deliver to the Agent this Ratification.

**NOW, THEREFORE,** in consideration of the foregoing facts and in order to induce CIT to enter into the Restated Financing Agreement and to continue to make to the Companies the financial accommodations provided for thereunder, Guarantor hereby agrees and confirms as follows:

1. **Consent and Related Matters.** (a) Guarantor hereby consents to the execution and delivery of the Restated Financing Agreement by the Companies, and agrees that from and after the effective date of the Restated Financing Agreement, the term *"Guaranteed Obligations"* as used in the Guaranty shall include all liabilities and obligations of the Companies to the Agent and the Lenders of whatever nature under the Restated Financing Agreement.

(b) Guarantor agrees that all references in the Guaranty to the Original Financing Agreement hereafter shall be deemed to be references to the Restated Financing Agreement.

(c) The Agent and the Lenders shall be entitled to all of the benefits of the Guaranty, and the Agent, on behalf of the Lenders, hereafter shall have the right to exercise all rights and remedies of CIT under the Guaranty.

(d) Guarantor acknowledges that Guarantor has read and is familiar with all terms and provisions of the Restated Financing Agreement.

**2. Ratification and Confirmation.** Guarantor hereby (a) ratifies all of its existing obligations to CIT under the Guaranty, (b) confirms to the Agent and the Lenders that the Guaranty, and all obligations of Guarantor thereunder, remain unmodified and in full force and effect notwithstanding the execution of the Restated Financing Agreement by the Agent, the Lenders and the Companies, and (c) reaffirms and remakes all of the representations, warranties, covenants and waivers set forth in the Guaranty, effective as of the date hereof.

**3. Existence of Defaults and Defenses.** Guarantor further represents and warrants to the Agent and the Lenders that as of the date hereof, there exist (a) no defaults by Guarantor under the Guaranty, and (b) no defenses to the performance of any of Guarantor's obligations under the Guaranty.

**IN WITNESS WHEREOF**, Guarantor has executed and delivered this Ratification as of the date and year set forth above.

Thomas E. Kelly

To: THE CIT GROUP/BUSINESS CREDIT, INC.

Address: 5420 LBJ Freeway
Suite 200
Dallas, Texas 75240

April 8, 2005

**STOCK PLEDGE AGREEMENT**
**[Stock in United Fuel & Energy Corporation]**

Gentlemen:

Reference is made to a certain Amended and Restated Financing Agreement of even date herewith (herein called, as amended from time to time, the "Financing Agreement"), among The CIT Group/Business Credit, Inc., as agent (in such capacity, "Agent") for itself and the other lenders (collectively, the "Lenders") that are parties thereto, Eddins-Walcher Company ("EWC") and Three D Oil Co. of Kilgore, Inc. ("Three D", together with EWC, the "Company"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. As security for: (a) the full and indefeasible payment and performance when due of all now existing and future (i) indebtedness, obligations and liabilities of the undersigned (herein the "Pledgor") arising pursuant to any guaranty now or hereafter executed by the Pledgor in CIT's favor regarding the Borrower (herein collectively the "Guaranty") and (ii) all present and future Obligations; (b) the amount of all expenses (including reasonable attorneys' fees) incurred by CIT in collecting or attempting to collect any of the Obligations whether from the Borrower, the Pledgor or any other obligor or in realizing upon any collateral for the Obligations; and (c) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to Agent hereunder (all indebtedness, obligations and liabilities set forth in clauses (a)-(c) herein collectively called the "Secured Obligations"), the Pledgor hereby pledges, assigns, transfers, delivers and sets over to Agent, for the benefit of the Lneders, all of its right, title and interest in and to any and all securities issued by United Fuel & Energy Corporation, a Texas corporation (the "Company") now or hereafter owned by Pledgor (the "Securities"), including, but not limited to, any securities listed on Schedule A attached hereto.

This pledge includes all right, title and interest in and to and is a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as the "Pledged Collateral"); provided, however, that until the occurrence of an Event of Default (as hereinafter defined) that shall then be continuing, Pledgor shall be entitled to all cash dividends and all interest paid on the Pledged Collateral free of the security interest created under this Agreement. All Pledged Collateral received hereafter by Pledgor shall be received in trust for the benefit of Agent, and all certificates or other written instruments or documents evidencing and/or

representing any Pledged Collateral received hereafter by Pledgor, together with such instruments of transfer as Agent may request, shall promptly be delivered to or deposited with Agent and held by Agent as Pledged Collateral under the terms of this Stock Pledge Agreement. Agent shall be deemed to have possession of any Pledged Collateral in transit to Agent. Pledgor hereby authorizes Agent to file such financing statements in connection with this grant of a security interest in the Pledged Collateral as shall be deemed desirable by Agent.

This Stock Pledge Agreement is executed as an inducement to Agent and/or the Lenders to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of Agent's and Lenders' doing or having done any of the foregoing.

The Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by Agent and the Lenders in consideration of and in reliance upon the execution of this Stock Pledge Agreement, but nothing herein shall obligate Agent or the Lenders to do any of the foregoing.

The Pledgor shall be in default under this Stock Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):

1. the occurrence of any Event of Default under the Financing Agreement;

2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue; or

3. the commencement by or against Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that any such involuntary proceeding which is commenced against Pledgor is not dismissed within thirty (30) days.

In the event of the happening of any such Event of Default, then on ten (10) days prior notice to the Pledgor, without the curing of such default within such time, Agent may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in Agent's name, or the name of Agent's nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, Agent, on behalf of the Lenders, may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by Agent under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at Agent's office or elsewhere, on such terms and conditions, and at such prices as Agent may deem advisable, for cash, upon credit, or for future delivery, with the right on Agent's part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended

action by Agent required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor. Upon the occurrence of an Event of Default, Agent shall also have all rights and remedies available under the Uniform Commercial Code.

Net proceeds of any such disposition as aforesaid, after deduction of all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as Agent may elect, of any of the Secured Obligations, whether then due or not due. Agent agrees to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, the Company shall continue to be fully liable for same.

Further, Agent is hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to the Pledgor, without the curing of such Event of Default within such time, to transfer to itself or to its nominee any or all of the Pledged Collateral or to register the same on the books of United or entity issuing same in Agent's name, for the benefit of the Lenders; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as Agent in its discretion deems advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

As long as no Event of Default shall have occurred hereunder, any voting rights incident to any Securities pledged as Pledged Collateral may be exercised by the Pledgor; provided, however, that the Pledgor will not exercise, or cause to be exercised, any such voting rights, without Agent's prior written consent, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

Other than the exercise of reasonable care to assure the safe custody of any Pledged Collateral in the possession of Agent from time to time, Agent does not have any obligation, duty or responsibility with respect to the Pledged Collateral. Without limiting the generality of the foregoing, Agent shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Pledged Collateral or informing the Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Pledged Collateral; (c) collect any amounts payable in respect of the Pledged Collateral (Agent being liable to account to Pledgor only for what Agent may actually receive or collect thereon); (d) sell all or any portion of the Pledged Collateral to avoid market loss or otherwise; or (e) hold the Pledged Collateral for or on behalf of any party other than the Pledgor.

This Stock Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

Pledgor hereby represents and warrants that (i) the Pledged Collateral is owned by Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in favor of

Agent, for the benefit of the Lenders; (ii) there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; (iii) that Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; (iv) that any Securities pledged as Pledged Collateral have been duly authorized and validly issued and are fully paid and non-assessable; (v) any certificate evidencing Securities pledged as Pledged Collateral are valid and genuine and have not been altered; (vi) that said Pledged Collateral is not subject to any assessment; (vii) Pledgor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada; and (viii) the execution and delivery of this Stock Pledge Agreement by Pledgor and the consummation of the transactions contemplated hereby (x) have been duly authorized by all necessary corporate action and (y) do not violate any term, provision or covenant contained in the organizational documents of Pledgor or any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which Pledgor is a signatory or by which Pledgor or any of Pledgor's assets are bound. Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

Unless Agent consents otherwise in writing or unless otherwise permitted by the Financing Agreement:

1) Pledgor will not sell, assign (by operation of law or otherwise) or transfer its rights in any of the Pledged Collateral;

2) Pledgor will not (i) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Pledged Collateral to any party other than to Agent, or (ii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Pledged Collateral to any party other than to Agent;

3) Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Agent's security interest in any Pledged Collateral; or

4) Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Securities pledged as Pledged Collateral, except as consented to in writing by Agent.

In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for Agent to exercise any of your rights hereunder, the Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Pledgor agrees to indemnify and to hold Agent harmless from and against any claim or liability; and to hold Agent harmless from and against any claim or liability

caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

The Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

Pledgor hereby agrees to deliver to Agent any certificates, documents or other instruments evidencing any of the Pledged Collateral, to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to Agent for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order (i) to perfect and protect Agent's security interest in the Pledged Collateral, (ii) to enable Agent, on behalf of the Lenders, to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) to otherwise carry out the intent and purpose of this Stock Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which Agent may now or hereafter hold whether granted or given to Agent by the Pledgor, Company, United, Parent or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. Agent shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and Agent's exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of Agent's rights or remedies.

**AGENT AND PLEDGOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS STOCK PLEDGE AGREEMENT. PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE**

**OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST PLEDGOR IN SUCH COURTS. IN NO EVENT WILL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.**

The Pledgor expressly waives and relinquishes any rights of subrogation, reimbursement, indemnity or recourse to or with respect to any of the assets or properties of the Company until the Secured Obligations have been indefeasibly paid in full to Agent.

To the extent required, Pledgor hereby consents to the pledge to Agent of the Capital Stock of Parent by the other shareholders of Parent.

All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any exchange, release or non-perfection of any collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of Agent's contained in this Agreement, the Financing Agreement or any other Loan Document, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(iv) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Financing Agreement or any other Loan Document; or

(v) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company, United, Parent or Pledgor (other than indefeasible payment in full of the Secured Obligations).

This Stock Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Stock Pledge Agreement. Delivery of an executed counterpart of this Stock Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Stock Pledge Agreement. Any party delivering an executed counterpart of this Stock Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Stock Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Stock Pledge Agreement.

If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

This Stock Pledge Agreement and the other Loan Documents referenced herein or contemplated hereby constitute the entire agreement between CIT and Pledgor; supersede any prior agreements; can be changed only by a writing signed by both CIT and Pledgor; shall be binding on the heirs, administrators, executors, successors and assigns of the Pledgor; and shall inure to the benefit of CIT and its respective successors and assigns.

*[The Remainder of this Page Intentionally Left Blank]*

Signed as of the date first written above.

UNITED FUEL & ENERGY CORPORATION,
formerly known as Brands Shopping Network, Inc.,
a Nevada corporation

By: ____________________
Name: Scott Heller
Title: President CEO

**Schedule A to Stock Pledge Agreement between**
**The CIT Group/Business Credit, Inc. and**
**United Fuel & Energy Corporation (the "Pledgor")**

| **Issuer** | **Owner** | **Certificate #** | **# of Shares** |
|---|---|---|---|
| **United Fuel & Energy Corporation, a Texas corporation** | **United Fuel & Energy Corporation, a Nevada corporation** | | |

(the "Pledgor")

UNITED FUEL & ENERGY CORPORATION,
formerly known as Brands Shopping Network, Inc.

By:______________________________
Name:____________________________
Title:_____________________________

GUARANTY OF UNITED FUEL & ENERGY CORPORATION
[Indebtedness of Eddins-Walcher Company and
Three D Oil Company of Kilgore, Inc.]

April 8, 2005

**THE CIT GROUP/BUSINESS CREDIT, INC.**
5420 LBJ Freeway, Suite 200
Dallas, Texas 75240

Re: **EDDINS-WALCHER COMPANY** and **THREE D OIL COMPANY OF KILGORE, INC.**, (collectively referred to as the "Company")

Gentlemen:

Reference is made to a certain Amended and Restated Financing Agreement of even date herewith (herein called, as amended from time to time, the "Financing Agreement"), among The CIT Group/Business Credit, Inc., as agent (in such capacity, "Agent") for itself and the other lenders (collectively, the "Lenders") that are parties thereto, Eddins-Walcher Company ("EWC") and Three D Oil Co. of Kilgore, Inc. ("Three D", together with EWC, the "Company"). Capitalized terms used but not defined in this Guaranty shall have the meaning given to such terms in the Financing Agreement. The undersigned (the "Guarantor") hereby unconditionally (a) guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future Obligations, (b) agrees to pay to Agent on demand the amount of all expenses (including reasonable attorney's fees) incurred by Agent in collecting or attempting to collect any of the Company's indebtedness, obligations or liabilities owing to Agent, whether from the Company, or from any other obligor, or from Guarantor, or in realizing upon any collateral for all or any part thereof, and (c) agrees to pay interest at the Default Rate of Interest on all amounts payable to the Agent and the Lenders hereunder, even if such amount cannot be collected from the Company (all of the aforementioned indebtedness, obligations, liabilities, expenses and interest are hereinafter collectively called the "Guaranteed Obligations"). To the extent Agent or any Lender receives payment on account of Guaranteed Obligations, which payment is thereafter set aside or required to be repaid by Agent or any Lender in whole or in part, then, to the extent of any sum not finally retained by Agent or any Lender (regardless of whether such sum is recovered from Agent or any Lender by the Company, its trustee, or any other party acting for, on behalf of or through the Company or its representative), Guarantor's obligation to Agent and the Lenders under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until Guarantor has made payment to Agent or the Lenders therefor, which payment shall be due upon demand.

This Guaranty is executed as an inducement to Agent and the Lenders to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, or to enter into or continue a financing arrangement with the Company, and is executed in consideration of Agent and the Lenders doing or having done any of the foregoing. Guarantor agrees that any of the foregoing shall be done or extended by Agent and the Lenders in their sole discretion, and shall be deemed to have been done or extended by Agent and the Lenders in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate Agent or the Lenders to do any of the foregoing.

Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Financing Agreement, the amendment, execution or termination of the Financing Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which Guarantor may be entitled (whether under this Guaranty or the Financing Agreement), and Agent's and the Lenders' reliance on this Guaranty are hereby waived. Guarantor also: (a) waives any rights of Guarantor under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, and (b) waives notice of changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any other guarantor) and the settlement, compromise or release of any Guaranteed Obligations, and agree that, as to Guarantor, the amount of the Guaranteed Obligations shall not be diminished by any of the foregoing. Guarantor also agrees that Agent need not attempt to collect any Guaranteed Obligations from any other guarantor, the Company or any other obligor or to realize upon any collateral prior to making demand upon Guarantor, but may require Guarantor to make immediate payment of Guaranteed Obligations to Agent, for the benefit of the Lenders, when due or at any time thereafter. Agent shall not be liable for failure to collect Guaranteed Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall Agent or any Lender be under any obligation to take any action whatsoever with regard thereto.

This Guaranty is an absolute, unconditional and continuing guarantee of payment and not of collection, regardless of the validity, regularity or enforceability of any of the Guaranteed Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by Agent, or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on Agent's part. The liability of Guarantor under this Guaranty shall be unaffected by the death of Guarantor. Payment by Guarantor shall be made to Agent, for the benefit of the Lenders, at Agent's office from time to time on demand as Guaranteed Obligations become due, and one or more successive or concurrent actions may be brought hereon against Guarantor and any other guarantor either in the same action or in separate actions. An action may be maintained by Agent, on behalf of the Lenders, against Guarantor at Agent's election with or without the joinder of the Company, any other guarantor or obligor of the Guaranteed Obligations, any right to such joinder hereby being waived. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against Guarantor, Guarantor agrees not to assert against Agent or any Lender any set-off or counterclaim which the Company

may have, and, further, Guarantor agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by Agent or any Lender to Guarantor, or for any loss of contribution from any other guarantor. **IN ANY LITIGATION BASED ON THIS GUARANTY IN WHICH AGENT AND GUARANTOR SHALL BE ADVERSE PARTIES, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO TRIAL BY JURY.** Guarantor also waives the right to interpose any defense based upon statute of limitations or any claim of laches and waives the performance of each and every condition precedent to which Guarantor might otherwise be entitled by law. **GUARANTOR HEREBY CONSENTS TO THE IN PERSONAM JURISDICTION OF THE COURTS OF THE STATE OF TEXAS. IN THE EVENT THAT AAGENT BRINGS ANY ACTION OR SUIT IN ANY COURT OF RECORD OF STATE OR THE FEDERAL GOVERNMENT TO ENFORCE ANY OR ALL LIABILITIES OF GUARANTOR HEREUNDER, SERVICE OF PROCESS MAY BE MADE ON GUARANTOR BY MAILING A COPY OF THE SUMMONS TO GUARANTOR AT THE ADDRESS BELOW SET FORTH. GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST GUARANTOR IN SUCH COURTS.**

All sums at any time to the credit of Guarantor and any property of Guarantor on which Agent at any time have a lien or security interest, or of which Agent at any time have possession, shall secure payment and performance of all Guaranteed Obligations however arising. Guarantor shall have no right of subrogation, indemnification or recourse to any Guaranteed Obligations or collateral or guarantees therefor, or to any assets of the Company.

Guarantor hereby represents and warrants the following to Agent and the Lenders:

(a) This Guaranty may reasonably be expected to benefit, directly or indirectly, Guarantor; and

(b) Guarantor has adequate means to obtain from the Company on a continuing basis information concerning the financial condition of the Company and Guarantor is not relying on Agent or any Lender to provide such information to Guarantor either now or in the future; and

(c) Guarantor has the power and authority to execute, deliver and perform this Guaranty and any other agreements executed by Guarantor contemporaneously herewith, and the execution, delivery and performance of this Guaranty and any other agreements executed by Guarantor contemporaneously herewith do not and will not violate (i) any agreement or instrument to which Guarantor is a party, (ii) any law, rule, regulation or order of any governmental authority to which Guarantor is subject, or (iii) if Guarantor is not an individual, its organizational documents; and

(d) Neither Agent, any Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; and

(e) The financial statements and other financial information regarding Guarantor heretofore and hereafter delivered to Agent are and shall be true and correct in all material respects and fairly present the financial position of Guarantor as of the dates thereof, and no material adverse change has occurred in the financial condition of Guarantor reflected in the financial statements and other financial information regarding Guarantor heretofore delivered to Agent since the date of the last statement thereof; and

(f) As of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, (i) Guarantor is and will be solvent, (ii) the fair saleable value of Guarantor's assets exceeds and will continue to exceed his liabilities (both fixed and contingent), (iii) Guarantor is and will continue to be able to pay his debts as they mature, and (iv) if Guarantor is not an individual, Guarantor has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage; and

(g) Guarantor acknowledges that, in consideration for his execution, delivery and performance of this Guaranty, Guarantor has received "reasonably equivalent in value" within the meaning of Section 548 of the United States Bankruptcy Code, as amended; and

(h) There are no legal proceedings, material claims or demands pending or, to the knowledge of Guarantor, threatened against Guarantor or any of Guarantor's assets, Guarantor is not in material breach or material default of any legal requirement, and no event has occurred which, with a lapse of time or action by a third party, could result in Guarantor's material breach or material default under any legal requirement.

Guarantor hereby covenants and agrees with Agent as follows:

(a) Guarantor shall not, so long as Guarantor's obligations under this Guaranty continue, transfer or pledge any material portion of his assets for less than full and adequate consideration; and

(b) Guarantor shall promptly furnish to Agent at any time and from time to time such financial statements and other financial information of Guarantor as Agent may require, in form and substance satisfactory to Agent (including, without limitation, annual financial statements within 120 days after the end of each calendar year); and

(c) Guarantor shall promptly inform Agent of (i) any litigation or governmental investigation against Guarantor or affecting any security for all or any part of the Guaranteed Obligations or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such security or might cause a default under any of the Loan Documents, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation, and (iii) any material adverse change in the financial condition of Guarantor; and

Upon the occurrence of any of the following events:

(1) any Event of Default under, or termination of, the Financing Agreement;

(2) failure of Guarantor to observe or perform any agreements, warranties or covenants contained herein; or

(3) (a) death of Guarantor, or dissolution or cessation of Guarantor's business;

(b) calling of a meeting of the creditors of Guarantor for the purposes of compromising the debts of Guarantor;

(c) failure of Guarantor to meet Guarantor's debts as they mature;

(d) commencement by Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeds under federal or state law (herein collectively "Insolvency Proceeding");

(e) commencement of any Insolvency Proceeding against Guarantor,

then, in the case of event (1) above, the liability of Guarantor for the entire Guaranteed Obligations shall mature, and in the case of events (2) and (3)(a) through (e) above, the liability of Guarantor for the entire Guaranteed Obligations shall mature even if the liability of the Company therefor does not.

This Guaranty may be terminated as to Guarantor only as of any Anniversary Date (as defined in the Financing Agreement) and then only upon actual receipt by one of Agent's officers of written notice of such termination at least ninety (90) days prior to the subject Anniversary Date at the address set forth above sent by registered or certified mail; provided however, that Guarantor shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Guaranteed Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Guaranteed Obligations. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Guaranteed Obligations owing.

Agent's books and records showing the account among Agent, the Lenders and the Company shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Agent's monthly statements rendered to the Company shall be binding upon Guarantor (whether or not Guarantor received copies thereof) and shall constitute an accounts stated among Agent, the Lenders and the Company unless Agnet shall have received a written statement of the Company's exceptions within thirty (30) days after the statement was mailed to the Company.

Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company or any other person directly or contingently liable for the Guaranteed Obligations guaranteed hereunder, or against or with respect to the Company's property (including, without limitation, property collateralizing the Guaranteed Obligations) arising from the existence or performance of this Guaranty.

This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between Agent or any Lender, on one hand, and Guarantor, on the other hand, shall be effective to change or modify this Guaranty. Agent's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by Guarantor of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by Guarantor hereunder.

This Guaranty may be assigned by Agent and shall be for the benefit of Agent, each Lender any of assignee or transferee of Agent or any Lender, and shall cover any Guaranteed Obligations in existence at the time of assignment or transfer as well as any and all future Guaranteed Obligations, loans, advances or extensions of credit made to the Company by, or otherwise owed by the Company to, such assignee or transferee.

This Guaranty is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Guaranteed Obligations, now existing or hereafter executed by Guarantor or others in favor of the Agent and/or the Lenders.

When used in this Guaranty, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This Guaranty shall inure to the benefit of Agent and Agent's successors and assigns; shall be binding upon Guarantor and upon the successors and assigns of Guarantor; and shall pertain to the Company and its successors and assigns.

This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

**THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

**THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL**

**AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.**

***[Remainder of page intentionally blank; signature page follows]***

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the day and year first above written.

**UNITED FUEL & ENERGY CORPORATION, formerly known as Brands Shopping Network, Inc.**

By: [signature]
Name: SCOTT HELLER
Title: President / CEO

STATE OF TEXAS §
§ ss.:
COUNTY OF Midland §

On April 8, 2005, before me personally came Scott Heller, who is the Pres/CEO of United Fuel & Energy Corporation, a Nevada corporation, to me known to be the individual described in and who executed the foregoing instrument, who acknowledged that he executed the foregoing instrument on behalf of and as the act and deed of said corporation.

Peggy B. Cain
Notary Public

NOTARY PUBLIC STATE OF TEXAS
PEGGY B CAIN
My Commission Expires
July 25, 2008

## SUBORDINATION AGREEMENT

**THIS SUBORDINATION AGREEMENT**, made and entered into this 8th day of April, 2005, is made by and between UNITED FUEL & ENERGY CORPORATION, formerly known as Brands Shopping Network, Inc., a Nevada corporation ("Subordinating Creditor") with a principal place of business at 405 North Marienfeld, Suite 300, Midland, Texas 79701, and THE CIT GROUP/BUSINESS CREDIT, INC., as Agent (in such capacity, "Agent") for itself and other Lenders described below, with a place of business at 5420 LBJ Freeway, Suite 200, Dallas, Texas 75240.

## WITNESSETH:

**WHEREAS**, Subordinating Creditor has made or may make advances and/or loans and or other extensions of credit to Eddins-Walcher Company ("Eddins") and/or Three D Oil Co. of Kilgore, Inc. ("Three D") (Eddins and Three D being hereinafter individually and collectively referred to as "Company", and such advances and loans and other extensions of credit being hereinafter referred to as the "Subordinated Advances");

**WHEREAS**, the Company desires to borrow certain sums from Agent and the Lenders pursuant to that certain Amended and Restated Financing Agreement of even date herewith (herein called, as amended from time to time, the "Financing Agreement"), among the Company, Agent, and the lenders that are parties thereto (collectively, the "Lenders");

**WHEREAS**, Subordinating Creditor is the ultimate parent of Company, and the extensions of credit by Agent and the Lenders to the Company will benefit the Subordinating Creditor;

**NOW THEREFORE**, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinating Creditor hereby agrees with Agent, for the benefit of the Lenders, as follows:

1. **Subordination**. The Subordinating Creditor hereby subordinates and defers the payment (including without limitation in any Insolvency Proceeding) of any and all amounts which may be now or hereafter owing by the Company to the Subordinating Creditor pursuant to the Subordinated Advances and/or any promissory notes now or hereafter executed and delivered by the Company to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing by the Company to the Subordinating Creditor arising pursuant to or in connection with said Subordinated Advances (the "Subordinated Debt") to the prior payment and satisfaction in full of any and all Senior Debt which may be now or hereafter owing to Agent or the Lenders by the Company. "Senior Debt," as used herein, shall mean all Obligations (as defined in the Financing Agreement), including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon, including, without limitation, any post petition interest accruing on such Senior Debt after the Company becomes subject to an Insolvency Proceeding (whether or not such interest is enforceable against the Company or recoverable against the Company or its respective bankruptcy estate). Senior Debt shall also include all indebtedness, obligations and liabilities of the Company (i)

arising in connection with any advances made to the Company as a debtor-in-possession, or a trustee for the Company under any Insolvency Proceeding and (ii) to repay any amount previously paid by the Company pursuant to the Financing Agreement which amounts have been returned to the Company or to a trustee pursuant to sections 547 or 548 of the Bankruptcy Code.

"Insolvency Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Company or its assets, (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or (iii) any assignment for the benefit or creditors or any other marshalling of the Company's assets.

2. **Representations and Warranties**. The Subordinating Creditor hereby warrants and represents to Agent, for the benefit of the Lenders:

2.1 That the Subordinated Debt is not and will not be subject to any defense, offset or counterclaim; that the Subordinating Creditor is the exclusive owner of the Subordinated Debt; that there are, and will be, no guarantees or collateral or security for said Subordinated Debt; and that neither the Subordinated Debt nor any collateral or guarantees (if any) therefor is now, nor will be subject to any lien, security interest, guarantees, subordination or assignment, except the subordination in favor of Agent.

2.2 That until such time as this Subordination Agreement is terminated as herein below provided, the Subordinating Creditor will not, directly or indirectly, demand or receive payment of; exchange, forgive, or modify; request or obtain collateral or security or guarantees for; effect a subordination or transfer to others of; grant any security interest in or lien on; or assert, or participate in, or bring any sort of action, suit or proceeding (including without limitation bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization on: the whole or any part of, the Subordinated Debt (herein "Commence Legal Action").

3. **Inducement**. This Subordination Agreement is executed as an inducement to Agent and/or the Lenders to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of Agent's and Lenders' doing or having done any of the foregoing. The Subordinating Creditor agrees that any of the foregoing shall be done or extended by Agent and the Lenders in their sole discretion and shall be deemed to have been done or extended by Agent and the Lenders in consideration of and in reliance upon the execution of this Subordination Agreement, but that nothing herein shall obligate Agent or the Lenders to do any of the foregoing.

4. **Termination**. Unless the prior written consent of Agent has been obtained, this Subordination Agreement may be terminated only upon payment and satisfaction in full of all Senior Debt and termination of the Financing Agreement and Agent's and the Lenders' obligations to make loans, advances and/or extensions of credit thereunder.

5. **Rights in Insolvency Proceedings**. The Subordinating Creditor irrevocably grants to Agent, on behalf of the Lenders, the right (but Agent shall not have the obligation) to file, prove and vote claims on account of the Subordinated Debt in any Insolvency Proceeding involving or relating to the Subordinated Debt. The Subordinating Creditor further irrevocably authorizes and empowers Agent, on behalf of the Lenders, in any such Insolvency Proceeding to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt for application on the Senior Debt, and to take such other action as may be reasonably necessary to effectuate the foregoing. The Subordinating Creditor shall provide to Agent all information and documents necessary to present claims or seek enforcement as aforesaid. The Subordinating Creditor agrees that if it is permitted by Agent to vote Subordinating Creditors' claims in any such Insolvency Proceeding relative to the Company, the Subordinating Creditor shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Financing Agreement, the Senior Debt, or the liens and security interests to the extent granted to Agent with respect to the Senior Debt, (ii) the rights and duties of Agent established in the Financing Agreement or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of this Subordination Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt.

6. **No Liability**. Agent shall in no event be liable for any failure to prove the Subordinated Debt; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith.

7. **Arrangements With the Company**. It is agreed that Agent and the Lenders may enter into any agreement or arrangements with respect to the Financing Agreement and/or the Senior Debt, and any amendments, thereto, with the Company as Agent and the Lenders may deem proper; extend the time for payment of and/or renew any or all Senior Debt; surrender any security, collateral or guarantees underlying all or any of such Senior Debt, and make any settlements and compromises thereof; all without notice to or consent from the Subordinating Creditor and without in any way impairing or affecting this Subordination Agreement thereby.

8. **Payments to the Subordinating Creditor**. Should any payment with respect to the Subordinated Debt be received by the Subordinating Creditor in any form and from any source whatsoever (including, without limitation, any payment or distribution of collateral security (if any) or the proceeds of any such collateral security) prior to the satisfaction in full of the Senior Debt, the Subordinating Creditor shall immediately deliver to Agent, for the benefit of the Lenders, any monies, securities or other property received by it, or its equivalent in cash, with proper endorsements or assignments, if necessary; and pending such delivery the Subordinating Creditor shall hold such monies, securities or other property as trustee for the account of Agent and the Lenders.

9. **Acceleration Rights and Remedies** The Subordinating Creditor shall have no right to accelerate the Subordinated Debt or Commence Legal Action to enforce collection of all, or any part of, the Subordinated Debt without the prior written consent of Agent.

10. **Action Against**. If the Subordinating Creditor, in violation of this Subordination Agreement, shall assert or bring any action, suit or proceeding against the Company, the Company may interpose as a defense or dilatory plea the making of this Subordination Agreement, and Agent, on behalf of the Lenders, is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in Company's name. If the Subordinating Creditor shall attempt to enforce, collect or realize upon any Subordinated Debt or, any collateral, security or guarantees (if any), securing the Subordinated Debt in violation of this Subordination Agreement, the Company may, by virtue of this Subordination Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, Agent may restrain any such enforcement, collection or realization, either in its own name or in the name of the Company.

11. **Endorsement of Note; Other Documents**. The Subordinating Creditor agrees to mark any instrument evidencing the Subordinated Debt with a notation in substantially the following form: "This Note is subject to the terms and provisions of Subordination Agreement executed by the Payee in favor of The CIT Group/Business Credit, Inc., as Agent for itself and other Lenders", and to deliver such Subordinated Note to Agent.

12. **Modifications to the Subordinated Debt**. Without obtaining the prior written consent of Agent, the Subordinated Debt shall not be amended for (i) any increase in the rate of interest charged thereunder, (ii) any increase in the principal amount of the Subordinated Debt or any installment due thereunder, (iii) any change of the maturity date of any payment for principal or interest which would have the effect of accelerating payment thereof, (iv) amendment of the form or method of payment, (v) the granting or obtaining of any collateral security or obtaining any lien in any collateral, (vi) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company, or (vii) any other amendment which would have a material adverse effect on the operations of the Company, Agent's security interest in the Collateral or the Senior Debt.

13. **No Impairment of Company's Obligation**. Subject to all of Agent's rights as expressly provided in this Subordination Agreement, nothing contained in this Subordination Agreement shall impair, as between the Company and the Subordinating Creditor, the obligation of the Company, which is unconditional and absolute, to pay the Subordinated Debt to the Subordinating Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms.

14. **Subrogation**. Until such time as the Senior Debt is paid in full and this Subordination Agreement is terminated as herein provided, the Subordinating Creditor shall not assert or be entitled to any subrogation rights. Subject to the prior sentence, if any payment or distribution to which the Subordinating Creditor would otherwise have been entitled (but for the provisions of this Subordination Agreement) shall have been turned over to Agent or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Subordination Agreement, then the Subordinating Creditor shall be entitled to receive from Agent any payments or distributions received by Agent in excess of the amount sufficient to pay the Senior Debt in full, and upon such payment in full of the Senior Debt shall be subrogated (without any representation by, or any recourse

whatsoever to Agent) to all rights of Agent and the Lenders to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. For purposes of the Subordinating Creditor's subrogation rights hereunder, payments to Agent, on behalf of the Lneders, with respect to the Senior Debt which the Subordinating Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Subordination Agreement shall not, as between the Company, its creditors (other than Agent and the Lenders) and the Subordinating Creditor, be deemed payments with respect to the Senior Debt. Agent makes absolutely no representation or warranty whatsoever in connection with such rights or Senior Debt, including without limitation any representation or warranty as to the enforceability of the Financing Agreement, the Senior Debt, or any lien upon Collateral therefor, or the collectibility of the Senior Debt.

15. **Entire Agreement**. This Subordination Agreement embodies the whole agreement of the parties and may not be modified except in writing. Agent's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other non-observance by the Subordinating Creditor of the terms and provisions of this Subordination Agreement shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Subordinating Creditor hereunder.

16. **Waiver of Notice**. The Subordinating Creditor hereby waives any and all demands, presentments or notices (other than notices specifically provided for in this Subordination Agreement) to which it might otherwise be entitled (including, without limitation, any and all notice of the creation or accrual of any Senior Debt; of any extension, modification, or renewal of any of any Senior Debt, and of Agent's or any Lender's reliance on this Subordination Agreement).

17. **Notices** All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight carrier, or when deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

If to the Subordinating Creditor:

United Fuel & Energy Corporation
405 North Marienfeld
Suite 300
Midland, Texas 79701
Attention: Chief Financial Officer
Fax Number: (432) 571-8099

If to the Company:

Eddins-Walcher Company
405 North Marienfeld
Suite 300
Midland, Texas 79701
Attention: Chief Financial Officer
Fax Number: (432) 571-8099

If to Agent:

The CIT Group/Business Credit, Inc.
Two Lincoln Centre
5420 LBJ Freeway
Suite 200
Dallas, Texas 75240
Attention: Regional Credit Manager
Fax Number: (972) 455-1690

18. **General Provisions**. When used in this Subordination Agreement all pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender. This Subordination Agreement: shall inure to the benefit of Agent, each Lender their respective successors and assigns; shall be binding upon the respective successors and assigns of the Subordinating Creditor; and shall pertain to the Company and its successors and assigns. This Subordination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same document.

19. **CHOICE OF LAW. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.**

**IN WITNESS WHEREOF**, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.

UNITED FUEL & ENERGY CORPORATION,
formerly known as Brands Shopping Network, Inc.

By______________________________
Title:____________________________

THE CIT GROUP/BUSINESS CREDIT,
INC., as Agent

By [signature]
Title: Vice President

The undersigned, the Company referred to in the foregoing Subordination Agreement, hereby agrees to comply with all of the terms and provisions of said Subordination Agreement in all respects. In the event of a breach by either the Company or Subordinating Creditor in the performance of any of the terms of the said Subordination Agreement, all of the Senior Debt shall, without notice or demand, become immediately due and payable. The Company hereby covenants that it will not make any payment on account of, recognize any forgiveness, assignment or transfer of, nor give any security for, the Subordinated Debt while said Subordination Agreement is in effect or until the Senior Debt has been satisfied in full and said Subordination Agreement is terminated as herein provided.

EDDINS-WALCHER COMPANY

By______________________________
Title:____________________________

THREE D OIL CO. OF KILGORE, INC.

By______________________________
Title:____________________________

**IN WITNESS WHEREOF**, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.

UNITED FUEL & ENERGY CORPORATION,
formerly known as Brands Shopping Network, Inc.

By ________________________
Title: President / CEO

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

By ________________________
Title: ________________________

The undersigned, the Company referred to in the foregoing Subordination Agreement, hereby agrees to comply with all of the terms and provisions of said Subordination Agreement in all respects. In the event of a breach by either the Company or Subordinating Creditor in the performance of any of the terms of the said Subordination Agreement, all of the Senior Debt shall, without notice or demand, become immediately due and payable. The Company hereby covenants that it will not make any payment on account of, recognize any forgiveness, assignment or transfer of, nor give any security for, the Subordinated Debt while said Subordination Agreement is in effect or until the Senior Debt has been satisfied in full and said Subordination Agreement is terminated as herein provided.

EDDINS-WALCHER COMPANY

By ________________________
Title: President CEO

THREE D OIL CO. OF KILGORE, INC.

By ________________________
Title: President CEO

To: THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

Address: 5420 LBJ Freeway
Suite 200
Dallas, Texas 75240

April 8, 2005

**STOCK PLEDGE AGREEMENT**
**[Stock in United Fuel & Energy Corporation owned by Thomas E. Kelly]**

Gentlemen:

Reference is made to a certain Amended and Restated Financing Agreement of even date herewith (herein called, as amended from time to time, the "Financing Agreement"), among The CIT Group/Business Credit, Inc., as agent (in such capacity, "Agent") for itself and the other lenders (collectively, the "Lenders") that are parties thereto, Eddins-Walcher Company ("EWC") and Three D Oil Co. of Kilgore, Inc. ("Three D", together with EWC, the "Company"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. As security for: (a) (i) the full and indefeasible payment and performance when due of all now existing and future Obligations, and (ii) the full and indefeasible payment and performance of all now existing and future obligations of United Fuel & Energy Corporation, a Texas corporation ("United") and of United Fuel & Energy Corporation, formerly known as Brands Shopping Network, Inc., a Nevada corporation ("Parent") to Agent and the Lenders, whether absolute or contingent, and whether arising under the Financing Agreement as now written or as amended or supplemented or augmented hereafter, or by virtue of any guaranty now or hereafter executed by United or by Parent in favor of Agent, for the benefit of the Lenders; (b) the amount of all expenses (including reasonable attorneys' fees) incurred by Agent in collecting or attempting to collect any of the Company's or United's or Parent's obligations to Agent and the Lenders, whether from the Company, United or Parent or any other obligor or in realizing upon Collateral; and (c) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to Agent hereunder (all indebtedness, obligations and liabilities set forth in clauses (a)-(c) herein collectively called the "Secured Obligations"), Thomas E. Kelly ("Pledgor") hereby pledges, assigns, transfers, delivers and sets over to the Agent, for the benefit of the Lenders, all of its right, title and interest in and to any and all securities issued by Parent now or hereafter owned by Pledgor (the "Securities"), including, but not limited to, any Securities listed on Schedule A attached hereto.

This pledge includes all right, title and interest in and to and is a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter

referred to as the "Pledged Collateral"); provided, however, that until the occurrence of an Event of Default (as hereinafter defined) that shall then be continuing, Pledgor shall be entitled to all cash dividends and all interest paid on the Pledged Collateral free of the security interest created under this Agreement. All Pledged Collateral received hereafter by Pledgor shall be received in trust for the benefit of Agent, and all certificates or other written instruments or documents evidencing and/or representing any Pledged Collateral received hereafter by Pledgor, together with such instruments of transfer as Agent may request, shall promptly be delivered to or deposited with Agent and held by Agent as Pledged Collateral under the terms of this Stock Pledge Agreement. Agent shall be deemed to have possession of any Pledged Collateral in transit to Agent. Pledgor hereby authorizes Agent to file such financing statements in connection with this grant of a security interest in the Pledged Collateral as shall be deemed desirable by Agent.

This Stock Pledge Agreement is executed as an inducement to Agent and/or the Lenders to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of Agent's and Lenders' doing or having done any of the foregoing.

The Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by Agent and the Lenders in consideration of and in reliance upon the execution of this Stock Pledge Agreement, but nothing herein shall obligate Agent or the Lenders to do any of the foregoing.

The Pledgor shall be in default under this Stock Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):

1. the occurrence of any Event of Default under the Financing Agreement;

2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue; or

3. the commencement by or against Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that any such involuntary proceeding which is commenced against Pledgor is not dismissed within thirty (30) days.

In the event of the happening of any such Event of Default, then on ten (10) days prior notice to the Pledgor, without the curing of such default within such time, Agent may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in Agent's name, or the name of Agent's nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, Agent, on behalf of the Lenders, may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by Agent under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one

or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at Agent's office or elsewhere, on such terms and conditions, and at such prices as Agent may deem advisable, for cash, upon credit, or for future delivery, with the right on Agent's part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by Agent required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor. Upon the occurrence of an Event of Default, Agent shall also have all rights and remedies available under the Uniform Commercial Code.

Net proceeds of any such disposition as aforesaid, after deduction of all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as Agent may elect, of any of the Secured Obligations, whether then due or not due. Agent agrees to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, the Company shall continue to be fully liable for same.

Further, Agent is hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to the Pledgor, without the curing of such Event of Default within such time, to transfer to itself or to its nominee any or all of the Pledged Collateral or to register the same on the books of United or entity issuing same in Agent's name, for the benefit of the Lenders; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as Agent in its discretion deems advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

As long as no Event of Default shall have occurred hereunder, any voting rights incident to any Securities pledged as Pledged Collateral may be exercised by the Pledgor; provided, however, that the Pledgor will not exercise, or cause to be exercised, any such voting rights, without Agent's prior written consent, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

Other than the exercise of reasonable care to assure the safe custody of any Pledged Collateral in the possession of Agent from time to time, Agent does not have any obligation, duty or responsibility with respect to the Pledged Collateral. Without limiting the generality of the foregoing, Agent shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Pledged Collateral or informing the Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Pledged Collateral; (c) collect any amounts payable in respect of the Pledged Collateral (Agent being liable to account to Pledgor only for what Agent may actually receive or collect thereon); (d) sell all or any portion of the Pledged Collateral to avoid market loss or otherwise; or (e) hold the Pledged Collateral for or on behalf of any party other than the Pledgor.

This Stock Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

Pledgor hereby represents and warrants that (i) the Pledged Collateral is owned by Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in favor of Agent, for the benefit of the Lenders; (ii) there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; (iii) that Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; (iv) that any Securities pledged as Pledged Collateral have been duly authorized and validly issued and are fully paid and non-assessable; (v) any certificate evidencing Securities pledged as Pledged Collateral are valid and genuine and have not been altered; and (vi) that said Pledged Collateral is not subject to any assessment. Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

Unless Agent consents otherwise in writing or unless otherwise permitted by the Financing Agreement:

(a) Pledgor will not sell, assign (by operation of law or otherwise) or transfer its rights in any of the Pledged Collateral;

(b) Pledgor will not (i) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Pledged Collateral to any party other than to Agent, or (ii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Pledged Collateral to any party other than to Agent;

(c) Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Agent's security interest in any Pledged Collateral; or

(d) Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Securities pledged as Pledged Collateral, except as consented to in writing by Agent.

In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for Agent to exercise any of your rights hereunder, the Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Pledgor agrees to indemnify and to hold Agent harmless from and against any claim or liability; and to hold Agent harmless from and against any claim or liability caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

The Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

Pledgor hereby agrees to deliver to Agent any certificates, documents or other instruments evidencing any of the Pledged Collateral, to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to Agent for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order (i) to perfect and protect Agent's security interest in the Pledged Collateral, (ii) to enable Agent, on behalf of the Lenders, to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) to otherwise carry out the intent and purpose of this Stock Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which Agent may now or hereafter hold whether granted or given to Agent by the Pledgor, Company, United, Parent or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. Agent shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and Agent's exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of Agent's rights or remedies.

**AGENT AND PLEDGOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS STOCK PLEDGE AGREEMENT. PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. PLEDGOR IRREVOCABLY**

**WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST PLEDGOR IN SUCH COURTS. IN NO EVENT WILL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.**

The Pledgor expressly waives and relinquishes any rights of subrogation, reimbursement, indemnity or recourse to or with respect to any of the assets or properties of the Company until the Secured Obligations have been indefeasibly paid in full to Agent.

To the extent required, Pledgor hereby consents to the pledge to Agent of the Capital Stock of Parent by the other shareholders of Parent.

All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any exchange, release or non-perfection of any collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of Agent's contained in this Agreement, the Financing Agreement or any other Loan Document, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(iv) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Financing Agreement or any other Loan Document; or

(v) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company, United, Parent or Pledgor (other than indefeasible payment in full of the Secured Obligations).

This Stock Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Stock Pledge Agreement. Delivery of an executed counterpart of this Stock Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Stock Pledge Agreement. Any party delivering an executed counterpart of this Stock Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Stock Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Stock Pledge Agreement.

If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

**THIS STOCK PLEDGE AGREEMENT IS NOT GIVEN IN REPLACEMENT OR NOVATION OF THAT CERTAIN STOCK PLEDGE AGREEMENT DATED JULY 14, 2004, EXECUTED BY PLEDGOR, IN FAVOR OF THE CIT GROUP/BUSINESS CREDIT, INC., COVERING CAPITAL STOCK IN UNITED OWNED BY PLEDGOR (THE "UNITED STOCK PLEDGE AGREEMENT"). THIS STOCK PLEDGE AGREEMENT IS NOT INTENDED AS, AND SHALL NOT BE CONSTRUED AS, A RELEASE OR IMPAIRMENT OF THE AGREEMENTS AND OBLIGATIONS OF THE PARTIES TO THE UNITED STOCK PLEDGE AGREEMENT. EACH PARTY HERETO HEREBY AGREES THAT ALL PROVISIONS OF THE UNITED STOCK PLEDGE AGREEMENT ARE HEREBY RATIFIED AND CONFIRMED AND SHALL REMAIN IN FULL FORCE AND EFFECT. IN ADDITION TO AND NOT IN LIMITATION OF THE FOREGOING, THE EXISTING SECURITY INTERESTS IN THE COLLATERAL PLEDGED PURSUANT TO THE UNITED STOCK PLEDGE AGREEMENT (SUCH COLLATERAL BEING HEREINAFTER REFERRED TO AS "UNITED STOCK") ARE NOT EXTINGUISHED HEREBY; AND THE MAKING, PERFECTION, AND PRIORITY OF SUCH EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN FULL FORCE AND EFFECT; AND TO THE EXTENT THE PLEDGED COLLATERAL, WHETHER BY OPERATION OF LAW OR OTHERWISE, CONSTITUTES PROCEEDS OF THE UNITED STOCK OR IS OTHERWISE IN ANY WAY ISSUED IN REPLACEMENT OR SUBSTITUTION FOR THE UNITED STOCK OR, WHETHER BY OPERATION OF LAW OR OTHERWISE, THE UNITED STOCK HAS BEEN CONVERTED OR COMBINED INTO OR EXCHANGED FOR THE PLEDGED COLLATERAL, THE EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN AND BE EFFECTIVE AS A LIEN AGAINST THE PLEDGED COLLATERAL.**

**THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS STOCK PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.**

*[The Remainder of this Page Intentionally Left Blank]*

This Stock Pledge Agreement and the other Loan Documents referenced herein or contemplated hereby constitute the entire agreement between Agent and Pledgor; supersede any prior agreements; can be changed only by a writing signed by both Agent and Pledgor; shall be binding on the heirs, administrators, executors, successors and assigns of Pledgor; and shall inure to the benefit of Agent and its respective successors and assigns.

Very truly yours,

THOMAS E. KELLY

Address: 4411 Cardinal Lane
Midland, TX 79707

**Schedule A to Stock Pledge Agreement**
**Executed by Thomas E. Kelly**

| Issuer | Owner | Certificate # | # of Shares |
|---|---|---|---|
| United Fuel & Energy Corporation | THOMAS E. KELLY | | |

To: THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

Address: 5420 LBJ Freeway
Suite 200
Dallas, Texas 75240

April 8, 2005

**STOCK PLEDGE AGREEMENT**
**[Stock in United Fuel & Energy Corporation owned by Scott Heller]**

Gentlemen:

Reference is made to a certain Amended and Restated Financing Agreement of even date herewith (herein called, as amended from time to time, the "Financing Agreement"), among The CIT Group/Business Credit, Inc., as agent (in such capacity, "Agent") for itself and the other lenders (collectively, the "Lenders") that are parties thereto, Eddins-Walcher Company ("EWC") and Three D Oil Co. of Kilgore, Inc. ("Three D", together with EWC, the "Company"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. As security for: (a) (i) the full and indefeasible payment and performance when due of all now existing and future Obligations, and (ii) the full and indefeasible payment and performance of all now existing and future obligations of United Fuel & Energy Corporation, a Texas corporation ("United") and of United Fuel & Energy Corporation, formerly known as Brands Shopping Network, Inc., a Nevada corporation ("Parent") to Agent and the Lenders, whether absolute or contingent, and whether arising under the Financing Agreement as now written or as amended or supplemented or augmented hereafter, or by virtue of any guaranty now or hereafter executed by United or by Parent in favor of Agent, for the benefit of the Lenders; (b) the amount of all expenses (including reasonable attorneys' fees) incurred by Agent in collecting or attempting to collect any of the Company's or United's or Parent's obligations to Agent and the Lenders, whether from the Company, United or Parent or any other obligor or in realizing upon Collateral; and (c) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to Agent hereunder (all indebtedness, obligations and liabilities set forth in clauses (a)-(c) herein collectively called the "Secured Obligations"), Scott Heller ("Pledgor") hereby pledges, assigns, transfers, delivers and sets over to the Agent, for the benefit of the Lenders, all of its right, title and interest in and to any and all securities issued by Parent now or hereafter owned by Pledgor (the "Securities"), including, but not limited to, any Securities listed on Schedule A attached hereto.

This pledge includes all right, title and interest in and to and is a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as the "Pledged Collateral"); provided, however, that until the occurrence of an Event of

Default (as hereinafter defined) that shall then be continuing, Pledgor shall be entitled to all cash dividends and all interest paid on the Pledged Collateral free of the security interest created under this Agreement. All Pledged Collateral received hereafter by Pledgor shall be received in trust for the benefit of Agent, and all certificates or other written instruments or documents evidencing and/or representing any Pledged Collateral received hereafter by Pledgor, together with such instruments of transfer as Agent may request, shall promptly be delivered to or deposited with Agent and held by Agent as Pledged Collateral under the terms of this Stock Pledge Agreement. Agent shall be deemed to have possession of any Pledged Collateral in transit to Agent. Pledgor hereby authorizes Agent to file such financing statements in connection with this grant of a security interest in the Pledged Collateral as shall be deemed desirable by Agent.

This Stock Pledge Agreement is executed as an inducement to Agent and/or the Lenders to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of Agent's and Lenders' doing or having done any of the foregoing.

The Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by Agent and the Lenders in consideration of and in reliance upon the execution of this Stock Pledge Agreement, but nothing herein shall obligate Agent or the Lenders to do any of the foregoing.

The Pledgor shall be in default under this Stock Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):

1. the occurrence of any Event of Default under the Financing Agreement;

2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue; or

3. the commencement by or against Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that any such involuntary proceeding which is commenced against Pledgor is not dismissed within thirty (30) days.

In the event of the happening of any such Event of Default, then on ten (10) days prior notice to the Pledgor, without the curing of such default within such time, Agent may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in Agent's name, or the name of Agent's nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, Agent, on behalf of the Lenders, may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by Agent under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at Agent's office

or elsewhere, on such terms and conditions, and at such prices as Agent may deem advisable, for cash, upon credit, or for future delivery, with the right on Agent's part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by Agent required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor. Upon the occurrence of an Event of Default, Agent shall also have all rights and remedies available under the Uniform Commercial Code.

Net proceeds of any such disposition as aforesaid, after deduction of all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as Agent may elect, of any of the Secured Obligations, whether then due or not due. Agent agrees to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, the Company shall continue to be fully liable for same.

Further, Agent is hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to the Pledgor, without the curing of such Event of Default within such time, to transfer to itself or to its nominee any or all of the Pledged Collateral or to register the same on the books of United or entity issuing same in Agent's name, for the benefit of the Lenders; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as Agent in its discretion deems advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

As long as no Event of Default shall have occurred hereunder, any voting rights incident to any Securities pledged as Pledged Collateral may be exercised by the Pledgor; provided, however, that the Pledgor will not exercise, or cause to be exercised, any such voting rights, without Agent's prior written consent, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

Other than the exercise of reasonable care to assure the safe custody of any Pledged Collateral in the possession of Agent from time to time, Agent does not have any obligation, duty or responsibility with respect to the Pledged Collateral. Without limiting the generality of the foregoing, Agent shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Pledged Collateral or informing the Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Pledged Collateral; (c) collect any amounts payable in respect of the Pledged Collateral (Agent being liable to account to Pledgor only for what Agent may actually receive or collect thereon); (d) sell all or any portion of the Pledged Collateral to avoid market loss or otherwise; or (e) hold the Pledged Collateral for or on behalf of any party other than the Pledgor.

This Stock Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws

of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

Pledgor hereby represents and warrants that (i) the Pledged Collateral is owned by Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in favor of Agent, for the benefit of the Lenders; (ii) there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; (iii) that Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; (iv) that any Securities pledged as Pledged Collateral have been duly authorized and validly issued and are fully paid and non-assessable; (v) any certificate evidencing Securities pledged as Pledged Collateral are valid and genuine and have not been altered; and (vi) that said Pledged Collateral is not subject to any assessment. Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

Unless Agent consents otherwise in writing or unless otherwise permitted by the Financing Agreement:

(a) Pledgor will not sell, assign (by operation of law or otherwise) or transfer its rights in any of the Pledged Collateral;

(b) Pledgor will not (i) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Pledged Collateral to any party other than to Agent, or (ii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Pledged Collateral to any party other than to Agent;

(c) Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Agent's security interest in any Pledged Collateral; or

(d) Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Securities pledged as Pledged Collateral, except as consented to in writing by Agent.

In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for Agent to exercise any of your rights hereunder, the Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Pledgor agrees to indemnify and to hold Agent harmless from and against any claim or liability; and to hold Agent harmless from and against any claim or liability caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

The Pledgor recognizes that Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

Pledgor hereby agrees to deliver to Agent any certificates, documents or other instruments evidencing any of the Pledged Collateral, to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to Agent for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order (i) to perfect and protect Agent's security interest in the Pledged Collateral, (ii) to enable Agent, on behalf of the Lenders, to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) to otherwise carry out the intent and purpose of this Stock Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which Agent may now or hereafter hold whether granted or given to Agent by the Pledgor, Company, United, Parent or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. Agent shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and Agent's exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of Agent's rights or remedies.

**AGENT AND PLEDGOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS STOCK PLEDGE AGREEMENT. PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION**

**INSTITUTED AGAINST PLEDGOR IN SUCH COURTS. IN NO EVENT WILL AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.**

The Pledgor expressly waives and relinquishes any rights of subrogation, reimbursement, indemnity or recourse to or with respect to any of the assets or properties of the Company until the Secured Obligations have been indefeasibly paid in full to Agent.

To the extent required, Pledgor hereby consents to the pledge to Agent of the Capital Stock of Parent by the other shareholders of Parent.

All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

(iii) any exchange, release or non-perfection of any collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of Agent's contained in this Agreement, the Financing Agreement or any other Loan Document, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(iv) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Financing Agreement or any other Loan Document; or

(v) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company, United, Parent or Pledgor (other than indefeasible payment in full of the Secured Obligations).

This Stock Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Stock Pledge Agreement. Delivery of an executed counterpart of this Stock Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Stock Pledge Agreement. Any party delivering an executed counterpart of this Stock Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Stock Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Stock Pledge Agreement.

If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the agreement shall remain in full force and effect and

shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

**THIS STOCK PLEDGE AGREEMENT IS NOT GIVEN IN REPLACEMENT OR NOVATION OF THAT CERTAIN STOCK PLEDGE AGREEMENT DATED JULY 14, 2004, EXECUTED BY PLEDGOR, IN FAVOR OF THE CIT GROUP/BUSINESS CREDIT, INC., COVERING CAPITAL STOCK IN UNITED OWNED BY PLEDGOR (THE "UNITED STOCK PLEDGE AGREEMENT"). THIS STOCK PLEDGE AGREEMENT IS NOT INTENDED AS, AND SHALL NOT BE CONSTRUED AS, A RELEASE OR IMPAIRMENT OF THE AGREEMENTS AND OBLIGATIONS OF THE PARTIES TO THE UNITED STOCK PLEDGE AGREEMENT. EACH PARTY HERETO HEREBY AGREES THAT ALL PROVISIONS OF THE UNITED STOCK PLEDGE AGREEMENT ARE HEREBY RATIFIED AND CONFIRMED AND SHALL REMAIN IN FULL FORCE AND EFFECT. IN ADDITION TO AND NOT IN LIMITATION OF THE FOREGOING, THE EXISTING SECURITY INTERESTS IN THE COLLATERAL PLEDGED PURSUANT TO THE UNITED STOCK PLEDGE AGREEMENT (SUCH COLLATERAL BEING HEREINAFTER REFERRED TO AS "UNITED STOCK") ARE NOT EXTINGUISHED HEREBY; AND THE MAKING, PERFECTION, AND PRIORITY OF SUCH EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN FULL FORCE AND EFFECT; AND TO THE EXTENT THE PLEDGED COLLATERAL, WHETHER BY OPERATION OF LAW OR OTHERWISE, CONSTITUTES PROCEEDS OF THE UNITED STOCK OR IS OTHERWISE IN ANY WAY ISSUED IN REPLACEMENT OR SUBSTITUTION FOR THE UNITED STOCK OR, WHETHER BY OPERATION OF LAW OR OTHERWISE, THE UNITED STOCK HAS BEEN CONVERTED OR COMBINED INTO OR EXCHANGED FOR THE PLEDGED COLLATERAL, THE EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN AND BE EFFECTIVE AS A LIEN AGAINST THE PLEDGED COLLATERAL.**

**THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS STOCK PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.**

*[The Remainder of this Page Intentionally Left Blank]*

This Stock Pledge Agreement and the other Loan Documents referenced herein or contemplated hereby constitute the entire agreement between Agent and Pledgor; supersede any prior agreements; can be changed only by a writing signed by both Agent and Pledgor; shall be binding on the heirs, administrators, executors, successors and assigns of Pledgor; and shall inure to the benefit of Agent and its respective successors and assigns.

Very truly yours,

SCOTT HELLER

Address: c/o Eddins-Walcher Company
405 North Marienfeld, Suite 300
Midland, Texas, 79701

**Schedule A to Stock Pledge Agreement**
**executed by Scott Heller**

| Issuer | Owner | Certificate # | # of Shares |
|---|---|---|---|
| United Fuel & Energy Corporation | SCOTT HELLER | | |